PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(3) of the Rules and Regulations Under the Securities Act of 1933
(To Prospectus dated May 4, 2023)

Registration Statement No. 333-268510

SATIXFY COMMUNICATIONS LTD.

Ordinary Shares
Warrants to Purchase Ordinary Shares

This prospectus supplement supplements the prospectus dated May 4, 2023 (the “Prospectus”), which forms a part of our registration statement on Form F-1 (No. 333-268510). We have attached to this prospectus supplement, and incorporated by reference into it, the report on Form 6-K filed with the Securities and Exchange Commission on October 31, 2023 by SatixFy Communications Ltd. relating to the closing of the transactions contemplated by the Share Purchase Agreement, dated August 31, 2023, between the Company and MDA Space and Robotics Limited, an affiliate of MDA Ltd,

This prospectus supplement, together with the Prospectus, is to be used by the selling shareholders listed in the prospectus in connection with offers and sales from time to time of the ordinary shares and warrants to purchase ordinary shares of SatixFy Communications Ltd.

October 31, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13A-16 OR 15D-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2023
Commission File Number: 001-41641

SATIXFY COMMUNICATIONS LTD.
 (Translation of registrant’s name into English)

12 Hamada Street, Rechovot 670315
Israel
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒          Form 40-F ☐

EXPLANATORY NOTE

On October 31, 2023, SatixFy Communications Ltd. (the “Company”) issued a press release announcing the closing (the “Closing”) of the sale of all of the outstanding ordinary shares in the capital of SatixFy Space Systems UK Ltd., a wholly-owned subsidiary of the Company, to  MDA Space and Robotics Limited (the “Purchaser”), an affiliate of MDA Ltd. (“MDA”), pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated August 30, 2023, between the Company and the Purchaser, as described in the Current Report on Form 6-K submitted by the Company to the Securities and Exchange Commission on August 31, 2023 (the “Prior Form 6-K”). The press release is attached hereto as Exhibit 99.1 and is deemed incorporated herein.

In connection with the Closing, the Company and/or certain of its affiliates, entered into certain agreements with MDA and/or certain of its affiliates as contemplated by the Purchase Agreement and described in the Prior Form 6-K, including but not limited to a Non-Compete Agreement, Master Purchase Agreement, Investor Rights Agreement, License Agreement  and Escrow Service Agreements (each as defined below), a copy of each of which is filed as an exhibit to this Form 6-K (all such transactions contemplated by the Purchase Agreement and the agreements executed in connection therewith, the “MDA Transactions”).

At the Closing, SatixFy and MDA entered into a non-competition agreement (the “Non-Compete Agreement”), which provides, among other things, that for a period of five (5) years following the Closing (three (3) years in the event of a change of control of the Company or SatixFy UK Limited), SatixFy will not compete with MDA in the business of designing and producing digital payloads, subject to certain exclusions. Additionally, affiliates of SatixFy and an affiliate of MDA entered into a Transition Services Agreement at the Closing for the provision by SatixFy to MDA, and vice versa, of certain services on a transitional basis (the “Transition Services Agreement”).  Substantially all of the services (with limited exceptions) under the Transition Services Agreement are expected to be performed by the parties at no cost.

SatixFy UK Limited and a wholly-owned subsidiary of MDA entered into a Master Purchase Agreement (the “Master Purchase Agreement”) at the Closing, providing for the terms of orders of SatixFy’s space grade chips, including certain prepayment, exclusivity and preferred pricing terms in respect of such chips for MDA. Under the Master Purchase Agreement, under certain conditions SatixFy UK Limited shall be required to refund to MDA amounts pre-paid by MDA in respect of future purchases of products, together with a pre-determined fee. Additionally, SatixFy and MDA entered into the Three-Party Escrow Service Agreements (the “Escrow Service Agreements”) and License Agreement (the “License Agreement”) at the Closing pursuant to which certain SatixFy intellectual property in  respect of SatixFy certain space grade chips would be placed into escrow for the benefit of MDA and released to MDA for its use of the licensed intellectual property (including without limitation principally the right to complete the development of certain space grade chips and incorporate it in its payload products, or otherwise, and own improvements that it creates) under the License Agreement upon occurrence of certain contingencies under the Escrow Service Agreements (including certain insolvency events and certain breaches of the Master Purchase Agreement by SatixFy UK Limited).

SatixFy and MDA entered into an Investor Rights Agreement (the “Investor Rights Agreement”) at the Closing pursuant to which SatixFy granted to MDA, among other things, board of director observer rights, information rights with respect to the development of SatixFy’s space grade chips; notice rights regarding transactions that would result in a change of control or a sale of a material portion of the respective assets of the Company or certain of its affiliates; and a right to be afforded with an opportunity to participate in certain of such sale processes. SatixFy and MDA and certain affiliates also entered into the Digital Payload License Agreement (the “Digital Payload License Agreement”) pursuant to which SatixFy granted MDA a non-exclusive license to certain intellectual property of SatixFy related to digital payloads.

Certain affiliates of SatixFy and MDA also entered into Three-Party Escrow Service Agreements (the “Escrow Service Agreements”) and a License Agreement (the “License Agreement”) pursuant to which certain SatixFy intellectual property in respect of certain of SatixFy’s space grade chips is to placed into escrow for the benefit of MDA and released to MDA for its use of the licensed intellectual property (including without limitation principally the right to complete the development of certain space grade chips and incorporate it in its payload products), or otherwise under the License Agreement, all upon occurrence of certain contingencies under the Escrow Service Agreements (including certain insolvency events and failure to deliver products under the Master Purchase Agreement not cured within thirty (30) days).  The license in the event of the occurrence of these contingencies would be  a perpetual, irrevocable (unless the License Agreement is terminated due to a material breach by MDA), royalty-bearing, fee bearing, non-exclusive, non-transferable (except certain sublicensing rights) right and license to, develop, produce, operate, maintain, make improvements, make, use, offer to sell, sell, commercialize, import or otherwise deal with certain of SatixFy’s space grade chips anywhere in the world, solely as incorporated in digital payloads and not standalone.

Concurrently with the Closing, the Company also entered into the Consent, Waiver and Fourth Amendment (the “Fourth Amendment”) to that certain Credit Agreement dated as of February 1, 2022, as amended, among the Company, the lenders thereto (the “Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent (as amended from time to time, the “Credit Agreement”).

Pursuant to the Fourth Amendment, the Lenders provided their consent to the Company’s entry into of the Purchase Agreement and the consummation of the MDA Transactions and amended the Credit Agreement to (i) terminate the requirement of the Company to provide a weekly certification regarding its cash balances following the Closing; (ii) (A) provide that any material breach or “event of default” of the Company or similar event under any definitive agreement governing the MDA Transactions (a “Transaction Agreement”) or security agreement entered into by the Company or its affiliates with MDA or any of its affiliates in connection with the MDA Transactions (an “MDA Security Document”); or (B) any event or condition occurs (x) that results in any of the obligations under any Transaction Agreement or any MDA Security Document becoming due prior to its scheduled maturity or (y) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such obligations or any trustee or agent on its or their behalf to cause such obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, then such material breach, event of default, event or condition will, in each case, constitute a default under the Credit Agreement; and (iii) amend the requirement of the Company to provide a pro forma business plan, pursuant to the terms of the Third Amendment, to be delivered by the Company by December 31, 2023

The summary herein of each of the Fourth Amendment, Non-Compete Agreement, Master Purchase Agreement,  License Agreement, Investor Rights Agreement and Escrow Service Agreements is qualified in its entirety by reference to each such agreement, which is filed as an exhibit to this Report on Form 6-K and is deemed incorporated herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Non-Competition Agreement, dated October 31, 2023 between MDA and the Company.

4.2*	Master Purchase Agreement, dated October 31, 2023 between Macdonald, Dettwiler and Associates Corporation and the Company.

4.3*	License Agreement, dated October 31, 2023 among MacDonald Dettwiler and Associates Corporation, Satixfy UK Limited and Satixfy Israel Ltd.”.

4.4*	The Investor Rights Agreement, dated October 31, 2023 between the Company and MDA Ltd..

4.5*+	Three-Party Escrow Service Agreement, dated October 31, 2023 by and among SatixFy UK Limited, MacDonald Dettwiler and Associates Corporation and ESOP Trust Management and Company Ltd.

4.6*+
Three-Party Escrow Service Agreement, dated October 31, 2023 by and among SatixFy UK Limited, MacDonald Dettwiler and Associates Corporation and ESOP Trust Management and Company Ltd. (with respect to different intellectual property than the agreement in Exhibit 4.5)

4.7+
Consent, Waiver and Fourth Amendment, dated as of October 31, 2023, to Credit Agreement dated as of February 1, 2022, as amended, among the Company, the lenders thereto and Wilmington Savings Fund Society, FSB, as administrative agent.

99.1	Press release dated October 31, 2023.

*  Certain identified confidential information in this Exhibit has been omitted because such identified confidential information is (i) the type the Company treats as private or confidential and (ii) is not material.

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

This 6-K is hereby incorporated by reference into the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 25, 2022 (Registration No. 333-268005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SatixFy Communications Ltd.

By:	/s/ Oren Harari
Oren Harari
Interim Chief Financial Officer

October 31, 2023

Exhibit 4.1

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

THIS NON-COMPETITION AGREEMENT is dated [●] and made between:

(1)	MDA LTD., a corporation formed under the laws of the Province of Ontario (“MDA”); and

(2)	SATIXFY COMMUNICATIONS LTD., a limited liability company organized under the laws of the State of Israel (the “Seller”).

RECITALS:

(A)
Pursuant to a share purchase agreement dated August 30, 2023 (the “Purchase Agreement”) between the Seller and MDA Space and Robotics Limited (the “Purchaser”), an Affiliate (as defined herein) of MDA, the Seller has sold to the Purchaser and the Purchaser has purchased from the Seller, all of the outstanding ordinary shares in the capital of SatixFy Space Systems UK Ltd. (the “Corporation”), a private limited company formed under the laws of England and Wales.

(B)	The Seller and MDA, through the Purchaser, has derived, and will derive, substantial economic benefits from the transactions contemplated in the Purchase Agreement.

(C)
So that MDA and its Affiliates (including the Corporation) may realize the full value associated with the Purchaser’s purchase of the Corporation pursuant to the Purchase Agreement, the Seller has agreed that it will refrain from competing with MDA and its Affiliates (including the Corporation), all in accordance with the terms of this Agreement.

(D)
The Seller has voluntarily entered into this Agreement and agrees that the limitations and restrictions set out in this Agreement are reasonable and not oppressive and are intended to protect MDA’s substantial investment through the Purchaser and legitimate business interests under the Purchase Agreement.

(E)
MDA, through the Purchaser, would not have acquired the ordinary shares of the Corporation and would not have entered into the other transactions and agreements contemplated by the Purchase Agreement without a commitment by the Seller to execute and deliver this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Parties agree as follows:

Article 1
Interpretation

1.1	Definitions

In this Agreement, the following words have the following meanings:

“Affiliate” of any Person means any other Person who, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, and for these purposes: (a) a body corporate is controlled by one or more Persons if (i) securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are beneficially owned by the Person or Persons, and (ii) the votes attached to those securities are sufficient to elect a majority of the directors of the body corporate, (b) an association, partnership or other organization is controlled by one or more Persons if (i) more than 50% of the partnership or other ownership interests, however designated, into which the association, partnership or other organization is divided are beneficially owned by the Person or Persons, and (ii) the Person or Persons are able to direct the business and affairs of the association, partnership or other organization or the appointment of its management, (c) a body corporate, association, partnership or other organization is controlled by one or more Persons if the Person or Persons have, directly or indirectly, control in fact of the body corporate, association, partnership or other organization, and (d) a body corporate, association, partnership or other organization that controls another body corporate, association, partnership or other organization is deemed to control any body corporate, association, partnership or other organization that is controlled or deemed to be controlled by the other body corporate, association, partnership or other organization; and “control”, “controlled” and similar expressions have corresponding meanings.

“Agreement” means this non-competition agreement as it may be amended, restated, replaced or supplemented from time to time.

“Business” means the business of the design and production of Digital Payloads carried on by MDA or any of its Affiliates (including the Corporation).

“Connected Person” means (a) an Affiliate of the Seller, or (b) a Person being or acting, with authority of the Seller or an Affiliate of the Seller, as an employee, agent, joint venturer, partner, independent contractor, licensee, franchisee, director, officer, consultant of, or for the Seller or an Affiliate of the Seller.

“Corporation” has the meaning specified in the Recitals.

“Digital Payload” means satellite payloads or payload sub-systems such as, but not limited to, on board processors, digital beamformers, and direct radiating arrays, which require full or partial signal digitization.

“Embedded Software Layer” means generic software to enable the functionalities described in the datasheets applicable to the Products, and which is intended to be used by multiple customers solely as part of the Products that are incorporated into MDA’s proprietary Digital Payloads (not standalone).

“MDA” has the meaning specified in the Preamble.

“MDA Restricted Employee” has the meaning specified in Section 2.4(a).

“Parties” mean the Seller and MDA and any other Person who may become a party to this Agreement, and “Party” means any one of them.

“Products” means the [***] chips, and subsequent improved chips with similar functionality, provided with the required Embedded Software Layer (in object code)

“Purchase Agreement” has the meaning specified in the Recitals.

“Purchaser” has the meaning specified in the Recitals.

“Restricted Employee” has the meaning specified in Section 2.3(a).

“Restricted Period” means the period commencing on the date of this Agreement and ending on the earlier occurrence of: (i) the date which is five (5) years following the Closing; and (ii) if a Change of Control (as defined in the Master Purchase Agreement) of the Seller or SatixFy UK is completed after January 1, 2025, the date that is three (3) years following the Closing.

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“Restricted Territory” means anywhere in the world.

“Seller” has the meaning specified in the Preamble.

“Specified Product Projects” means: [***].

1.2	Other Defined Terms

Capitalized terms used in this Agreement without definition have the respective meanings specified in the Purchase Agreement.

1.3	Gender and Number

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, words importing the singular number only (including defined terms) include the plural and vice versa, and words importing a gender include all genders and, in each case, the rest of any sentence including such words is to be construed as if the necessary grammatical changes had been made.

1.4	Certain Phrases and Calculation of Time

(a)	In this Agreement:

(i)	the words “including” and “includes” mean “including (or includes) without limitation”; and

(ii)
in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”, and if the last day of any such period is not a Business Day, such period shall end on the next Business Day.

(b)
When calculating the period of time “within” which or “following” which any act or event is required or permitted to be done, notice given or steps taken, the date which is the reference date in calculating such period is to be excluded from the calculation. If the last day of any such period is not a Business Day, such period shall end on the next Business Day.

1.5	Headings, Etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this Agreement.

1.6	No Presumption

The Parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement and have had full opportunity to review and consider the terms of this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties. No presumption or burden of proof should arise in favour of any Party by virtue of the authorship of any provision of this Agreement.

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1.7	Governing Law

(a)	This Agreement is governed by and is to be interpreted and enforced in accordance with the laws of the State of New York.

(b)
Subject to the dispute resolution provisions of this Agreement, each of the Parties irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of, or relating to, this Agreement. Each of the Parties waives objection to the venue of any action or proceeding in such court or any argument that such court provides an inconvenient forum.

(c)	Each of the Parties irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of, or related to, this Agreement.

Article 2
Non-Competition and Other Covenants

2.1	Recitals

MDA and the Seller represent and warrant to each other that the recitals set forth above are true in substance and in fact and that the purpose of this Agreement is to protect the legitimate interests of MDA and its Affiliates (including the Corporation) by providing, inter alia, for the broadest scope, the longest duration and the widest territory permitted by law.

2.2	Non-Competition

(a)
During the Restricted Period, the Seller shall not, on its own behalf or on behalf of, or together with, any other Person, directly or indirectly, in any capacity whatsoever (including by or through a Connected Person):

(i)
carry on, be engaged in, have any financial or other interest in, or be otherwise commercially involved in, any endeavour, activity or business in all or any part of the Restricted Territory which is the same as, or substantially similar to, or competes with the Business; or

(ii)
advise, assist, invest in, lend money to, guaranteed the debts or obligations of, or permit the use of the Seller’s name or tradename or any part thereof by, any Person that carries on any endeavour, activity or business in all or any part of the Restricted Territory which is the same as, or substantially similar to, or competes with the Business.

(b)
For the avoidance of doubt, nothing in this Agreement shall prohibit or restrict the Seller or any of its Affiliates, in each case on its own respective behalf or together with any other Person, during the Restricted Period from directly or indirectly (including by or through a Connected Person) designing, manufacturing, marketing, or selling:

(i)
Products (except in respect of the Specified Product Projects) to any Person, including any Person (other than the Seller or any of its Affiliates) engaged in the business of designing and producing Digital Payloads;

(ii)
to any Person (other than the Seller or any of its Affiliates) engaged in the business of designing and/or producing Digital Payloads, any sub-systems circuitry that incorporates or uses the Products; provided that, the Seller obtains the prior written consent of MDA that such design, manufacture, marketing, sale or other activity would not contravene the provisions of Section 2.2(a) of this Agreement (such consent not to be unreasonably withheld or delayed);

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(iii)
digital beamforming antennas; provided that, any such digital beamforming antennas shall not directly or indirectly compete with any antennas designed, manufactured, marketed or sold by MDA or any of its Affiliates, as determined by MDA in its sole discretion; or

(iv)	digital beamformers (subject to compliance with Section 2.2(b)(iii)) for: [***].

(c)
The Parties acknowledge and agree that the covenant referred to in Section 2.2(a) is integral to the Purchase Agreement and has been granted to maintain or preserve the fair market value of the Purchased Shares.

2.3	Non-Solicitation of the Corporation’s Employees

[***]

2.4	Non-Solicitation of the Seller’s Employees

[***]

2.5	Portfolio Exception

Notwithstanding any other provision of this Agreement, the Seller and its Affiliates may together own up to 1% in aggregate of the publicly traded voting or non-voting securities of any Person which engages in, or is otherwise affiliated with, a business which competes with the Business and with which the Seller and its Affiliates have no other connection whatsoever.

Article 3
Remedies

3.1	Reasonableness

Each Party acknowledges that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and its Affiliates and constitute a material inducement for such Party and/or its Affiliates to enter into the Purchase Agreement and consummate the Transactions. In the event that any covenant contained in this Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, exclusively in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law.

3.2	Injunctive Relief

Each Party acknowledges and agrees that the other Party and its Affiliates  would suffer irreparable harm if it breaches any of its obligations set out in this Agreement and that monetary damages would be inadequate compensation. Accordingly, each Party agrees that, in the event of a breach or threatened breach by it of any of the provisions of this Agreement, the other Party shall be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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3.3	Accounting for Profits

If a Party breaches any of its obligations as set out in this Agreement, the other Party shall be entitled to an accounting and repayment of any and all profits, compensation, royalties, commissions, remunerations or benefits which the breaching Party, directly or indirectly, shall have realized as a result of any such breach.

3.4	Other Remedies

The right of a Party to injunctive relief and an accounting for profits shall be in addition to any and all other remedies available to it and shall not be construed to prevent it from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it including the recovery of monetary damages.

Article 4
Miscellaneous

4.1	Notices

Any notice, direction, consent or other communications given under this Agreement must be in writing and delivered by courier, by personal delivery or by electronic transmission (including by fax or email) as follows:

(a)	to MDA at:

MDA Ltd.
9445 Airport Road, Brampton
ON, L6S 4J3. Canada

Attention:   [***]
Email:          [***]

with a copy (which does not constitute notice to MDA) to:

Norton Rose Fulbright Canada LLP
222 Bay Street, Suite 3000
Toronto, ON
M5K 1E7

Attention:   [***]
Email:          [***]

(b)	to the Seller at:

SatixFy Communications Ltd.
12 Hamada Street,
Rehovot 7670316,
Israel

Attention:   [***]
Email:          [***]

with a copy (which does not constitute notice to the Seller) to:

Goldfarb, Gross, Seligman & Co.
One Azrieli Center
Tel Aviv 6701101
Israel

Attention:   [***]
Email:          [***]

Any such communication shall be deemed to have been given and received on the day on which it was so delivered or transmitted (if a Business Day, and if not, then on the next succeeding Business Day) unless received after 5:00 pm (local time in the place of receipt) in which case it shall be deemed to have been given and received on the next succeeding Business Day.

A Person may change its address for service by notice given in accordance with the foregoing and any subsequent communication must be sent to such Person at its changed address.

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4.2	Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement of the Parties.

4.3	Waiver

The failure or delay by a Party in enforcing, or insisting upon strict performance of, any provision of this Agreement does not constitute a waiver of such provision or in any way affect the validity or enforceability of this Agreement (or any of its provisions) or deprive a Party of the right, at any time or from time to time, to enforce or insist upon strict performance of that provision or any other provision of this Agreement. Any waiver by a Party of any provision of this Agreement is effective only if in writing and signed by such Party.

4.4	Severability

The Parties agree that each of the covenants contained in this Agreement of this Agreement are separate and distinct. If any provision of this Agreement is determined by an arbitrator or a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect, without amendment, and that any such illegality, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.5	Time of the Essence

Time is of the essence in this Agreement.

4.6	Successors and Assigns

This Agreement shall become effective when executed by the Parties and after that time shall be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, duties or obligations under this Agreement are assignable or transferable by a Party without the prior written consent of the other Party. Any attempt to assign any of the rights, duties or obligations in this Agreement without such written consent is void.

4.7	Further Assurances

From time to time after Closing, each Party shall, at the request of the other Party, execute and deliver such additional assurances and perform or cause to be performed such further and other acts or things as may be reasonably required to give effect to, and carry out the intent of, this Agreement.

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4.8	Counterparts and Electronic Delivery

This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original. All such signed counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by electronic means (including in PDF format) shall be as valid and effective as delivery of an originally or manually executed copy of this Agreement.

4.9	Language

The Parties confirm having requested that this Agreement and all notices or other communications relating to it be drawn-up in the English language only.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF the Parties have executed this Non-Competition Agreement.

MDA LTD.
By:	/s/ Martin J. Herman
Authorized Signing Officer
SATIXFY COMMUNICATIONS LTD.
By:	/s/ Oren Harari /s/ Yoav Leibovitch
Authorized Signing Officer

(Signature Page for Non-Competition Agreement)

Exhibit 4.2

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Master Purchase Agreement

This master purchase agreement (the "Agreement"), dated XXX (the "Effective Date"), is entered into between

MacDONALD, DETTWILER AND ASSOCIATES CORPORATION, a corporation organized under the laws of Canada with company registration number 1163280531, having its office at 21025 Trans-Canada Highway, Sainte-Anne-de-Bellevue, Québec, Canada H9X 3R2 (the "Buyer")

and

SATIXFY UK LIMITED, a private limited company governed by the laws of England and Wales with company registration number 09966402, having its office at Spectrum Point, 279 Farnborough Rd, Farnborough GU14 7LS, United Kingdom, on its behalf and on behalf of its Affiliates (as defined herein below) (the "Seller")

(each a "Party", and together, the "Parties")

WHEREAS Seller is in the business of designing, Manufacturing and selling the Products (as defined in Section 1.01 hereinbelow);

WHEREAS the Products are the subject of a Pricing and Pre-Purchase Agreement entered into on 27 January 2022 between the Parties (as amended, restated, supplement or otherwise modified to the date hereof, the "Pre-Purchase Agreement");

AND WHEREAS Buyer wishes to continue purchase the Products from Seller and Seller desire to supply Products to Buyer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION I
DEFINITIONS

Section 1.01          Definitions. Capitalized terms have the meanings set forth or referred to in this Section 1.01.

"Accounting Standard" means a set of accounting principles that Seller applies for itself, such principles being formally recognized in the jurisdiction(s) in which Seller operates.

“Agreed Price” has the meaning ascribed to it in Section 5.02.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

"Business Day" means any day other than a Saturday, Sunday, or any other day on which banks located in England and Wales or the Province of Québec are authorized or required by Law to be closed for business.

"Certificate of Conformance" means one or several documents issued by Seller and Seller’s suppliers and subcontractors, confirming on Seller’s behalf through the signature of a duly authorized officer that the Products delivered have fully complied with Quality Standards and Specifications, and have successfully undergone the Product Assurance Plan.

“Change Of Control” means, with respect to any Person that is a legal entity, the occurrence of any of the following events: (a) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of such Person, or sale or exchange of its outstanding securities (or similar transaction or series of related transactions), in each case, in which the holders of such Person’s outstanding voting shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than Fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding shares of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether such Person is the surviving entity; (b) the disposition by such Person (whether directly or indirectly, by sale of assets or shares, merger, consolidation or otherwise) of all or substantially all of its business in one transaction or series of related transactions; (c) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all, or substantially all, the assets of such Person; or (d) any person shall have obtained the power (whether or not exercised) to elect a majority of the members of the governing body of such Person other than persons who are, immediately before the events giving rise to obtaining such powers, founders, directors or officers of such Person provided that in all cases (a) to (d) the issuance of securities of such Person as part of a financing transaction shall in all circumstances be deemed not to be a Change of Control.

"Control" (and with correlative meanings, the terms "Controlled by" and "under common Control with") means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person, whether through the ownership of voting securities, by contract, or otherwise.

"Defective" means not conforming to the Product warranty under Section 8.01 and Section 8.02 and “Defect” shall be construed accordingly.

"Defective Products" means products shipped by Seller to Buyer pursuant to the Agreement that are Defective.

“Deliberate Default” means the undertaking by Seller of any act or omission in complying with the terms of the Agreement that i) was intended to cause harm to Buyer or ii) was a conscious decision to repudiate its contractual obligations.

"Delivery Date" means the delivery date or dates as specified in a Purchase Order.

"Delivery Location" means the street address for delivery of the Products specified in the applicable Purchase Order.

“Deviation” means a specific written authorization, granted by Buyer prior to the Manufacture of an item, to depart from Specifications (as defined hereinbelow) for a specific number of units and/or a specified period of time.

“Digital Payload” means satellite payloads or payload sub-systems such as, but not limited to, on board processors, digital beamformers, and direct radiating arrays, which require full or partial signal digitization.

“Embedded Software Layer” means generic software to enable the functionalities described in the chip datasheets in Exhibit B, and which is intended to be used by multiple customers solely as part of the Products that are incorporated into Buyer proprietary Digital Payloads (not standalone).

"Equipment" means all machinery, equipment, Tooling, furnishings, and fixtures of any kind, nature, or description, that are used in the Manufacture of Products now owned or hereafter acquired by Seller, as well as all (a) additions to, substitutions for, replacements of and accessions to any of the foregoing items, and (b) attachments, components, parts (including spare parts), and accessories installed thereon or affixed thereto.

"Foreground IP Rights" means any IP Rights developed after the Effective Date with respect to the Products (or any part thereof), including for the design, Manufacture of, or for incorporation into, the Products or any part thereof.

"Governmental Authority" means as applicable to each Party any federal, provincial, territorial, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, award, or determination entered by or with any Governmental Authority.

"Incoterms" means for shipments by sea and inland waterway: CFR (Buyer location, Montréal or UK), Incoterms 2020, and for shipments by airfreight: CPT (Buyer location, Montréal or UK) provided that by way of modification to CPT the destination terminal charges shall be borne equally between the Parties.

"Inventory Bank" means, at any time, no less than Five percent (5%) of the total number of units of the relevant Product which has been ordered in the immediately preceding 12 month period, until expiry of the applicable Warranty Period in accordance with Section 8.01 hereof).

"IP Rights" means all industrial and other intellectual property rights comprising or relating to: (a) Patents; (b) Trademarks; (c) internet domain names, whether or not Trademarks, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, website, and URLs; (d) works of authorship, expressions, designs, design registrations and industrial design registrations, whether or not copyrightable or registerable, including copyrights and copyrightable works, software, and firmware, application programming interfaces, architecture, files, records, schematics, data, data files, and databases and other specifications and documentation; (e) Trade Secrets; (f) integrated circuit topologies, semiconductor chips, mask works, and the like; and (g) all industrial and other intellectual property rights, and all rights, interests, and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the Laws of any jurisdiction throughout any part of the world.

"Law" means as applicable to each Party any statute, law, ordinance, regulation, binding rule, binding code, constitution, treaty, common law, Governmental Order, or other requirement or rule of law of any Governmental Authority.

"Licensed Programs" means all of the computer programs that must be supported by Seller under the Agreement.

"Licensed Software" means the Licensed Programs and the Software Documentation collectively.

"Maintenance Releases" means all available enhancements, extensions, improvements, upgrades, updates, releases, versions, renames, rewrites, cross-grades, components and back grades or other modifications to the Licensed Software developed or published or sold by Seller or its licensors;

"Manufacture" means manufacture, packaging, production, assembly, testing, storage in respect of finished goods pre-delivery, packing, and delivery by or on behalf of Seller (“Manufactured” and “Manufacturing” shall be construed accordingly).

"Media" means the material or medium on which the Licensed Programs are stored for delivery to Buyer, including electronic media such as magnetic disks or electronic downloads. Media does not include the Licensed Software stored on the Media.

"Non-Conforming Products" means any Products received by Buyer from Seller that: (a) do not conform to the make, model and/or number/UPC/SKU in any applicable Purchase Order; (b) do not fully conform to any Specifications and Quality Standards,; and/or (c) on visual inspection, are otherwise determined by Buyer to be Defective. Where the context requires, Non-conforming Products are deemed to be Products for purposes of the Agreement.

"Patents" means all patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions, and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents, and patent utility models).

"Permits" means permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from any Governmental Authority.

"Person" means any individual, partnership, corporation, trust, unlimited liability company, unincorporated organization, association, Governmental Authority, or any other entity.

"Personnel" means any agents, employees, contractors, or subcontractors engaged or appointed by a Party.

“Product Assurance Plan” means the product assurance plan, such document namely including the acceptance plan and the qualification plan, the whole as annexed in Exhibit B to the Agreement and as may be updated from time to time by way of amendment to the Agreement.

“Products” means the [***] chips, and subsequent improved chips with similar functionality, with performance as specified in Exhibit B as a minimum, provided with the required Embedded Software Layer (in object code).

"Purchase Order" means a purchase order issued by Buyer to Seller, which shall contain the details specified in subsection 2.02(2) hereinbelow, and which has not been rejected by Seller in accordance with the terms of the Agreement.

“Quality Standards” means, at any point in time, (a) the standards contained in the Product Assurance Plan and as herein incorporated, in respect of the Products and the Manufacture and shipping of same; and (b) the standards applied by certification agencies and regulatory authorities having authority over the Products and the Manufacture, sale and distribution of same.

“Representatives” means a Party’s Affiliates and each of their respective Personnel, officers, directors, partners, shareholders, agents, lawyers, attorneys, third party advisors, successors, and permitted assigns.

“Software Documentation” means all of the manuals, handbooks, user guides and other human-readable material which have been provided by Seller to Buyer for use with the Licensed Programs, whether provided in printed form or on magnetic tape, disk or on other Media.

“Software Error” means any software instruction or statement contained in or absent from the Licensed Programs, which, by its presence or absence, prevents the Licensed Programs from operating in accordance with the Specifications.

"Specifications" means the datasheets annexed in Exhibit B to the Agreement [***] thereafter as mutually agreed.

“Support Period” means the period equivalent to [***] of successful operations after the intentional launch of the first Digital Payload, during which Seller must support the Product, in accordance with the conditions of the Agreement.

“Taxes” means any commodity tax, including sales, use, excise, value-added, consumption, or other similar tax, including penalties or interest, imposed, levied, or assessed by any Governmental Authority.

“Tooling” means, collectively, all tooling, dies, test and assembly fixtures, gauges, jigs, patterns, casting patterns, cavities, molds, and documentation (including engineering specifications and test reports) used by Seller in connection with its Manufacture and sale of the Products, together with any accessions, attachments, parts, accessories, substitutions, replacements, and appurtenances thereto.

“Trade Secrets” means all inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections, patent disclosures, and other confidential and proprietary information and all rights therein.

“Trademarks” means all rights in and to Canadian and foreign trademarks, service marks, trade dress, trade and business names, brand names, logos, symbols, designs, corporate names, domain names and other similar designations of source, sponsorship, association or origin, together with the goodwill symbolized by any of the foregoing, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection in any part of the world.

”Waiver“ means a specific written authorization by Buyer to accept an item, which during Manufacture, or after having been submitted for inspection or acceptance, is found by Buyer to depart from Specifications, but is nevertheless considered by Buyer as suitable for use “as is”, or after Seller repair by a Buyer-approved method.

SECTION II
SCOPE OF WORK

Section 2.01          Manufacture, Purchase, and Sale.

(a)
Subject to the terms and conditions of the Agreement, during the Term, Buyer may purchase Products from Seller, and Seller must Manufacture, or have Manufactured, and sell Products to Buyer, at the Agreed Price (as specified in Section 5.02) and in Buyer’s opinion acting reasonably, in full conformity with applicable Specifications and Product Assurance Plan (namely in accordance with Exhibit B).

(b)	Notwithstanding any provision to the contrary, Buyer is not obligated to purchase any minimum quantities from Seller under the Agreement.
(c)	Except as expressly set out in the Agreement, Seller shall be responsible for all labour, materials, Equipment, and facilities necessary for the Manufacture and sale of Products under the Agreement.
(d)
Buyer shall, from time to time, provide Seller with rolling demand forecasts for the delivery of each Product (“Forecast(s)”). The Forecast is a non-binding, good-faith estimate, at the time such Forecast is made, of Buyer’s demand for each Product for the following Twelve (12) month period.

(e)	Buyer shall not act as a reseller or distributor of the Products as standalone products.
(f)	Buyer shall provide to Seller such information or documentation as Seller may reasonably request in order for Seller to deliver the Products as contemplated by the Agreement.

Section 2.02          Order of Precedence. All Purchase Orders shall form part of the Agreement and incorporate all of the terms and conditions hereof. Subject to subsection 2.02(2), if any terms and conditions contained in a Purchase Order and/or exhibit to the Agreement conflict with any terms and conditions contained in the body of the Agreement, the order of precedence is:

(a)	the Purchase Order;
(b)	Exhibit A Prices;
(c)	Exhibit B Products’ Specifications, Requirements and Plans;
(d)	Exhibit C Illustrative Example of Draw-Down Against Pre-Purchase Amount; and
(e)	the body of the Agreement.

Section 2.02(1) Flow-Downs. All Purchase Orders may additionally be subject to terms and conditions that Buyer flows down to Seller such that Buyer’s customer-facing obligations may be fulfilled. Such flow-downs will be reasonable and commensurate with Seller’s scope of work. Upon Seller’s request, Buyer shall provide Seller with a certificate signed by a duly authorized senior executive of Buyer, confirming that the flowed-down terms are reasonably required in order to enable or facilitate Buyer’s fulfilment of its customer-facing obligations.

Section 2.02(2) Purchase Order Additional Terms and Conditions. A Purchase Order shall only take precedence over the Exhibits and/or body of the Agreement, as the case may be, to the extent that it lists: (i) Products to be purchased; (ii) quantity of each of the Products ordered as applicable; (iii) Delivery Date(s); (iv) unit price for each of the Products insofar as such price is lower than the Agreed Price; (v) billing address; (vi) Delivery Location(s); (vii) termination liability schedule (in respect of the Purchase Order only); (viii) instalment deliveries, if any; (ix) flowed-down terms and conditions; and (x) liquidated damages, as applicable. Exhibits A, B and C, and the body of the Agreement shall take precedence over the Purchase Order in all other respects. Each Purchase Order must contain a termination liability schedule.

These terms and conditions are the exclusive governing terms and conditions between the Parties with respect to all Purchase Orders. All other terms and conditions, including without limitation those that may be contained in any Seller document, are expressly excluded.

Section 2.03          Capacity and Availability. Throughout the Term, Seller must:

(a)	maintain the capacity and availability to supply Buyer’s requirements for the Products as communicated by Buyer to Seller, at Buyer’s sole discretion, from time to time;
(b)	provide quotations to Buyer in a timely manner whenever so requested by Buyer;
(c)	maintain an Inventory Bank at its sole expense and risk; and
(d)	not prioritize its commitments to any other customer of Seller to the detriment of any of its obligations under the Agreement.

Without limitation to the foregoing, Seller will provide all Personnel, tools, software, material, services, facilities, and other resources necessary to provide the Products to Buyer as set forth in the Agreement in accordance with the terms hereof. If Seller’s ability to provide the Products to Buyer in accordance with the Agreement is, or is expected by Seller to be, constrained for any reason (including any constraint in engineering Personnel, Equipment, or materials), Seller shall allocate the constrained resource(s) toward the supply of Products to Buyer, as required under the Agreement, before using any such resource for any other purpose.

Section 2.04          Exclusivity. [***]

SECTION III
PURCHASE ORDER PROCEDURE
Section 3.01          Purchase Orders. Buyer reserves the right to issue Purchase Orders to Seller at any time, and shall do so in written form, electronically or via mail. For each Purchase Order, Buyer and Seller shall, in good faith, discuss the proposed terms and conditions of the Purchase Order including terms that are supplemental to, and/or diverging from, those contained in the Agreement.

Section 3.02          Acceptance, Rejection, and Cancellation of Purchase Orders. Seller shall accept or reject each Purchase Order within Ten (10) Business Days of receipt thereof. Seller must not reject a Purchase Order unless the additional and/or diverging terms and conditions set out therein are demonstrably unreasonable, having taken into account the terms and conditions of the Agreement.

If Seller fails to notify its acceptance or rejection within the time set forth in the first sentence of this section or otherwise commences performance under such Purchase Order, Seller will be deemed to have accepted the Purchase Order.

Section 3.03          Buyer's Right to Request Amendments to Purchase Orders. Buyer may, on Notice to Seller, request changes to a Purchase Order. The process for amending any Purchase Order shall be the same as that of the original Purchase Order, as set out in Section 3.01 and Section 3.02 hereinabove.

SECTION IV
SHIPMENT, DELIVERY AND ACCEPTANCE

Section 4.01          Shipment and Delivery Requirements. Time is of the essence under the Agreement, subject always to the terms of the Agreement. Seller shall procure materials for, Manufacture, package, mark, and ship Products strictly in the quantities, by the methods, to the Delivery Locations and by the Delivery Dates, specified in the Product Assurance Plan or in the applicable Purchase Order. Delivery times will be measured to the time that Products are actually received at the Delivery Location.

Buyer agrees that it shall not take any action to enforce any rights or remedies that it may have against Seller in connection with a failure by Seller to deliver Products within the timeframes specified in a Purchase Order until the earlier of (i) Thirty (30) days after the applicable Delivery Date; and (ii) the occurrence of an event specified in Section 18.03(c). The foregoing is without prejudice to the rights of Buyer to issue a Notice of default under the Agreement, and to exercise its rights and remedies immediately upon expiry of the Thirty (30) day period, or occurrence of an event specified in Section 18.03(c) referenced in this paragraph.

Section 4.02          Transfer of Title and Risk of Loss. Title to Products shipped under any Purchase Order passes to Buyer upon delivery. Notwithstanding any agreement between Buyer and Seller concerning transfer of title or responsibility for shipping costs, risk of loss to Products shipped under any Purchase Order passes to Buyer upon acceptance by Buyer, and Seller will bear all risk of loss or damage with respect to Products until Buyer’s acceptance of such Products in accordance with the terms hereof.

Section 4.03          Inspection and Acceptance. Prior to any delivery, Seller must ensure that the Products have been sufficiently and successfully tested and qualified, namely in accordance with Exhibit B. Seller shall notify Buyer upon completion of such testing and qualification through (i) the electronic submission of a Certificate of Conformance prior to delivery; and (ii) by physically including the Certificate of Conformance at the point of delivery. Buyer shall Notify Seller of its acceptance or rejection of the delivered Products within a period not exceeding Forty Five (45) days from arrival of the Products at the Delivery Location (“Acceptance Period”). In the event of rejection, Buyer shall return the rejected Products to Seller, for a repair, replace or refund as requested by Buyer, acting reasonably. Buyer’s failure to notify Seller during the Acceptance Period shall be deemed as acceptance of the Products by Buyer. If Buyer determines, acting reasonably, that Products delivered under the Agreement are Non-Conforming Products, Buyer shall make a warranty claim in accordance with SECTION VIII.

SECTION V
PRICE, INVOICING AND PAYMENT

Section 5.01          Price. Subject to Section 5.02 and Section 5.03, Seller shall provide Products to Buyer at the Agreed Price (as defined in Section 5.02). The Agreed Price is firm and not subject to increase for any reason, including without limitation changes in market conditions, increases in raw material, component, labour or overhead costs, or because of labour disruptions, changes in program timing or length or fluctuations in production volumes.

Section 5.02          Most Favoured Customer.

(a)
Seller shall, and shall cause each of its Affiliates to, offer the Products for purchase by Buyer at the lower of (i) the lowest price that Seller or any of its Affiliates offers to, or extends to any third party at any time for the Products for the same or substantially similar quantities; and (ii)  the pricing specified under the “MDA Price” columns of the tables set forth in Exhibit A, net of any rebates, incentives, discounts, and any other payments or set-offs, financial or otherwise;

(b)	[***]
(c)	The relevant price(s) determined pursuant to paragraph (a) or (b) directly above shall be referred to as the "Agreed Price"; and
(d)
The Agreed Price includes, and Seller is solely responsible for, all costs and expenses relating namely to storage, insurance, Equipment, tools, software, engineering, qualification, testing, warranties, materials, components and licenses required for the Manufacture, sale and delivery of the Products and for Buyer to fully enjoy the work.  Responsibility for transportation costs, customs tariffs and duties shall be determined in accordance with the Incoterms.

Buyer and Seller hereby agree to update Exhibit A pricing for any quantity line item in the event Seller offers to sell or sells same or substantially similar quantity, as per the tables set forth in Exhibit A, to any third party at a lower price than said “MDA Price”. The Parties shall reflect any adjustment to pricing under this section in an amendment to Exhibit A; provided, however, that, notwithstanding anything to the contrary, the execution and delivery of any such amendment by each of the Parties will not be a condition to the effectiveness of such price adjustment.

Section 5.03          [***]

Section 5.04          Pricing Certifications. Upon written request from Buyer, no more than once annually, Seller shall promptly provide an attestation certifying, by two duly authorized Seller representatives, that Seller and its Affiliates are adhering faithfully to the terms of the most favoured pricing, as stipulated herein. All such attestations must be accompanied by supporting sales documentation from Seller and its Affiliates for all offers to sell and sales of any similar type of work that occurred since the then-previous attestation, or since the date of a Purchase Order by Buyer, whichever is more recent. The supporting sales documentation will list all volumes and unit prices in a manner that allows verification of the pricing, redacting only third party customers' identity. Completed attestations and supporting sales documentation shall be provided to Buyer no later than Thirty (30) days from the date of Buyer's request Notice to Seller.

Section 5.05          Invoicing & Payment. Unless otherwise specified on the face of the Purchase Order, Seller shall invoice Buyer upon completion of each milestone deliverable as set out in each Purchase Order. Upon receipt of an acceptable invoice, Buyer shall pay Seller within Forty Five (45) days. For the purpose of this section, an “acceptable” invoice is one that includes all supporting documentation reasonably required by Buyer from Seller as communicated by Buyer to Seller in writing before the date of the relevant invoice, including at a minimum, a Seller Certificate of Conformance for all such deliverables. All milestones shall be invoiced in the exact sequence specified in the Purchase Order, unless agreed upon by Buyer in writing. [***]

Any amount that remains unpaid after it has become due and payable shall bear interest at a rate equal to Twelve percent (12%) per annum, compounded annually, until paid in full.

Section 5.06          Invoice Disputes. Buyer shall, acting in good faith, notify Seller of any dispute with any invoice within Thirty (30) days from Buyer's receipt of such invoice. The Parties shall seek to resolve all such disputes expeditiously and in good faith in accordance with the dispute resolution provisions set forth hereinbelow. Notwithstanding anything to the contrary, Seller shall continue performing its obligations under the Agreement during any such dispute. Undisputed portions of such invoice will, in parallel, remain due and payable by Buyer to Seller. All invoice-related disputes are subject to the resolution mechanism set forth in Section 20.14 hereinbelow.

Section 5.07          Pre-Purchase Amount. [***]

In the event that [***], Seller will promptly refund Buyer any positive difference between the Pre-Purchase Amount and the aggregate purchase price (net of any applicable Taxes) of Products purchased and accepted by Buyer in accordance with the Agreement (the “Refunded Amount”), together with a fee on the Refunded Amount calculated as [***].

Section 5.08          Taxes.

(a)
Each Party shall pay its own applicable taxes as per governing regulation. With exception to applicable Canadian sales taxes, Seller shall not invoice Buyer for any Seller taxes, insurance, bonds, or any other subscription or expenditure of any kind. If Canadian sales taxes are applicable, Seller shall identify such taxes separately in its invoice(s). Except as stipulated directly below, Buyer shall make no deduction from its payment(s) to Seller for taxes, insurance, bonds, or any other subscription of any kind.

(b)
Pursuant to Article 105 of the Canadian Income Tax Regulations (Regulation 105:  Withholding Amounts Paid to Non-Residents Providing Services in Canada), Buyer must withhold a portion of any sum paid to non-Canadian individuals performing work in Canada, for submittal to Canadian tax authorities. Seller acknowledges and accepts to comply with this Article 105, to any extent applicable.

Section 5.09          Quotations for Identified Pursuits. If requested by Buyer, Seller agrees to furnish, within Ten (10) days of such request, firm price quotations for Products on Buyer identified pursuits, with a validity period of Thirty Six (36) months. The parties agree to record such price quotations as an appendix to the Agreement.

SECTION VI
CERTAIN OBLIGATIONS OF SELLER

Section 6.01          Quality.

(a)	Seller shall qualify the Products for space applications, in accordance namely with the Specifications and Product Assurance Plan as specified in Exhibit B.
(b)	Furthermore, Seller shall meet or exceed Quality Standards for the Products, and:
i.
At Buyer’s reasonable request, Seller shall furnish to Buyer test documentation and samples of Products as reasonably required by Buyer, Buyer’s customer(s) or any certification agency identified by Buyer, for Buyer to confirm that, as previously communicated by Seller,  Seller’s Manufacture is in accordance with the Specifications and Quality Standards.

ii.
Seller shall perform quality assurance testing and inspections of Products in accordance with the Product Assurance Plan. Seller shall provide reasonable support as requested by Buyer to address and correct quality concerns.

iii.
In addition to its other rights and remedies, Buyer may hold Seller responsible for reasonable costs associated with quality-issue investigation and containment to the extent caused by Seller’s Deliberate Default or negligence. If the Products are later found by way of Buyer audit to be in compliance with Quality Standards, Buyer will promptly reimburse Seller for Seller’s reasonable, out-of-pocket costs incurred in participating in such audit.

(c)
Seller shall work together with Buyer to achieve global process improvements in the areas of technology, quality, responsiveness, and delivery. At Buyer’s request, Seller shall meet with Buyer to review the progress made on these objectives.

(d)	Seller shall, on a continuous basis, identify ways to improve the quality, service, performance standards, and technology for the Products.

Section 6.02          Packaging and Labelling. Seller shall properly pack, mark, and ship Products in accordance with applicable Law and the Quality Standards, and shall provide Buyer with shipment documentation containing the following information: the Purchase Order number; amendment number; Seller’s name; Seller’s identification number; the make/model/SKU for the subject Products; carrier name; ship-to address; weight of shipment; weight of each carton or container; the quantity of each type of Product shipped; the number of cartons or containers in shipment; the bill of lading number; the country of origin; and any other information necessary for the identification and shipment of the Products.

Section 6.03          Protection Against Supply Interruptions. Should Seller experience any interruption in supply, Seller shall notify Buyer in writing at least Five (5) Business Days of becoming aware of the relevant disruption.

Section 6.04          Duty to Advise. Seller shall promptly provide Notice to Buyer of any of the following events or occurrences, or any facts or circumstances reasonably likely to give rise to any of the following events or occurrences:

(a)	any delay in the delivery of Products; and/or
(b)	any Defects or quality problems relating to Products.

In addition, Seller shall promptly Notify Buyer of any material change in Seller’s insurance coverage or professional certifications.

Section 6.05          Changes. Seller shall submit a written change proposal detailing the impacts of a change in delivery, quantity and/or scope within Five (5) Business Days of a Buyer Notice for change. Buyer reserves the right to accept or reject any change proposal. Upon issuance of a Buyer Notice, Seller must promptly comply, and may in no event suspend or otherwise hinder execution of Seller’s original scope of work unless and until the revised version is accepted in accordance with the terms of the Agreement.

(a)	Seller may not make any changes with respect to the Products or scope of the Agreement without Buyer’s advance written approval, not to be unreasonably withheld, including:
i.	the location at which Products are Manufactured;
ii.	any subcontractors to Seller with respect to the Manufacture of Products;
iii.	the processes or procedures used by Seller in the Manufacture of Products;
iv.	the composition, fit, form, function, performance and/or appearance of Products; or
v.	chemicals, raw materials, or any components or ingredients used in the Manufacture of Products.
(b)
Seller shall submit to Buyer any request for a Waiver of, or Deviation from, Specifications. Seller’s request must be sufficiently detailed to enable Buyer to determine whether Buyer may accept or reject the same, in whole or in part and at Buyer’s discretion, acting reasonably. Any such request shall be deemed granted only if it has been approved, in writing, by a duly authorized representative of Buyer acting reasonably.

If Seller learns of a possible change to the Products that may improve quality, or otherwise be beneficial to Buyer, Seller shall promptly Notify Buyer of the possible change.

Section 6.06          General Compliance with Laws.

(a)
Each Party shall at all times fully comply with all Laws applicable to the Agreement, the operation of its business and the exercise of its rights and performance of its obligations hereunder, including Seller’s sale of Products to Buyer and Buyer’s purchase thereof.

(b)	Without limiting the generality of the foregoing, Seller shall ensure the Products and any related packaging, conform fully to any applicable Law.
(c)	Upon Buyer’s request, Seller shall promptly provide Buyer with:
i.	written certification of the origin of any ingredients or materials in the Products; and
ii.	any additional information regarding the Products as reasonably requested by Buyer such that Buyer may comply in a timely manner with its obligations under Law.
(d)	Each Party shall obtain and maintain all Permits necessary for the exercise of its rights and performance of its obligations under the Agreement.

SECTION VII
REPRESENTATIONS AND WARRANTIES

Section 7.01          Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date and upon issuance and acceptance of each Purchase Order that:

(a)	it is a corporation incorporated and existing under the Laws of its jurisdiction;
(b)	it has all necessary power and capacity to enter into the Agreement, grant the rights and licenses granted under the Agreement and perform its obligations hereunder;
(c)	its execution and delivery of the Agreement has been duly authorized by all necessary action on its part;
(d)	the Agreement is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms;
(e)
its execution, delivery, and performance of the Agreement will not violate, conflict with, require consent under or result in any breach or default under (i) any of its constating documents; or (ii) any applicable Law;

(f)	in the case of Seller, Seller represents and warrants that it is not insolvent on the basis set out in s.123(1)I of the Insolvency Act 1986; and
(g)	in the case of Buyer, Buyer represents and warrants that it is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

SECTION VIII
WARRANTY

Section 8.01          Basic Warranty. Seller warrants all Products, including all components embedded therein, for a period of [***], whichever ends first (the “Warranty Period”), against all defects in workmanship, design, material and compliance with the Specifications and Product Assurance Plan, namely as specified in Exhibit B. Upon discovering any defect, Buyer shall promptly Notify Seller, and upon receipt of such notification Seller shall repair, replace or otherwise make good, at Buyer’s option and Seller’s expense. Any portion of the Products that is repaired, replaced or otherwise made good shall be warranted for the remainder of that Warranty Period.

Notwithstanding the foregoing, the Warranty Period with respect to the hardware components of any Products ends at intentional ignition of the launch vehicle carrying the systems into which such Products have been integrated.

Section 8.02          Additional Warranty Terms.

(a)	The warranty:
i.	is in addition to all other warranties, express, implied, statutory, and common law;
ii.	extends to the Products' future performance;
iii.
survives Seller's delivery of the Products, Buyer's receipt, inspection, acceptance, use of the Products and payment for the Products, integration of the Products and sale of the integrated product by Buyer to Buyer’s customers, and the termination or expiration of the Agreement;

iv.	may not otherwise be limited or disclaimed by Seller.
(b)	Buyer's approval of Seller's designs, materials, processes, drawings, Specifications or similar requirements may not be construed to relieve Seller of any warranty.

Section 8.03          Warranty Exclusions. A warranty claim may be invalidated if such claim pertains to Products that are Defective solely as a direct result of: (i) excessive wear and tear; (ii) willful damage by Buyer; (iii) storage or use by Buyer that is not in accordance with Seller’s reasonable instructions that have been provided to Buyer in writing and in advance of any delivery; (iv) integration of the Products by Buyer into applications other than those relating to Digital Payloads without Seller prior written consent, such consent not to be unreasonably withheld; or (v) continuing use, by Buyer, of a software version containing a bug for which Seller provided a fix that Buyer had since refused or neglected to implement on such software version.

Section 8.04          Remedies for Breach of Warranty. During the Warranty Period, if Products do not comply with the warranties in the Agreement, in addition to other remedies available at Law or in the Agreement, Seller shall, at Seller’s cost:

(a)	repair or replace such Defective Products, Buyer indicating its preference for Seller to action accordingly; and/ or
(b)
if repair or replacement is not possible and/or will adversely impact Buyer’s schedules, credit or refund the price of such Defective Products plus any inspection, test, shipping, handling, and transportation charges paid by Buyer, less any applicable discounts, rebates, or credits.

If applicable for such Products, Buyer shall ship, at Seller's expense and risk of loss, such allegedly Defective Products to the nearest authorized Seller location and Seller will, at Seller's expense and risk of loss, return any repaired or replaced Products to the Delivery Location or any other location designated by Seller, in a timely manner.

The Parties will, acting reasonably, initially attempt to favor (a) and then if that is not possible and/or commercially reasonable, proceed with (b). With respect to the above, prior to making a warranty claim, Buyer shall use commercially reasonable endeavours to attempt to resolve the Defect at the Digital Payload level, if so deemed feasible, taking into account cost and time implications for Buyer.

If Seller fails to repair or replace Products in a timely manner, Buyer may do so, and Seller shall reimburse Buyer for actual and reasonable costs and expense incurred in relation therewith.

Section 8.05          Systematic Failures. If, at any time following delivery of any number of Products, it is discovered that the Products and/or any other previously delivered Products of the same type, bear a repeated and/or predictable defect which in each case (a) cannot be addressed through screening of Products during the Manufacturing process; or (b) which causes the relevant Products to fail or otherwise fails to meet the requirements of the applicable Purchase Order(s), the Specifications and the Product Assurance Plan, as had been sufficiently evidenced by  Seller to Buyer namely through Certificates of Conformance, Seller shall:

(a)	where it has discovered the defect or potential defect, promptly Notify Buyer;
(b)	conduct, as Seller’s sole risk and expense, transportation included, all necessary investigations to determine:
i.	whether Products have the relevant defect or otherwise fails to meet the requirements of the applicable Purchase Order(s), the Specifications and the Product Assurance Plan; and
ii.	the root cause of such defect.
(c)	promptly suspend delivery of any other deliverable that has or reasonably could have that defect, unless otherwise agreed with Buyer;
(d)
either replace the deliverable or repair, Buyer indicating its preference for Seller to action accordingly, within the shortest time possible given the type of Defect, such Defect(s) in the Products including hardware and software, and any repair further including any necessary changes to the systems and processes giving rise to that Defect, or update the applicable screening process within the Product Assurance Plan; and

(e)	on a reasonable endeavours basis, avoid and minimize delays associated with the correction of any such Defect or root cause.

Seller, acting reasonably, shall determine if repair or replacement is required to be performed at Seller’s plant. Risk of loss for the applicable Products shall transfer to Seller until such time as the Products are repaired or replaced, and delivered to and accepted by Buyer, to the requirements of the applicable Purchase Order(s), the Specifications and the Product Assurance Plan.

SECTION IX
FURTHER SELLER OBLIGATIONS RELATING TO THE PRODUCTS

Section 9.01          Products’ Maintenance. During the Support Period:

(a)
Error Correction. Buyer may report to Seller any failure of the Licensed Programs to operate in accordance with the Software Documentation and/or as applicable, Purchase Order requirements, Specifications and Product Assurance Plan. Buyer may report failures either in writing or by telephone or other remote communication. Upon receipt of a report of a failure from Buyer, where Seller agrees that there is a Software Error which it is able to reproduce then, at no additional cost to Buyer, Seller must provide Buyer with a correction of the Software Error that caused the failure. Any such software correction must cause the Licensed Programs to meet the Software Documentation and/or as applicable, Purchase Order requirements, Specifications and Product Assurance Plan. Seller must provide permanent corrections for all Software Errors, and Seller warrants that the Licensed Software will meet the functional and performance criteria set out in Purchase Order requirements, Specifications and Product Assurance Plan. All Software Error corrections will become part of the Licensed Software and will be subject to the rights and obligations contained in SECTION XII hereof.

(b)
Maintenance Releases. Seller must provide to Buyer all Maintenance Releases, in object-code form, at no additional cost. All Maintenance Releases will become part of the Licensed Software and will be subject to the rights and obligations contained in SECTION XII hereof. Buyer will receive at least one Maintenance Release during any Twelve (12) month period.

(c)	Media. Buyer will own the Media provided to Buyer in the performance of the software support services upon delivery to and acceptance of the Media by or on behalf of Buyer.
(d)
Support Services. Seller must provide to Buyer, at no additional cost, access to Seller's Personnel on a Monday to Friday, 8AM to 5PM Eastern Standard Time, to help Buyer in respect of any issue or question relating to the Products, up to Two Hundred and Fifty (250) hours per calendar year (pro rata for part thereof). Buyer’s access to Seller's Personnel must include telephone, e-mail, remote access and on-site services at Buyer's or Seller’s premises as the case may be.

Section 9.02          Seller's Property. Unless otherwise agreed to by Buyer in writing, Seller, at its sole expense, shall be responsible for, keep in good condition, and replace when necessary all Equipment and other items necessary or helpful for the Manufacture of the Products (including Seller’s foundry’s equipment, the "Seller's Property"). Seller shall insure Seller's Property in accordance with the terms of SECTION XV. Upon Buyer’s request, Seller shall authorize its foundry to utilize Seller intellectual property in order for Buyer to have the option to purchase the Products directly from the foundry.

Section 9.03          Recall. If Buyer is the subject of a request, court order or other directive of a Governmental Authority to withdraw any Products from the market (“Recall Notice”) it shall promptly Notify Seller, enclosing a copy of the Recall Notice, as so allowed. Buyer shall, at the cost of Seller, provide such support, information and assistance as reasonably required by Seller in respect of any Recall Notice (including a notice received directly by Seller or which was sent to Seller by a third party).

SECTION X
SUSPENSION BY BUYER

Section 10.01          [***]

SECTION XI
ACCESS AND AUDITS

Section 11.01          Buyers Right of Access. With Ten (10) days’ prior Notice, Seller hereby grants to Buyer and Buyer's customers, and each of their authorized Representatives, access to Seller's premises (including Seller's operations used in the Manufacture of the Products) and all pertinent documents and other information, whether stored in tangible or intangible form, including any books, records, and accounts, in any way related to Seller's performance under the Agreement (including Sellers' processes and procedures), Products, or any payment or other transaction occurring in connection with the Agreement, for the purpose of auditing Seller's compliance with the terms of the Agreement and any other agreement(s) between Buyer and Seller, and/or inspecting or conducting an inventory of finished Products, work-in-process or raw-material inventory, the whole being subject to reasonable confidentiality and security written procedures that Seller has provided to Buyer in advance (and, as applicable, subject to Seller’s right to grant to Buyer and/or Buyer’s customers access to Seller’s operations used in the Manufacture of the Products). Seller agrees to cooperate fully with Buyer in connection with any such audit or inspection.

Section 11.02          Seller's Records. Seller shall maintain, during the Term and for a period of Seven (7) years after the Term:

(a)	complete and accurate books and records and any other financial information in accordance with Accounting Standards; and
(b)
records in and of compliance with the Specifications and Product Assurance Plan, with sufficient detail to facilitate at a minimum lot traceability in the event of a product recall or voluntary withdrawal of Products.

Section 11.03          Buyer's Right to Reimbursement. Seller shall reimburse Buyer for all amounts associated with errors, discrepancies and anomalies discovered during an audit. In addition, Seller shall reimburse Buyer for an amount equivalent to Buyer's costs and expenses incurred in conducting an audit, whereby the results reveal material finding(s) that were or should have been known by Seller. For the purposes hereof, materiality equates to findings of relevant and significant error, discrepancy, anomaly or risk, relative, and detrimental, to the purpose for which Buyer has opted to enter into the Agreement and any or all Purchase Order(s).

Section 11.04          Access to Subcontractors and Suppliers. If requested by Buyer, Seller shall consent to Buyer and its Representatives accessing subcontractors and suppliers’ premises, such consent not to be unreasonably withheld. Seller shall further use reasonable endeavours to permit Buyer and its Representatives to obtain from Seller’s subcontractors and suppliers any information or documentation Buyer reasonably deems necessary to conduct any Buyer review.

SECTION XII
INTELLECTUAL PROPERTY

Section 12.01          Ownership and Licensing Rights. Each Party owns, and shall continue to own, all IP Rights relating to their respective obligations in direct connection with the Agreement, Purchase Orders and Products, that exist as at the Effective Date (the “Background IP Rights”). Seller hereby grants to Buyer, and by extension to Buyer’s customers and subcontractors for use on the applicable project(s) and with the same restrictions to Buyer’s customers and subcontractors as those stipulated for Buyer in this section, [***]. For the avoidance of doubt, the foregoing license expressly excludes the rights to modify, amend or create derivative works from Seller’s Background IP Rights.

Each of the Parties acknowledges and agrees that:

(a)	each Party retains exclusive ownership of its Background IP Rights;
(b)	Buyer does not transfer to Seller any of its Background IP Rights, and Seller may not use any of Buyer's Background IP Rights other than to Manufacture and sell Products to Buyer hereunder;
(c)	Seller does not transfer to Buyer any of Seller's Background IP Rights nor grant any rights to use the same, except:
i.	to the extent set out in this section; and
ii.
that Seller grants to Buyer and its customers the right to sell Products, use Products, or incorporate Products purchased from Seller into finished products and to sell such finished products to its customers, specifically in the context of Digital Payload systems and subsystems.

(d)
all Foreground IP Rights will be owned by Seller, Seller hereby granting to Buyer, and by extension to Buyer’s customers and subcontractors for use on the applicable project(s) and with the same restrictions to Buyer’s customers and subcontractors as those stipulated for Buyer in this paragraph, [***].

Section 12.02          Buyer Prohibited Acts. Buyer shall not disassemble, decompile or reverse engineer Seller software or Seller’s Background IP Rights or Foreground IP Rights, unless Seller has otherwise agreed thereto in advance in writing on a case by case basis. Buyer shall not obscure or remove any Seller Trademarks, copyright notices or any other proprietary notices placed by Seller on the Products.

Section 12.03          Buyer Sublicensing Responsibility. Buyer shall remain responsible vis-à-vis Seller, under the Agreement, for any sublicensing granted by Buyer pursuant to Section 12.01 hereinabove.

SECTION XIII
CONFIDENTIALITY

Section 13.01          Scope of Confidential Information. From time to time during the Term, either Party (as the "Disclosing Party") may disclose or make available to the other Party (as the "Receiving Party") information about its business affairs, products and services (including any Forecasts), confidential information, and materials comprising or relating to IP Rights, Trade Secrets, third party confidential information, and other sensitive or proprietary information. Such information, as well as the terms of the Agreement, whether orally or in written, electronic, or other form or media, and whether or not marked, designated or otherwise identified as "confidential" constitutes "Confidential Information" hereunder.

Confidential Information does not include information that, at the time of disclosure and as established by documentary evidence:

(a)	is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this section by the Receiving Party or any of its Representatives;
(b)
is or becomes available to the Receiving Party on a non-confidential basis from a third party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information;

(c)	was known by or in the possession of the Receiving Party or its Representatives before being disclosed by or on behalf of the Disclosing Party; or
(d)	was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party's Confidential Information.

Buyer may disclose Seller technical and programmatic Confidential Information to Buyer’s prospective and actual customers, as reasonably required, provided that Buyer first receives from such customers a confidentiality commitment no less stringent than the one herein contained.

Section 13.02          Protection of Confidential Information. The Receiving Party shall, for the Term and for Twenty (20) years after the Term:

(a)
protect and safeguard the confidentiality of the Disclosing Party's Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(b)	not use the Disclosing Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under the Agreement; and
(c)
not disclose any such Confidential Information to any Person, except to the Receiving Party's Representatives who need to know the Confidential Information to assist the Receiving Party in connection with the subject matter of the Agreement, or act on its behalf, to exercise its rights or perform its obligations under the Agreement, and/or as required by applicable Laws.

The Receiving Party shall be responsible for any breach of this section caused by any of its Representatives. On the expiration or earlier termination of the Agreement, the Receiving Party shall promptly return or destroy, at Disclosing Party’s option and expense, all Confidential Information and copies thereof that it has received under the Agreement, excluding back-up archival copies as retained by information systems.

SECTION XIV
PERSONAL DATA

Section 14.01          Definitions. In this section, the following definitions apply:
“Personal Data, Controller Process” shall have the meaning ascribed to them in the Data Protection Legislation.

“Data Protection Legislation”:

(a)	to the extent the UK GDPR applies, the law of the United Kingdom or of a part of the United Kingdom that relates to the protection of Personal Data; and
(b)	to the extent the EU GDPR applies, the law of the European Union or any member state of the European Union to which the Party is subject, which relates to the protection of Personal Data.
EU GDPR: the General Data Protection Regulation ((EU) 2016/679).
UK GDPR: has the meaning given to it in section 3(10) (as supplemented by section 205(4)) of the Data Protection Act 2018.

Section 14.02          Obligation. For the purposes of the Data Protection Legislation, Seller and Buyer shall each be Controllers of any Personal Data to it by the other Party under or in connection with the Agreement. Each Party acknowledges that the provision and governance of the services and the Products will require each Party to disclose or make available to the other Party Personal Data.

Each Party shall comply with all obligations, responsibilities and duties imposed on it by the Data Protection Legislation in respect of any Personal Data that it passes to, or receives from, the other Party under or in connection with the Agreement.

In respect of any Personal Data provided by the one Party to the other, the providing Party:

(a)	warrants, represents and undertakes that it has all necessary permissions and consents to enable it to lawfully disclose or make available any Personal Data to the other;
(b)	shall comply with all duties, obligations and restrictions imposed on it by the Data Protection Legislation in respect of the transfer of such Personal Data; and
(c)	shall not by any act or omission in respect of such Personal Data cause the other to be in breach of Data Protection Legislation.

SECTION XV
INSURANCE

Section 15.01          Coverage. Seller must obtain and maintain for the Term:

(a)	All Risk Property insurance coverage while any Buyer property is under Seller’s care, custody or control, in an amount of not less than the then-fair market value of such Buyer property;
(b)
All Risk Property in Transit insurance coverage for all applicable conveyances while under its care, custody or control, in an amount of not less than $5,000,000 per delivery. Products must be insured on a replacement cost (new) basis; and

(c)	Commercial General Liability Insurance in an amount usual for an agreement of this nature, but for no less than $2,000,000 per accident or occurrence and in the annual aggregate.

Section 15.02          Additional and Concurrent Obligations. For all insurance requirements specified in Section 15.01, the following additional and/or concurrent Seller obligations apply:

(a)
Subject to any required approval from Wilmington Savings Fund FSB Buyer is added as an additional insured with respect to any liability arising out of or in connection with Seller’s performance under the Agreement;

(b)	Notice of Cancellation: Seller will provide Buyer Thirty (30) days prior Notice of any policy(ies) cancellation and/or any changes thereto; and
(c)	If any policy is written on a claims-made basis, coverage must be in place for a period of at least Three (3) years after the expiration of termination of the Agreement.

SECTION XVI
INTELLECTUAL PROPERTY INDEMNIFICATION

Section 16.01          IP Indemnification. Seller shall indemnify each of Buyer, its officers, directors and employees and those of Buyer’s Affiliates (the “Indemnitees”) on written demand in respect of the Indemnified Losses and shall take all steps necessary to defend any IPR Claim.

In this section:

“Indemnified Losses” means all  losses, damages, costs, expenses and other liabilities (including, without limitation, reasonable legal and other professional fees) incurred by or awarded against an Indemnitee in connection with an IPR Claim or that are agreed to be paid by an Indemnitee by way of settlement or compromise of an IPR Claim (provided that any such settlement or compromise either arises as a result of Buyer’s assumption of the defence of the IPR claim pursuant to Section 16.02 or is not prohibited by Section 16.04(b)); and

“IPR Claim” means any claim or action against an Indemnitee by any third party alleging that any IP Rights of Seller or Buyer’s right to use thereof or Buyer’s use or possession of the Products infringes the IP Rights of a third party.

Section 16.02          Seller shall have the right, upon providing written notice to the Indemnitees given no later than thirty (30) days after receipt of a notice of an IPR Claim (the "IP Notice Period"), to assume control of the defense, provided that Seller acknowledges, in writing, its obligation to indemnify the Indemnitees in accordance with Section 16.01.  Upon assumption of the defense by Seller, Seller shall diligently proceed with the defense of the Indemnitees, at Seller's sole cost and expense.  The Indemnitees shall cooperate with Seller in the conduct of the defense, but at the cost and expense of Seller with respect to any out-of-pocket expense incurred in relation thereto.  If Seller does not assume the defense of the claim within the IP Notice Period, Seller shall be deemed to have waived its right to defend and control the defense of the claim and the Indemnitees shall have the right, but not the obligation, to defend, compromise and settle the claim.

Notwithstanding the assumption of the defense by Seller, Buyer shall have the right to participate in (but not control) the defense, settlement, negotiation, or compromise of the third party claim, at its own cost and expense, provided, however, that if Buyer, in its reasonable judgment, after providing written notification to Seller, believes Seller's defense of such claim is being conducted in a manner that may have a significant adverse impact upon Buyer’s interests, or that the counsel selected by Seller is in a conflict of interest, Buyer shall have the right to retain separate counsel to defend the claim or settle the matter at Seller’s expense.

Section 16.03          Seller may settle or compromise any claim, provided that it first consults with Buyer and provided that any such settlement or compromise shall include a full and final release and discharge in favour of the Indemnitees.

Section 16.04          Buyer agrees that:

(a)	it shall notify Seller in writing, on its own behalf or on behalf of any relevant Indemnitee, as soon as reasonably practicable of any IPR Claim of which Buyer has notice;
(b)
once Seller has assumed conduct of the IPR Claim, neither Buyer nor any other Indemnitee shall admit any liability or agree to any settlement or compromise of an IPR Claim without the prior written consent of Seller; and

(c)
Buyer shall, at Seller’s request, cost and expense, give Seller all reasonable assistance in connection with the conduct of the IPR Claim and shall procure that any other Indemnitee gives Seller any reasonable assistance in that connection at Seller’s request, cost and expense.  Seller shall regularly consult with Buyer in relation to the conduct of the IPR Claim and, in relation to the conduct of the IPR Claim, shall not act in any way that would be detrimental to the interests or reputation of Buyer. Buyer will act reasonably in connection with its response to any IPR Claims.

Section 16.05          If any IPR Claim is made, against any Indemnitee, Seller shall promptly and at its cost and expense either:

(a)	obtain for each Indemnitee (including its permitted sub-licensees under the Agreement) the right to continue using the Products in the manner permitted under, or as a result of, the Agreement;
(b)
modify or replace the infringing part of the Products so as to avoid the infringement or alleged infringement, but in such a way that it complies with the representations and warranties in the Agreement in relation to all and every part of the Products;

(c)	replace the Products with non-infringing versions that comply with the requirements of the Agreement; or
(d)	if Seller is unable to comply with paragraphs (a), (b) and (c) directly above, at Buyer’s request, accept the return to Seller of infringing Products and refund any amounts paid by Buyer.

Section 16.06          The indemnity in this SECTION XVI shall not apply to any IPR Claim which arises:

(a)
from any changes to the Products made by or on behalf of Buyer except for changes implemented by, on behalf of or with the approval (not to be unreasonably withheld or delayed) of, Seller (it being understood that integration of the Products into Digital Payloads is not a change to the Products for purposes of this paragraph); or

(b)	as a result of use of the Products by or on behalf of Buyer in a manner that is not contemplated or not permitted by the Agreement.

SECTION XVII
LIMITATION OF LIABILITY

Section 17.01          Limitations - General.   EXCEPT AS PROVIDED OTHERWISE IN SECTION 17.02 AND SECTION 17.03, NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER PARTY, TO ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SERVANTS OR CUSTOMERS, OR THROUGH SUCH OTHER PARTY, FOR ANY AMOUNTS REPRESENTING INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM OR RELATING TO THE PERFORMANCE OR NON-PERFORMANCE OF THE AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS DELIVERED OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), MISREPRESENTATION, RESTITUTION, BREACH OF STATUTORY DUTY UNDER STATUTE, UNDER ANY INDEMNITY  OR OTHERWISE.

Section 17.02          Limitations – Seller.

(a)
EXCEPT AS PROVIDED OTHERWISE IN SECTION 17.03, SELLER’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO ANY PURCHASE ORDER SHALL BE LIMITED TO [***] OF THE PURCHASE PRICE OF ALL PRODUCTS AND OTHER DELIVERABLES UNDER SUCH PURCHASE ORDER.

(b)
SUBJECT TO SECTION 17.03 AND SUBSECTION 17.02(c), SELLER’S TOTAL LIABLITY ARISING OUT OF THE TERMS AND CONDITIONS OF THE AGREEMENT (INCLUDING UNDER ANY INDEMNITY), OTHER THAN THOSE THAT ARE EXPRESSLY SET OUT IN A PURCHASE ORDER AND OTHER THAN IN RESPECT OF SELLER’S OBLIGATIONS IN RESPECT OF THE REFUNDED AMOUNT, SHALL BE LIMITED TO [***].

(c)	SELLER’S TOTAL LIABILITY IN RESPECT OF THE REFUNDED AMOUNT SHALL BE LIMITED TO THE AMOUNT THEREOF AND INTEREST THEREON AS CALCULATED IN ACCORDANCE WITH SECTION 5.07.
(d)	NONE OF SECTION 17.01, SUBSECTION 17.02(a) OR SUBSECTION 17.02(b) SHALL APPLY TO ANY LIABILITY OF SELLER UNDER SECTION 2.04, SECTION 5.01, SECTION 5.02 AND SECTION 5.03.
(e)
It is acknowledged and agreed that any claim under the Agreement which could be actionable under the cap in (a) and (b) shall be actionable only under one of (a) or (b), not both. It is further acknowledged and agreed that any claim relating to the Refunded Amount shall be actionable only under (c) and not under (a) or (b).

It is agreed that the above paragraphs (a) – (e) shall apply whether the basis of such liability is breach of contract, tort (including negligence), misrepresentation, restitution, breach of statutory duty under statute, under any indemnity or otherwise.

Section 17.03          Seller does not limit or exclude its liability for Deliberate Default, and neither Party limits or excludes its liability:

(a)	for fraud; or
(b)	for death or personal injury arising from its negligence or that of its employees, agents or subcontractors; or
(c)	for matters which cannot, by Law, be limited or excluded.

SECTION XVIII
TERM AND TERMINATION

Section 18.01          Term. The term of the Agreement commences on the Effective Date and continues [***] from and including the Effective Date, unless and until earlier terminated by Buyer under the terms of the Agreement (the "Term").

Section 18.02          Renewal. Either Party may, at any time prior to the end of the Term, request to extend the Term by any additional period of time, and if mutually agreed to by the Parties in writing, the Parties shall promptly amend the Agreement to reflect the agreed extension.

Section 18.03          Termination by Buyer. Buyer may terminate all or any part of the Agreement, including Purchase Orders, by providing Notice to Seller:

(a)
If Seller fails to deliver any Product in accordance with the terms and conditions of any Purchase Order and such failure is not cured by Seller within Thirty (30) days following receipt of Notice from Buyer;

(b)
if Seller is in material breach of any representation, warranty, condition, or covenant of Seller under the Agreement, other than a breach specified in Section 18.03(a), and either the breach cannot be cured or, if the breach can be cured, it is not cured by Seller within Thirty (30) days following Seller's receipt of Notice of such breach;

(c)	immediately, if:
i.	Seller voluntarily commences proceedings under any bankruptcy, insolvency, debtor's relief or similar;
ii.
proceedings under any bankruptcy, insolvency, debtor’s relief or similar Law are commenced (other than as provided in paragraph i. directly above) against Seller and such proceeding is not dismissed within Fourteen (14) days; or

iii.	Seller is liquidated, dissolved or wound-up;
(d)	in the event of a Force Majeure Event affecting Seller's performance of the Agreement for more than Six (6) consecutive months; or
(e)	at its option, at any time, and for or without any reason.

In the event of termination for convenience pursuant to paragraph (e) above, the respective rights and obligations of the Parties for any terminated Purchase Orders, shall be in accordance with the termination liability schedule specified in such Purchase Order. In such instances, Seller shall deliver to Buyer, on request, all or any portion of Products under such Purchase Order at the Agreed Price in accordance with the original delivery schedule. It is understood that any such termination is without prejudice to any rights of the Parties that may have arisen prior to the date of termination.

In the event of termination for default pursuant to any of paragraphs (a) through (c) above, Buyer reserves the right to return or destroy the Products that have not been accepted as of the date of termination, in which case Seller must reimburse Buyer for all sums then paid by Buyer. In the event Buyer elects to retain the Products in whole or in part, Seller shall solely be entitled to payment for Products accepted, at cost with no allowance for profit or overhead.  Buyer may, at its election, recover any and all damages, costs (including legal fees, disbursements and charges), expenses and losses incurred by Seller as a result of any event described under this any of paragraphs (a) through (c) above or any breach of the Agreement by Seller. Further, Buyer shall have the right to return any portion of delivered Products, and Seller shall then refund Buyer for all sums paid therefore, and any shipping costs.

Any termination under this section will be effective on Seller's receipt of Buyer's Notice of termination or such later date (if any) set forth in such termination Notice.

Section 18.04          Termination by Seller. Seller may only terminate all or any part of the Agreement, including Purchase Orders, by providing Notice to Buyer:

(a)	If Buyer has failed to pay any amount that is due and payable under the Agreement and such failure has continued for Thirty (30) days following Buyer’s receipt of Notice of such failure:
(b)
Buyer is in material breach of any representation, warranty, condition, or covenant of Buyer under the Agreement, other than other than a breach specified in paragraph (a) directly above, and either the breach cannot be cured or, if the breach can be cured, it is not cured by Buyer within Thirty (30) days following Buyer's receipt of Notice of such breach;

(c)	Buyer voluntarily commences proceedings under any bankruptcy, insolvency, debtor’s relief or similar Law;
(d)
proceedings under any bankruptcy, insolvency, debtor’s relief or similar Law are commenced (other than as provided in paragraph (c) above) against Buyer and such proceeding is not dismissed within Fourteen (14) days; or

(e)	Buyer is liquidated, dissolved or wound-up.

In the event Seller terminates the Agreement or any Purchase Order pursuant to this section, Seller shall be entitled to receive, as its sole and exclusive remedy for termination of the Agreement and/or the applicable Purchase Orders: (i) any amounts then due and payable which remain unpaid by Buyer as at the date of such termination; and (ii) payment of the applicable termination liability amount as set out in all terminated Purchase Orders provided always that this is without prejudice to any other claims that Seller may have in respect of breaches of clauses in the Agreement relating to confidentiality as per SECTION XIII, data protection as per SECTION XIV, and Seller’s Background IP Rights and Seller’s Foreground IP Rights as per SECTION XII.

Section 18.05          Effect of Expiration or Termination.

(a)	Unless Buyer directs otherwise, any termination under Section 18.03 automatically terminates all related Purchase Orders under this section;
(b)
Promptly upon a Notice of termination being delivered by Buyer to Seller hereunder (as stated in such Notice), Seller shall, unless otherwise directed by Buyer, transfer title and deliver to Buyer all finished Products completed before the effectiveness of the Notice of termination.

(c)	Expiration or termination of the Term will not affect any rights or obligations of the Parties that:
i.	come into effect upon or after termination or expiration of the Agreement; or
ii.	otherwise survive the expiration or earlier termination of the Agreement under SECTION XVIII.
(d)	Termination of the Agreement will not constitute a waiver of either Party’s rights, remedies or defenses under the Agreement, at law, in equity, or otherwise.

Section 18.06          [***]

Section 18.07          Last-Time Buy. If after expiry of the Agreement, Seller expects it may cease, or may be advised of any cessation to, the Manufacturing of the Product(s), Seller must provide Buyer with (i) no less than a [***] prior Notice if Seller controls the cessation; or (ii) prompt Notice following Seller having been made aware of such cessation if Seller does not control the cessation, such that Buyer may upon receipt of such Notice elect to purchase the Product(s) specified in such Notice. Seller hereby commits to use reasonable efforts in honoring any Buyer purchase(s) then made.

SECTION XIX
FORCE MAJEURE

Section 19.01          Force Majeure. Seller shall not be liable for delay or failure to fulfill its obligations to the extent caused by an event that is beyond the reasonable control of Seller, and that could not have been reasonably prevented or contained, and impacts the fulfilment of Seller’s obligations under the Agreement, including acts of God, pandemic, international economic embargo, fires, floods, natural disasters, acts of war, terrorism or catastrophic accident resulting in a shutdown of Seller’s operations (a “Force Majeure Event”). Seller shall endeavor to Notify Buyer within Three (3) days of becoming aware of the Force Majeure Event, demonstrating facts in support of the Force Majeure Event being claimed, and use reasonable endeavours, including assigning additional resources, to correct such failure or delay in its performance. Seller shall resume full performance as soon as possible after the end, lessening or mitigation of such Force Majeure Event. Performance of Seller’s obligations shall only be extended by such period of time as the Force Majeure Event continues or, if shorter, by an equitable adjustment under the circumstances (but there shall be no adjustment to the Agreed Price or other economic matters and each Party shall bear its own economic costs arising from the Force Majeure Event).  Should a Force Majeure Event total Six (6) consecutive months or more, Buyer may, at its option, terminate the Agreement and/or any Purchase Order in whole or in part. In any such event, such termination shall constitute a termination for convenience as stipulated within Section 18.03.

Notwithstanding anything to the foregoing, any failure by a subcontractor or other entity in Seller’s supply chain at any level to meet its obligations to Seller, or any delay due to labour shortages, defective tooling, transportation difficulties, equipment failure or breakdowns, lockouts, or inability to obtain materials shall not constitute a Force Majeure Event (except where such circumstance is itself caused by a Force Majeure Event).

SECTION XX
MISCELLANEOUS

Section 20.01          Subcontracting. Seller may not subcontract any portion of the Agreement or Purchase Orders without the prior written consent of Buyer, such consent not to be unreasonably withheld. Notwithstanding the foregoing, and unless relating to Embedded Software Layer, Seller may subcontract portions of the work that constitute non-production items without Buyer’s prior consent. Seller remains at all times responsible for the work carried out by, and the acts and/or omissions of, its suppliers and subcontractors.

Section 20.02          Further Assurances. Upon either Party's request, the other Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to the Agreement.

Section 20.03          Relationship of the Parties. The relationship between Seller and Buyer is solely that of vendor and purchaser, and the Parties are independent contracting parties. Nothing in the Agreement creates any agency, joint venture, partnership, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

Section 20.04          Entire Agreement. The Agreement, including and together with any Purchase Orders issued hereunder, and all schedules, exhibits, attachments, or appendices specifically referred to herein or therein, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, conditions, and warranties, both written and oral, regarding such subject matter.

Section 20.05          Survival. All of the Parties' rights and obligations relating to intellectual property, maintenance and support, liabilities, indemnities, exclusivity in accordance with Section 2.04 as therein stated, and last-time buy in accordance with Section 18.07, as well as all provisions, which by the nature of the rights or obligations therein entailed could reasonably be expected to survive, will survive the expiry or termination of the Agreement and Purchase Order(s).

Section 20.06          Notices. Each Party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under the Agreement (other than routine communications having no legal effect) (each, a "Notice") in writing and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each Party shall deliver all Notices by personal delivery, nationally or internationally recognized same day or overnight courier (with all fees prepaid), email or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in the Agreement, a Notice is conclusively deemed to have been validly and effectively given: (i) if sent by personal delivery or by courier (all fees prepaid) on the date of receipt; (ii) if sent by email; or (iii) if sent by certified or registered mail by a nationally or internationally recognized mailing agency, postage prepaid on the First (1st) day after the mailing thereof.

If to Seller	Address	21025 Trans-Canada Highway, Sainte-Anne-de-Bellevue, Québec, Canada H9X 3R2
	E-mail	[***]
	Phone	[***]
	Title	Director, Contracts

If to Buyer	Address	Spectrum Point, 279 Farnborough Rd, Farnborough GU14 7LS, United Kingdom
	E-mail	[***]
	Phone	[***]
Title

Section 20.07          Interpretation. For purposes of the Agreement: (a) the words "include", "includes", and "including" is deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; (c) the words "herein", "hereof", "hereby", "hereto", and "hereunder" refer to the Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (e) words denoting any gender include all genders. Unless the context otherwise requires, references in the Agreement: (i) to sections, schedules, exhibits, attachments, and appendices mean the sections of, and schedules, exhibits, attachments, and appendices attached to, the Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Parties drafted the Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The schedules, exhibits, attachments, and appendices referred to herein are an integral part of the Agreement to the same extent as if they were set forth verbatim herein. Except as otherwise expressly provided in the Agreement, all dollar amounts referred to in the Agreement are stated in United Stated currency.

Section 20.08          Headings. The headings in the Agreement are for reference only and do not affect the interpretation of the Agreement.

Section 20.09          Severability. If any term or provision of the Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of the Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 20.10          Amendments and Modifications. No amendment to or modification, rescission, termination, or discharge of the Agreement or any Purchase Order is effective unless it is in writing, identified as an amendment to or modification, rescission, termination, or discharge of the Agreement or the Purchase Order and signed by an authorized Representative of each Party.

Section 20.11          Waiver.

(a)	No waiver under the Agreement is effective unless it is in writing, identified as a waiver to the Agreement and signed by an authorized representative of the Party waiving its right.
(b)	Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.
(c)	None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege, or condition arising from the Agreement:
i.	any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under the Agreement; or
ii.	any act, omission, or course of dealing between the Parties.

Section 20.12          Cumulative Remedies. Except as expressly otherwise set out in the Agreement, the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties or otherwise.

Section 20.13          Assignment and Third Party Rights. The Agreement is binding on, and enures to the benefit of, the Parties and their respective permitted successors and permitted assigns. Neither Party shall assign, transfer, novate with any of its rights and/or obligations under the Agreement (in whole or in part) without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed). Save for the Indemnities in respect of the rights granted to them in Section 16.01 only, nothing in the Agreement is intended to, nor shall it, create any right enforceable by any third party or person not a party to the Agreement and the Contracts (Rights of Third Parties) Act 1999 shall not otherwise apply to the Agreement. The rights of the Parties to rescind or vary the Agreement are not subject to the consent of any other Person.

Section 20.14          Governing Law and Dispute Resolution. The Agreement and Purchase Orders shall be governed by the laws of England and Wales. Each Party hereby attorn to the exclusive jurisdiction of the courts of England and Wales. The Parties will internally escalate all disputes arising between them in connection with the Agreement, attempting to resolve any such matter amicably initially through project managers within Ten (10) Business Days of such dispute arising and, if the matter remains unresolved, through the project directors within the following Ten (10) Business Days and, if still remaining unresolved, within a second Ten (10) Business Day resolution period at the vice-president level, followed as may be required by a third escalation level between each Party’s CEO. Notwithstanding any provision to the contrary, each Party may initiate legal proceedings against the other Party at any time. The United Nations’ Convention on Contracts for the International Sale of Goods shall not apply.

Section 20.15          Export Controls. Each Party agrees that in carrying out its respective obligations under the Agreement all of its actions, including those of its employees, or parties acting on its behalf, shall comply with Laws, including with respect to export controls such as each Party’s host country’s laws or U.S. laws and regulations such as the U.S. International Traffic in Arms Regulations and U.S. Export Administration Regulations. Buyer agrees that it shall (i) comply with export control Laws and license provisions; and (ii) provide to Seller on request details of the customer (whether intermediate and/or ultimate), of the Products and/or the country(ies) to which the Products will be supplied. Buyer acknowledges that notwithstanding anything else in the Agreement, Seller shall not be in breach of or liable under the Agreement as a result of or in connection with any refusal to supply Products as a result of Seller’s compliance with export control Laws.

Section 20.16          Anti-Corruption. Each Party agrees that it shall not engage in any transaction that is illegal under the Laws, including prohibitions against making unlawful payments to officials, employees or representatives of any government or governmental department or agency or relevant regulatory authority, including customs officials for expediting customs clearances or anyone else, and all applicable export control laws, regulations, and license provisions.  Seller shall remain in compliance with all laws applicable to Seller’s activities hereunder, and ensure that it does not employ in its activities child labour or forced labour, acting in accordance with its country’s labour and safety work laws.

Section 20.17          Counterparts. The Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement.

Section 20.18          No Public Announcements or Trademark Use. Except for disclosures required by stock market regulations, or by Law, in which case the disclosing Party shall consult with the other Party prior to such disclosure, neither Party nor its Representatives must, whether orally or in writing, publicly disclose, issue any press release, make any other public statement, or otherwise communicate with the media and/or any third party, concerning the existence of the Agreement and/or the subject matter hereof, without the prior written approval of the other Party, not to be unreasonably withheld.

Section 20.19          Offsets. All Offset credits that may result or derive from the Agreement are the sole property of Buyer, for Buyer to apply to the Offset program of its choice. In this respect, Offset is defined as: compensation practices required as a condition of purchase by certain customer(s) in the form of purchase, investment, research and development, services and/or any other form of cooperation, whether relating to industrial, economic and/or technical activities in compliance with the relevant country's offset regulation and/or any industrial cooperation requirements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed the Agreement as of the Effective Date.

SATIXFY UK LTD., on its behalf and on behalf of its Affiliates
By: /s/ Menachem Burko Name: Menachem Burko Title: Director

MacDONALD, DETTWILER AND ASSOCIATES CORPORATION
By: /s/ Martin J. Herman Name: Martin J. Herman Title: Authorized Signatory

EXHIBIT A
Pricing
[***]

EXHIBIT B
Products’ Requirements, Specifications and Plans

The following referenced documents are incorporated into, and deemed to form integral part of, the Agreement:
1.	[***];
2.	[***]; and
3.	Product Assurance Plan, including acceptance plan and qualification plan.

EXHIBIT C
[***]

Exhibit 4.3

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

License Agreement

This License Agreement ("Agreement"), dated as of [___]  (the "Effective Date"), is by and between MacDONALD, DETTWILER AND ASSOCIATES CORPORATION, a corporation organized under the laws of Canada, having its office at 21025 Trans 1025 Trans-Canada Hwy. Sainte-Anne-De-Bellevue, QC H9X 3R2 ("Licensee "), and SatixFy UK Limited and Satixfy Israel Ltd. (collectively, "Licensor") (collectively, the "Parties," or each, individually, a "Party").

WHEREAS, Licensor owns all right, title, and interest in and has the right to license to Licensee the Licensed Patents and the Licensed Technology ; and

WHEREAS, SatixFy UK Limited (the “Supplier”) and Licensee (the “Purchaser”) have entered into a master purchase agreement providing for, inter alia, the supply by the Supplier to the Purchaser of the Products as defined therein (the “MPA”); and

WHEREAS the Licensor acknowledges that the Products form an integral part of the Licensee’s and its Affiliates’ business, [***]; and

WHEREAS, to ensure the Licensee has uninterrupted access to the Products in accordance with the MPA (assuming it remains in full force and effect), the Licensor is (i) willing to grant to Licensee a license to and under the Licensed Patents and Licensed Technology on the terms and conditions set out in this Agreement; and (ii) place into [***] escrow accounts [***] certain technology, software, materials, source code, data, functions, documentation and similar or related materials related to Licensed Patents and Licensed Technology (collectively as applicable, the “Deposit Materials”) pursuant to the two Three‐Party Escrow Service Agreements entered into among the Licensor, the Licensee and ESOP Trust Management and Company Ltd (as escrow agent)(the “Escrow Agreement(s)”);

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Action" has the meaning set forth in Section 13.1.

“Affiliates” has the meaning set forth in the MPA.

"Agreement" has the meaning set forth in the preamble.

“Bankruptcy Code” has the meaning set forth in Section 16.1.

“BIA” has the meaning set forth in Section 16.1.

“CCAA” has the meaning set forth in Section 16.1.

“Digital Payload” means satellite payloads or payload sub-systems such as, but not limited to, On Board Processors, Digital Beamformers, and Direct Radiating Arrays, which require full or partial signal digitization.

"Effective Date" has the meaning set forth in the preamble.

“Excluded Patents” means patents owned by Licensor developed with the use of Israeli Innovation Authority funding, namely, [***].

"Governmental Authority" means any federal, state, national, supranational, local, or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board, or bureau thereof, or any court, tribunal, or arbitrator.

“Improvement" means any modification of, improvement, or enhancement to the Products or the Licensed Technology substantially within the scope of the Specifications, but shall otherwise exclude any modification, improvement, or enhancement that relate solely to a new product with a substantially new chip architecture.

"Indemnitee" has the meaning set forth in Section 14.1.

"Intellectual Property Rights" means all worldwide (a) patents, patent applications and patent rights; (b) rights associated with works of authorship, including copyrights, copyrights applications, copyrights registrations, mask work rights, mask work applications and mask work registrations; (c) rights relating to the protection of trade secrets and confidential information; (d) rights analogous to those set forth herein and any other proprietary rights relating to intangible property; and (e) divisions, continuations, renewals, reissues and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

"Licensed Patents" means (a) the patents and patent applications listed in Schedule 1, all patents issuing from the patent applications listed in Schedule 1, and all continuations, continuations-in-part, divisions, extensions, substitutions, reissues, re-examinations, and renewals of any of the foregoing, and (b) any patents issuing from any applications that claim benefit or priority from any of the patents or patent applications identified in subsection (a) or from which any of the patents or patent applications identified in subsection (a) claim benefit or priority.

"Licensed Technology" means all of the following owned by Licensor or any of its Affiliates pertaining to the technologies listed in Schedule 2: (a) all know-how, trade secrets, inventions, discoveries, ideas, source code, processes, methods, designs, plans, instructions, specifications, formulas, testing and other protocols, settings, and procedures, and other confidential or proprietary technical, scientific, engineering information; and (b) all documentation, materials, and other tangible embodiments of any of the foregoing, in any form or medium, including papers, invention disclosures, laboratory notebooks, notes, drawings, flowcharts, diagrams, descriptions, manuals, and prototypes. For clarity the Licensed Technology does not include third party intellectual property.

"Licensee" has the meaning set forth in the preamble.

"Licensor" has the meaning set forth in the preamble.

"Licensor IPR" shall have the meaning ascribed to it in Section 3 below.

"Losses" means all losses, damages, liabilities, costs, and expenses, including reasonable attorneys' fees and other litigation costs.

"Party" has the meaning set forth in the preamble.

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"Person(s)" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Produced Products” all Products which the Licensee produces itself or caused a third party (other than the Licensor and its Affiliates, successors and assigns) to produce under this Agreement.

“Products” has the meaning set forth in the MPA.

"Specifications" has the meaning set forth in the MPA.

"Term" has the meaning set forth in Section 16.1.

2.          Grant of License.

2.1          Scope of Grant. Subject to the terms and conditions of this Agreement, and without limiting any rights granted to the Licensor under the MPA or otherwise in connection with, or as a result of acquiring, any Product, Licensor hereby grants to Licensee a perpetual, irrevocable (unless this Agreement is terminated due to a material breach by Licensee),royalty-bearing, fee bearing, non-exclusive, non-transferable (except to an Affiliate or in accordance with Section 16.9) right and license under the applicable Licensed Patents and the Licensed Technology to, upon the occurrence of an applicable Release Condition (as defined in the applicable Escrow Agreement), develop, produce, operate, maintain, make Improvements, make, use, offer to sell, sell, commercialize, import or otherwise deal with the Products provided that all the foregoing rights and corresponding Licensed Patents and Licensed Technology shall apply solely to the applicable Product [***] in respect of which the Release Condition occurred under the applicable Escrow Agreement, anywhere in the world solely as incorporated in Digital Payload(s) and not standalone.  Licensee may not improve the Products beyond what constitutes Improvements.

2.2          Sublicensing. Licensee may grant sublicenses under the rights and licenses granted in Section 2.1 to (i) its Affiliates, (ii) its customers who purchase products and equipment from Licensee and its Affiliates, and (iii) contractors acting on its behalf provided that it liable for their compliance with the terms hereof and that each sublicensee is bound by terms no less restrictive and protective of Licensor's Intellectual Property Rights as set forth in this Agreement. The license granted under the Licensed Patents and the Licensed Technology in Section 2.1 includes the right to provide Products and related equipment to Licensee’s customers and a right of such customers for the use, maintenance, modification, repair, upgrading, and updating of such Products and related equipment all solely as incorporated in Digital Payload(s) and not standalone.

3.          Reservation of Licensor IP Rights. Licensor owns and shall continue to own all rights, title and interest in and to Licensed Patents, the Licensed Technology and the Deposit Materials, together with (other than as provided in Section 5) any and all improvements thereto and all Intellectual Property Rights in connection therewith ("Licensor IPR"). Nothing herein contained shall be construed as granting Licensee any rights to Licensor IPR, except to the extent expressly set forth in this or any other agreement between the parties.

4.          Licensor Improvements. Any and all Improvements conceived, made, reduced to practice, or acquired and owned by Licensor or its Affiliates during the Term shall be included within the scope of Licensed Technology and within the rights and license granted in Section 2. Licensor shall, following a Release Condition disclose each such Improvement relating to the relevant product to Licensor in writing within thirty (30) days after the later of (a) its conception or acquisition by Licensor or (b) the date of the applicable Release Condition. All patents and patent applications owned by Licensor claiming any such Improvements shall be included within the scope of Licensed Patents and within the rights and license granted in Section 2.

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5.          Licensee Improvements. All right, title, and interest in any Improvements conceived, made, reduced to practice, or acquired by Licensee (“Licensee Improvements”) made without contravention of this Agreement and all of Licensee's patents and patent applications claiming any such Licensee Improvements, will (a) as between the Parties, remain the sole and exclusive property of Licensee; and (b) not be licensed to Licensor, unless the parties otherwise specifically agree in writing. Licensee agrees not to assert any claim or commence any action, suit or proceeding, against Licensor or any of Licensor’s Affiliates, contractors and customers for infringement of Intellectual Property Rights in or to any Licensee Improvement including without limitation resulting from any manufacture, use, sale, offer for sale, or importation of products incorporating any Licensee Improvement, provided that Licensor has independently or jointly with others developed such Licensee Improvement without use of Licensee’s Confidential Information or any reverse engineering any of the Licensee’s products or technologies.  Without derogating from the foregoing, the Licensee Improvements shall not be deemed part of the Licensed Technology and Licensed Patents and Licensor shall have no obligation in connection therewith  and Licensor's representations and warranties shall not apply thereto.

6.          Transfer of Licensed Technology. Promptly, and in any event within 10 business days, after the occurrence of a Release Condition, Licensor shall disclose the Licensed Technology to Licensee in such form and media as may be reasonably requested by Licensee, to the extent not included in the Deposit Materials and only in respect of the applicable Product in respect of which a Release Condition has occurred.

7.          Technical Assistance. Upon Licensee's reasonable request during the Term, Licensor shall promptly make available one or more of its technical personnel to provide Licensee with technical assistance concerning the Licensed Technology (including any Improvements). Subject to payment of mutually agreed reasonable fees the technical assistance shall include reasonable assistance relating to explanation of documentation and materials included within Licensed Technology and such other services as may mutually be agreed between the parties.

8.          Payments.

8.1          License Fee.

(a)          In consideration of the rights and licenses granted under Section 2, Licensee shall pay to Licensor on the Effective Date a license fee of [***].

(b)          In consideration of Licensor’s agreement to provide disclosures of Improvements under Section 4 and technical assistance under Section 7, Licensee shall pay to Licensor for each calendar year regardless of any actual disclosure or technical assistance  (the “Subject Year”) an amount [***] (the “Royalty Fee”) where:

[***]

8.2          On or before January 31 of each year, the Licensee shall prepare and deliver to the Licensor a statement setting out its calculation of the Royalty Fee for the previous Subject Year, including its calculation of A and B (the “Royalty Statement”). After delivery of the Royalty Statement, the Licensee shall provide the Licensor access, upon every reasonable request, to all work papers of the Licensee to verify the accuracy, presentation and other matters relating to the calculation of Royalty Fee. Within thirty (30) days following receipt of the Royalty Statement, the Licensor shall notify the Licensee in writing if it has any objections thereto. The notice of objection must include statements describing the basis of each of the Licensor’s objections and each amount in dispute. The Licensor is deemed to have accepted the Royalty Statement as final if it has not delivered a notice of objection containing the required information to the Licensee within the specified period of thirty (30) days. If the Licensor disputes the Royalty Statement, the parties shall work expeditiously and in good faith in an attempt to resolve such dispute within a further period of ten days after delivery of the notice of objection.  If the parties fail to reach a resolution, the dispute will be submitted for determination to an independent national firm of certified professional accountants mutually agreed to by the parties. The determination of the accounting firm will be final and binding upon the parties and will not be subject to appeal, absent manifest error provided that the accounting firm complies with the calculation method contained herein. For these purposes, the appointed accountants are deemed to be acting as experts and not as arbitrators. If an accounting firm is retained to resolve a dispute, the costs and expenses of such firm will be borne equally by the parties. However, the parties shall each bear their own costs in presenting their respective cases to such firm. Within five business days of the final determination of the Royalty Fee (either through the lapse of the 30 day period referenced above or the resolution of any despite in accordance with these procedures), the Licensee shall pay to the Licensor the Royalty Fee for the applicable Subject Year.

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8.3          Taxes. If Licensee is required by Law to withhold taxes in connection with any sums payable to Licensor under this Agreement, Licensee may deduct that amount from the payment it otherwise would have made to Licensor under this Agreement.

9.          Recordation of License. Upon written request from Licensee, Licensor shall, at its own expense and within twenty (20) days of such request, record this Agreement or such parts of this Agreement identified by Licensee with each Governmental Authority identified by Licensee and consented to by Licensor (such consent not to be unreasonably withheld or delayed).

10.          [***]

11.          Confidentiality.

11.1          Confidential Information. Each Party acknowledges that in connection with this Agreement it will receive or gain access to certain non-public, confidential, or proprietary information and materials of the other Party in oral, written, electronic, or other form or media, whether or not such information and materials are marked, designated, or otherwise identified as “confidential” (“Confidential Information”). Any information representing Licensor IPR is deemed Licensor Confidential Information.

11.2          Exclusions. Confidential Information does not include information that: (a) was already known to the receiving Party without restriction on use or disclosure; (b) was or becomes generally known by the public other than by breach of this Agreement; or (c) was received from a third party not under any confidentiality obligation to the other Party; or (d) is independently developed without reference to or use of the other Party’s Confidential Information.

11.3          Confidentiality Obligations; Exceptions. Each Party shall maintain the other Party’s Confidential Information in strict confidence and not disclose it to any other person or entity, except to its employees or independent contractors who have a need to know such Confidential Information for such Party to exercise its rights or perform its obligations hereunder and are bound by written non-disclosure agreements. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to the limited extent required to comply with applicable law (including any securities law or regulation or the rules of a securities exchange) or a valid order issued by a court or governmental agency of competent jurisdiction; provided that the Party making the required disclosure shall first provide the disclosing Party with: (a) prompt written notice of such requirement so that the disclosing Party may seek, at its sole cost and expense, a protective order or other remedy; and (b) reasonable assistance, at the disclosing Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.

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12.          Representations and Warranties.

12.1          Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)          it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b)          it has and will retain, the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(c)          the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and

(d)          when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

12.2          Licensor's Representations and Warranties. Licensor represents and warrants that:

(a)          the patents and patent applications identified in Schedule 1 are all the patents and patent applications owned by Licensor that might be necessary or useful for Licensee to make, use, offer to sell, sell, and import the Products;

(b)          it is the sole and exclusive owner of the entire right, title, and interest in and to the Licensed Patents and the Licensed Technology;

(c)          without derogating from the floating charges on Licensor Intellectual Property Rights, it has, and will retain, the right to grant the license granted to Licensee hereunder, and it has not granted, and is not under any obligation to grant, to any third party any license, lien, option, encumbrance, or other contingent or non-contingent right, title, or interest in or to the Licensed Patents or the Licensed Technology that conflicts with the rights and licenses granted to Licensee hereunder;

(d)          there is no settled, pending, or to its knowledge threatened litigation, claim, or proceeding alleging that any Licensed Patent or Licensed Technology is invalid or unenforceable (including any interference, nullity, opposition, inter partes, or post-grant review or similar invalidity or patentability proceedings before the United States Patent and Trademark Office or any other patent office), and it has no knowledge of any factual, legal, or other reasonable basis for any such litigation, claim, or proceeding;

(e)          any making, using, offer to sell, selling, or import of the Products under the rights and licenses to Licensed Technology and Licensed Patents granted in this Agreement shall not infringe any Intellectual Property Right of a third party, unless the infringement arises solely due to (i) use of the Product in a manner inconsistent with the MPA, or (ii) use of the Deposit Material, Licensed Technology, Licensed Patents, or Products in combination with any other technology; and

(f)          to the knowledge of Licensor, the Excluded Patents are not relevant to the Products.

Licensor warranties shall not apply in connection with: (i) changes to the Deposit Materials, the Licensed Technology, the Licensed Patents, the Products made by Licensee or any third including without limitation the Licensor Improvements, or (ii) any use of the Deposit Material, Licensed Technology, Licensed Patents or Products in combination with any other technology.  NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT.

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13.          Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER WILL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, AGGRAVATED, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INTELLECTUAL PROPERTY INFRINGEMENT OR MISAPPROPRIATION, STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE AND THE PARTY AGAINST WHOM LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED REMEDY OF ITS ESSENTIAL PURPOSE.  WITH THE EXCEPTION OF LIABILITY ARISING FROM LICENSOR’S BREACH OF SECTIONS 12.2(b), (c), (d) AND €, NEITHER PARTY'S TOTAL LIABILITY TO THE OTHER PARTY RESULTING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL EXCEED [***].

14.          Indemnification.

14.1          Indemnification by Licensor. Licensor shall indemnify, defend, and hold harmless Licensee, and each of Licensee's officers, directors, employees, successors, and assigns (each, an “Indemnitee”) against all Losses finally awarded in judgement or by an arbitration ruling against an Indemnitee arising out of or resulting from any third-party claim, suit, action, or proceeding (each an “Action”) related to, arising out of, or resulting from Licensor's breach of Sections 12.2 (b), (c), (d) and (e) of this Agreement. Licensor shall have no obligation under this Section 13 to the extent that the Action results solely from (i) use of the Deposit Material, Licensed Technology, Licensed Patents or Products  in combination with any other technology not provided by the Licensor or its Affiliates or (ii) any alteration or modification of the Deposit Materials, Licensed Technology, Licensed Patents or Products by Licensee (or any third party); (iii) Licensee Improvements; (iv) Licensee's failure to use the most updated version of the Deposit Material actually deposited by Licensor under the Escrow Agreement.

14.2          Indemnification Procedure. As a condition to the obligation set forth in Section 13.1 above, an Indemnitee shall promptly notify Licensor in writing of any Action and Licensee will permit Licensor to solely control the defense, settlement, adjustment or compromise of any such claim. Licensee shall have no authority to settle any claim on behalf of Licensor. The Indemnitee's failure to promptly notify Licensor of the Action shall not relieve Licensor of its obligation under this Section except to the extent Licensor can demonstrate that it has been materially prejudiced as a result of the failure. The Indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

15.          Indemnification by Licensee. Licensee shall indemnify, defend, and hold harmless Licensor, and each of Licensor's officers, directors, employees (each, an “Licensor Indemnitee”) against all Losses finally awarded in judgement arising out of or resulting an Action related to, arising out of breach of third party Intellectual Property Rights resulting from changes to Deposit Materials the Licensed Technology, Licensed Patents, Products made by Licensor including without limitation the Licensor Improvements.

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16.          Term and Termination.

16.1          Term. This Agreement is effective as of the Effective Date and continue until terminated in accordance with Section 16.2 (the “Term”).

16.2          Termination.

(a)          Licensee may terminate this Agreement at any time without cause, and without incurring any additional obligation, liability, or penalty, by providing at least thirty (30) days' prior written notice to Licensor.

(b)          Either Party may terminate this Agreement on written notice to the other Party if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof.

16.3          Effect of Termination. On any expiration or termination of the entirety of this Agreement, each Party shall (a) return to the other Party all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other Party’s Confidential Information; (b) permanently erase the other Party’s Confidential Information from its computer systems; and (c) certify in writing to the other Party that it has complied with the requirements of this Section. Unless this Agreement was terminated for cause by Licensor, the requirements of this Section shall not apply to any Confidential Information useful to Licensee to exploit fully the perpetual license to Licensed Patents and Licensed Technology provided under Section 2.

16.4          Survival. The rights and obligations of the Parties set forth in this Section 16.4, Section 1 (Definitions), and Section 5 (Licensee Improvements), unless this Agreement was terminated for cause by Licensor: Section 2 (Grant of License) and provided that the license fees are fully paid, 5, Section 9 (Recordal of License), Section 11 (Confidentiality), Section 12 (Representations and Warranties), Section 13 (Limitation of Liability), Section 14 (Indemnification), Section 16.3 (Effect of Termination), and Section 17 (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

17.          Miscellaneous.

17.1          Licensor Insolvency. Every right and license granted by Licensor under this Agreement and the Escrow Agreement is and shall be deemed to be a “right to use intellectual property”, and the Escrow Agreement is “supplementary” to this Agreement, as such phrases are used in and interpreted under sections 65.11(7), 65.13(9), 72.1, and 246.1 of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 (the “BIA”) and sections 32(6) and 36(8) of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the “CCAA”), and shall be deemed to be rights and licenses to "intellectual property" as such term is used in, and interpreted under, Section 365(n) of the United States Bankruptcy Code (the "Bankruptcy Code") 11 U.S.C. § 365(n). Licensee shall have all available rights and protections under the BIA, the CCAA, the Bankruptcy Code, and all other applicable bankruptcy, insolvency, and similar laws with respect to this Agreement, the Escrow Agreement, and the subject matter hereof. Without limiting the generality of the foregoing, and notwithstanding any sale or other disposition of any of the related intellectual property (or embodiments of intellectual property) or any sale of the license granted under this Agreement, Licensor acknowledges and agrees that, if Licensor becomes bankrupt, commences BIA proposal proceedings, CCAA proceedings, Bankruptcy Code proceedings, or if Licensor or its assets become subject to a receivership or any similar proceeding:

(a)          subject to Licensee’s rights of election under section 365(n) of the Bankruptcy Code (or any analogous provisions under the BIA, the CCAA, or other applicable law), all rights, licenses, and privileges granted to the Licensee under this Agreement, the Escrow Agreement, and any other applicable agreement will continue subject to the respective terms and conditions hereof and thereof, and will not be affected, even by the termination, rejection, disclaimer, or resiliation of this Agreement, the Escrow Agreement, or any other applicable agreement;

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(b)          Licensee will be entitled to a complete duplicate of, or complete access to, as appropriate, all such intellectual property and embodiments of intellectual property, which, if not already in Licensee’s possession pursuant to the Escrow Agreement or otherwise, shall be promptly delivered to Licensee or its designee, unless a Release Condition (as defined in the Escrow Agreement) has not occurred and Licensor elects to and does in fact continue to perform all of its obligations under this Agreement, the MPA, and any other applicable agreement]; and

(c)          any stay or injunction, statutory or otherwise, imposed in respect of any such proceeding (including, without limitation, the automatic stay under section 362 of the Bankruptcy Code, 11 U.S.C. § 362) will not apply to any party’s exercise of its rights or any other performance under the Escrow Agreement, including, without limitation, any obligations of the escrow agent, or any instructions from Licensee to the escrow agent, relating to the escrow deposit materials.

17.2          Further Assurances. Each Party shall, upon the reasonable request of the other Party, promptly execute such reasonable documents and take such further reasonable actions as may be necessary to give full effect to the terms of this Agreement.

17.3          Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

17.4          No Public Statements. Without derogating from any securities law requirements, neither Party may issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement, otherwise use the other Party's trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other Party.

17.5          Notices. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to [***]: [***]

If to [***]: [***]

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

17.6          Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole.

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Unless the context otherwise requires, references herein to: (x) Sections and Schedules refer to the Sections of and Schedules attached to this Agreement; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

17.7          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.8          Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

17.9          Assignment. No Party may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement without the prior written consent of the other Party, not to be unreasonably withheld. Provided that either party may assign this Agreement without the consent of the other to any assignee or any third party that will purchase all or substantially all of the its business (or that portion of its overall business of which this Agreement is a part) or in the event of a merger, consolidation, sale of all, or substantially all of its securities or assets or involvement in a similar transaction. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns.

17.10          No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under, or by reason of this Agreement.

17.11          Amendment; Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

17.12          Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17.13          Governing Law; Submission to Jurisdiction.

(a)          This Agreement and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of New York, New York, United States without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any other jurisdiction.

(b)          Any legal suit, action, or proceeding arising out of or related to this Agreement shall be submitted exclusively to United States District Court for the Southern District of New York.

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17.14          Equitable Relief. Each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation, and agrees that, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court. These remedies are not exclusive but are in addition to all other remedies available under this Agreement at law or in equity.

17.15          Legal Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either Party hereto against the other Party arising out of or related to this Agreement, the prevailing Party shall be entitled to recover its reasonable legal fees and court costs from the non-prevailing Party.

17.16          Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission (to which a signed PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SATIXFY UK LIMITED
By /s/ Menachem Burko Name: Menachem Burko Title: Director
SATIXFY ISRAEL LTD. By /s/ Yoav Leibovitch Name: Yoav Leibovitch Title: Chairman By /s/ Oren Harari Name: Oren Harari Title: Interim CFO MacDONALD, DETTWILER AND ASSOCIATES CORPORATION
By /s/ Martin J. Herman Name: Martin J. Herman Title: Authorized Signatory

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SCHEDULE 1

LICENSED PATENTS

[***]

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SCHEDULE 2

LICENSED TECHNOLOGY

[***]

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Exhibit 4.4

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

THIS INVESTOR RIGHTS AGREEMENT is dated [●] and made between:

(1)	MDA LTD., a corporation formed under the laws of the Province of Ontario (the “MDA”); and

(2)	SATIXFY COMMUNICATIONS LTD., a limited liability company organized under the laws of the State of Israel (“SatixFy”).

RECITALS:

(A)
Pursuant to a share purchase agreement dated August 30, 2023 (the “Purchase Agreement”) between SatixFy and MDA Space and Robotics Limited (the “Purchaser”), an Affiliate (as defined herein) of MDA, SatixFy has sold to the Purchaser and the Purchaser has purchased from SatixFy, all of the outstanding ordinary shares in the capital of SatixFy Space Systems UK Ltd. (the “Corporation”), a private limited company formed under the laws of England and Wales, all in accordance with the terms of the Purchase Agreement.

(B)
Immediately following the Purchaser’s acquisition of the Corporation pursuant to the Purchase Agreement, the Corporation shall be obligated to pay certain amounts to SatixFy UK Limited under the SUK Promissory Note and to SatixFy Israel Ltd, under the SIL Promissory Note II in the total aggregate amount of $20,000,000 (the “Promissory Note Payments”).

(C)	SatixFy and MDA, through the Purchaser, has derived, and will derive, substantial economic benefits from the transactions contemplated in the Purchase Agreement.

(D)
So that MDA and its Affiliates (including the Corporation) may realize the full value associated with the Purchaser’s purchase of the Corporation pursuant to the Purchase Agreement, SatixFy has agreed that it will grant MDA certain rights, all in accordance with the terms of this Agreement.

(E)
In connection with the Purchase Agreement, SatixFy UK Limited and MacDonald, Dettwiler and Associates Corporation have entered into Master Purchase Agreement (the “MPA”) providing for, among other things, the prepayment of [***] (the “Pre-Payment Amount”) for the acquisition of Products (as defined in the MPA).

(F)
SatixFy has voluntarily entered into this Agreement and agrees that the limitations and restrictions set out in this Agreement are reasonable and not oppressive and are intended to protect MDA’s substantial investment through the Purchaser and legitimate business interests under the Specified Agreements (as defined in the Purchase Agreement).

(G)
MDA, through the Purchaser, would not have acquired the ordinary shares of the Corporation and would not have entered into the other transactions and agreements contemplated by the Specified Agreements without a commitment by SatixFy to execute and deliver this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Notice” has the meaning specified in Section 2.4(a).

“Acquisition Period” has the meaning specified in Section 2.4(b)(ii).

“Acquisition Proposal” has the meaning specified in Section 2.4(a).

“Affiliate” of any Person means any other Person who, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, and for these purposes: (a) a body corporate is controlled by one or more Persons if (i) securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are beneficially owned by the Person or Persons, and (ii) the votes attached to those securities are sufficient to elect a majority of the directors of the body corporate, (b) an association, partnership or other organization is controlled by one or more Persons if (i) more than 50% of the partnership or other ownership interests, however designated, into which the association, partnership or other organization is divided are beneficially owned by the Person or Persons, and (ii) the Person or Persons are able to direct the business and affairs of the association, partnership or other organization or the appointment of its management, (c) a body corporate, association, partnership or other organization is controlled by one or more Persons if the Person or Persons have, directly or indirectly, control in fact of the body corporate, association, partnership or other organization, and (d) a body corporate, association, partnership or other organization that controls another body corporate, association, partnership or other organization is deemed to control any body corporate, association, partnership or other organization that is controlled or deemed to be controlled by the other body corporate, association, partnership or other organization; and “control”, “controlled” and similar expressions have corresponding meanings.

“Agreement” means this investor rights agreement, as it may be amended, restated, replaced or supplemented from time to time.

“Board” means the board of directors of SatixFy.

“Board Observer” has the meaning specified in Section 2.1.

“BOD Meeting” has the meaning specified in Section 2.1.

“Business Day” means a day of the year, other than a Friday, Saturday, Sunday or any day on which major banks are generally closed for business in Toronto, Canada or Israel.

“Business Sale” has the meaning specified in Section 2.4(b).

“Corporation” has the meaning specified in the Recitals.

“Executive Committee” has the meaning specified in Section 2.2.

“Governmental Authority” means the government of the United Kingdom and the Government of Israel or any other nation, or of any political subdivision thereof, whether provincial, territorial, state, regional, municipal or local, and any department, agency, authority, instrumentality, regulatory body, central bank, court, commission, board, tribunal, bureau or other entity exercising executive, legislative, regulatory, judicial or administrative powers or functions under, or for the account of, any of the foregoing including, without limitation, the Israeli Innovation Authority and the Israeli Competition Authority.

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 “Laws” means any and all (a) laws, constitutions, treaties, statutes, codes, ordinances, orders, decrees, rules, regulations and by-laws, including any stock exchange rules, (b) judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, instruments or awards of any Governmental Authority, and (c) policies, practices, standards, guidelines and protocols.

“MDA” has the meaning specified in the Preamble.

“MDA NDA” has the meaning specified in Section 2.1.

“MDA Proposal” has the meaning specified in Section 2.4(b)(i).

“MPA” has the meaning specified in the Recitals.

“Observer NDA” has the meaning specified in Section 2.1.

“Ordinary Course” means, with respect to an action taken by a Person, that such action is or has been taken in the ordinary and usual course of the normal day-to-day operations of the Person or its business, as the case may be, and in a manner consistent with the past practices of such Person or its business.

“Parties” mean SatixFy and MDA and any other Person who may become a party to this Agreement, and “Party” means any one of them.

“Person” means a natural person, partnership, limited partnership, limited liability partnership, syndicate, sole proprietorship, corporation or company (with or without share capital), limited liability company, stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority.

“Potential Purchaser” has the meaning specified in Section 2.4(b).

“Pre-Payment Amount” has the meaning specified in the Recitals.

“Proceeds” has the meaning specified in Section 2.3.

“Products” has the meaning specified in the MPA.

“Products Maturity Date” means the date on which SatixFy UK limited has successfully completed five (5) consecutive Purchase Orders (as defined in the MPA) for both of the chips referred to in the definition of Products, including providing acceptable documentation and meeting all service levels as required by such Purchase Orders and, as of such date, there have been no significant warranty claims in relation to any of the Products that have been recurring on a regular basis.

“Promissory Note Payments” has the meaning specified in the Recitals.

“Purchase Agreement” has the meaning specified in the Recitals.

“Purchaser” has the meaning specified in the Recitals.

“Relevant Affiliate” has the meaning specified in Section 2.4(a).

“Response Period” has the meaning specified in Section 2.4(b)(i).

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“SatixFy” has the meaning specified in the Preamble.

“SIL Promissory Note II” has the meaning specified in the Purchase Agreement.

“SUK Promissory Note” has the meaning specified in the Purchase Agreement.

1.2	Gender and Number

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, words importing the singular number only (including defined terms) include the plural and vice versa, and words importing a gender include all genders and, in each case, the rest of any sentence including such words is to be construed as if the necessary grammatical changes had been made.

1.3	Certain Phrases and Calculation of Time

(a)	In this Agreement:

(i)	the words “including” and “includes” mean “including (or includes) without limitation”; and

(ii)
in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”, and if the last day of any such period is not a Business Day, such period shall end on the next Business Day.

(b)
When calculating the period of time “within” which or “following” which any act or event is required or permitted to be done, notice given or steps taken, the date which is the reference date in calculating such period is to be excluded from the calculation. If the last day of any such period is not a Business Day, such period shall end on the next Business Day.

1.4	Headings, Etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this Agreement.

1.5	No Presumption

The Parties and their respective legal counsel have participated jointly in the negotiation and drafting of this Agreement and have had full opportunity to review and consider the terms of this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties. No presumption or burden of proof should arise in favour of any Party by virtue of the authorship of any provision of this Agreement.

1.6	Governing Law

(a)	This Agreement is governed by and is to be interpreted and enforced in accordance with the Laws of the State of New York.

(b)
Subject to the dispute resolution provisions of this Agreement, each of the Parties irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the State of New York in any action or proceeding arising out of, or relating to, this Agreement. Each of the Parties waives objection to the venue of any action or proceeding in such court or any argument that such court provides an inconvenient forum.

(c)	Each of the Parties irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of, or related to, this Agreement.

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ARTICLE 2
INVESTOR RIGHTS

2.1	Board Observer

SatixFy shall permit one observer designated by MDA from time to time by written notice to SatixFy (together with any substitute individual that may designated to attend on such observer’s behalf, the “Board Observer”) to attend any regular meetings of the Board (or any relevant committees thereof) (each such meeting, a “BOD Meeting”) by telephone, video conference or, if held in person, in person, in each case at the election of the Board Observer, it being acknowledged that whether any particular BOD Meeting is via telephone, video conference or in person shall determined by SatixFy subject to its articles of association . The Board Observer shall not be a member of the Board and shall not be entitled to vote on matters presented to or discussed by the Board (or any relevant committee thereof). The Board Observer shall execute and deliver to SatixFy a confidentiality agreement in the form attached hereto as Exhibit A (the “Observer NDA”). MDA shall cause the Board Observer to comply with all relevant SatixFy internal policies and procedures, as in effect from time to time, including with respect to insider trading and conduct. MDA will not, and will cause the Board Observer not to, take any action relating to the securities of SatixFy which would constitute or could reasonably be expected to constitute insider trading, market manipulation or any other violation of applicable Law. MDA shall promptly notify SatixFy in writing of any known breach or threatened breach of this Agreement of which MDA becomes aware, including any known misuse or misappropriation of any Confidential Information by the Board Observer.  SatixFy shall provide MDA and the Board Observer with written notice of the time and place of any BOD Meeting and all proposed actions to be taken by the Board (or any relevant committee thereof) as if the Board Observer were a member of the Board. The Board Observer shall have the right to receive all information provided to the members of the Board or any similar group performing an executive oversight or similar function (or any relevant committee thereof) as if the Board Observer was such a member, including any agendas, resolutions or other materials, in anticipation of, or at, such meeting (regular or special and whether telephonic, by video conference or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to such members, and the Board Observer shall keep such materials and information confidential in accordance with the Board Observer NDA. The Board Observer may report and disclose to MDA any and all information received or observed by the Board Observer in the Board Observer’s capacity as such; provided that, MDA shall treat such information and materials as “Confidential Information” as such term is defined under the Non-Disclosure Agreement dated March 26, 2023 between MDA and SatixFy (the “MDA NDA”) and not disclose to any Person any portion of such information and/or materials other than in accordance with the terms of the MDA NDA. SatixFy shall reimburse MDA or the Board Observer, as applicable, for all reasonable out-of-pocket costs and expenses incurred by the Board Observer in connection with the Board Observer’s participation in any such BOD Meeting (including, for certainty, reasonable lodging and travel expenses) and on a basis that is at least as favourable as SatixFy’s management expense and travel policies in effect at the relevant time. Notwithstanding the foregoing, SatixFy may exclude Board Observer from access to any information, material or meeting or portion thereof if: (i) the Board concludes in good faith, upon advice of SatixFy’s legal counsel, that such exclusion is necessary to preserve the attorney-client or work product privilege between SatixFy or any of its Affiliates and its legal counsel; or (ii) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate and such limitation is reasonably necessary with respect to the applicable matters, (iii) such exclusion is necessary to avoid a conflict of interest between SatixFy and/or any of its Affiliates on the one hand and MDA and/or any of its Affiliates on the other, or (iv) the Board concludes in good faith, upon advice of SatixFy’s legal counsel, that such exclusion is necessary in order for SatixFy to comply with applicable Law.

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2.2	Executive Committee

MDA and SatixFy shall cause their respective Chief Executive Officers and two other executives from each, as selected in accordance with this Section 2.2, to form a non-Board committee (the “Executive Committee”). The Executive Committee shall serve as a forum for the regular exchange of views between MDA and SatixFy relating to the Products and may include other topics such as operations, prospects and strategies, research, development, design, manufacturing and commercialization. The Chief Executive Officer of MDA shall select two additional executives of MDA who are reasonably satisfactory to SatixFy, and the Chief Executive Officer of SatixFy shall select two additional executives of SatixFy who are reasonably satisfactory to MDA who shall form part of the Executive Committee. The inaugural meeting of the Executive Committee shall occur on or before December 31, 2023, with each subsequent meeting to occur no later than 4 months following the prior meeting of the Executive Committee (or as otherwise deemed desirable by MDA or SatixFy, but not more than once during each calendar month). The Executive Committee shall prepare its own charter at the inaugural meeting.

2.3	Use of Funds

Until such time as SatixFy has delivered acceptable space qualified Products (as determined in MDA’s sole discretion) to MDA or its Affiliates, SatixFy shall use, and shall cause its Affiliates to use, the proceeds from the Pre-Payment Amount and the Promissory Note Payments (the “Proceeds”, solely for the purpose of researching, developing, designing, manufacturing and commercializing Products. For certainty, SatixFy shall not use the Proceeds for any other purpose, including to repay the principal amount or any interest accrued and owing on that certain credit agreement dated February 1, 2022 by and among SatixFy, on the one hand, and Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders thereunder (each of which is an Affiliate of Francisco Partners L.P.), on the other hand, as such credit agreement may be amended from time to time.

2.4	Right of Inclusion

(a)
From and after the date of this Agreement, should SatixFy receive a bona fide written proposal for the sale of (i) SatixFy, (ii) any of its Affiliates who are involved in any material respect in the research, development, design, manufacturing, delivery or commercialization of Products or the integration of Products with MDA’s products (such Affiliate, a “Relevant Affiliate”) (which, in the case of (i) and (ii) would upon consummation thereof result in a Change of Control (as defined in the MPA) in SatixFy or the Relevant Affiliate) or (iii) a material portion of SatixFy’s or a Relevant Affiliate’s assets outside the Ordinary Course, or should a proposal to acquire SatixFy be publicly announced (whether by share sale, asset sale, tender offer, merger, amalgamation, arrangement, business combination or other similar agreement) (together, an “Acquisition Proposal”) SatixFy shall notify MDA of such Acquisition Proposal (an “Acquisition Notice”) prior to SatixFy’s entry into a definitive agreement with respect to such Acquisition Proposal and describe in such Acquisition Notice the material terms and conditions of the Acquisition Proposal.

(b)
To the extent that the Acquisition Proposal pertains to (a) assets of SatixFy and/or one or more of its Affiliates that, individually or in the aggregate, constitute [***]% or more of the consolidated assets of SatixFy and its Affiliates or that contribute [***]% or more of the consolidated revenue or net income of SatixFy and its Affiliates, (b) assets of SatixFy and/or one or more of its Affiliates that are related to the Products or that the sale of which would materially affect the ability of SatixFy and its Affiliates to research, develop, design, manufacture, deliver or commercialize the Products, or (c) [***]% or more of any voting or equity securities of SatixFy or any of its Affiliates (including securities convertible into or exercisable or exchangeable for such voting or equity securities) that, individually or in the aggregate, constitute [***]% or more of the consolidated assets of SatixFy and its Affiliates or that contribute [***]% or more of the consolidated revenue or net income of SatixFy and its Affiliates (such Acquisition Proposals, in each case, except for any tender, offer, exchange offer or other arrangement to which SatixFy is not a party, each a “Business Sale”), SatixFy shall, prior to entering into any agreement with a party proposing a Business Sale (a “Potential Purchaser”), permit MDA (directly or through an Affiliate) to participate in the Business Sale and related process as a potential buyer, partner (in the event of a partnership) or participant (in the event of any other participation right or arrangement), all in accordance with the following procedures:

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(i)
MDA shall advise SatixFy in writing within [***] (the “Response Period”) following the receipt of the Acquisition Notice of whether it intends to make a competing offer with respect to the Business Sale on terms no less favourable, in the aggregate, than the terms set out in the Acquisition Proposal (the “MDA Proposal”).

(ii)
If MDA advises SatixFy that it does not intend to submit a MDA Proposal or fails to submit a MDA Proposal within the Response Period then, for a period of [***]following MDA’s receipt of the Acquisition Notice (the “Acquisition Period”) SatixFy shall be free to enter into a definitive agreement with the Potential Purchaser regarding the Business Sale.  SatixFy shall advise MDA if the Acquisition Period expires without the execution by SatixFy and the Potential Purchaser of a definitive agreement.  During an Acquisition Period SatixFy shall, upon reasonable request by MDA, advise MDA whether SatixFy continues to be actively engaged with a Potential Purchaser in respect of the relevant Business Sale.

(iii)	If MDA informs SatixFy during a Response Period that MDA intends to submit a MDA Proposal then:

(A)
MDA shall, at its sole option, be entitled to access the same information and disclosures as SatixFy grants to any other Potential Purchaser subject to the execution by MDA of a confidentiality agreement in favour of SatixFy which is on terms no more favourable to SatixFy than as provided in the non-disclosure agreement entered into with the other Potential Purchaser and on terms no less favourable to MDA than as provided to the Potential Purchaser in the non-disclosure agreement entered into with the other Potential Purchaser, in each case, subject to applicable Law; and

(B)
SatixFy shall, in good faith, negotiate with MDA (or its Affiliates) in respect of a Business Sale and shall give due consideration to any MDA Proposal.  For the avoidance of doubt, notwithstanding anything to the contrary herein, SatixFy, acting at its absolute and sole discretion, may reject, accept or negotiate any proposal by MDA as SatixFy deems fit in its sole discretion, and nothing herein shall be deemed to limit or restrict the power or authority of SatixFy to reject, in its sole and absolute discretion and for any reason, any proposal by MDA (if any), and to accept or reject any proposal by any third party.

(c)
To the extent that any Acquisition Proposal pertains to a sale of assets which, in the reasonable judgement of MDA, are related to the research, development, design, manufacturing, delivery or commercialization of Products or the integration of the Products with MDA’s products or could reasonably be expected to affect MDA’s or its Affiliates’ rights under the MPA or any other commercial arrangements with SatixFy then in effect, SatixFy shall not enter into any definitive agreement with respect to such Acquisition Proposal unless the purchaser of the relevant assets agrees in favour of MDA, upon consummation of such sale of assets, to be bound by the terms of the MPA and the other commercial arrangements then in effect between MDA and its Affiliates, on the one hand, and SatixFy and its Affiliates, on the other hand, relating to support, exclusivity, pricing and MDA’s access to the Products with respect to all signed supply/purchase contracts and quoted proposals made by SatixFy or its Affiliates to MDA or its Affiliates.

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2.5	Progress Tracking

Until successful acceptance of the space qualified Products, SatixFy shall cause SatixFy UK Limited to provide a technical update at a cadence requested by MDA (no less than monthly) on the progress on the development of the Products. This will include, at a minimum: (1) updates against an established schedule of milestones, with reasons provided for schedule changes; (2) updates on the budget required to complete the Products with reasons provided for changes; (3) a list of open issues and their status; and (4) a list of key risks and their status.

2.6	Roadmap Participation

SatixFy and MDA will establish a forum for discussing the roadmaps for the Products and SatixFy will accommodate reasonable MDA requests for enhancements to the Products. In the case that agreement cannot be reached the issue will be referred to the Executive Committee for resolution.

ARTICLE 3
TERM AND TERMINATION

3.1	Term

(a)
The term of this Agreement shall commence on the date first written above and, unless earlier terminated in accordance with Section 3.1(b), continue in full force and effect until the MPA shall have expired or been terminated.

(b)
Notwithstanding Section 3.1(a): (A) SatixFy may terminate (i) Sections 2.1, 2.2, 2.5 and 2.6 of this Agreement in connection with a Change of Control in SatixFy or SatixFy UK Limited by providing written notice to MDA (such termination to become effective immediately prior to such Change of Control upon consummation of such Change of Control) and (ii) Section 2.1 by providing written notice to MDA upon the occurrence of Products Maturity Date; and (B) in the event that a Change of Control in SatixFy or SatixFy UK Limited occurs after January 1, 2025, Section 2.4 of this Agreement shall automatically terminate on the third (3rd) anniversary of the Closing (as defined in the Purchase Agreement).

(c)
Notwithstanding anything to the contrary herein, the undertakings of SatixFy hereunder shall terminate if the payment obligations under the SIL Promissory Note II and the SUK Promissory Note are not performed in accordance with their respective terms.

(d)
In the event of the termination of this Agreement as provided in Section 3.1(a), this Agreement shall be of no further force or effect and all rights and obligations of the Parties hereunder shall be at an end; provided that (i) Article 1 (for purposes of Section 1.1, to the extent applicable), any confidentiality and expense reimbursement provisions contained in Article 2 and Article 4 shall in each case survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any Party from any liability for any breach of this Agreement prior to such termination.

ARTICLE 4
MISCELLANEOUS

4.1	Entire Agreement

Each Party acknowledges and agrees for itself that:

(a)
this Agreement constitutes the entire agreement between the Parties and supersedes any prior agreement, understanding, undertaking or arrangement between the Parties relating to the subject matter of this Agreement;

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(b)
in entering into this Agreement, they do not rely on any statement, assurance or warranty of any Person (whether a party hereto or not and whether made in writing or not) other than as expressly set out herein;

(c)
except as provided in Article 3, and without prejudice to its other rights and remedies for any such matters, neither Party may rescind or terminate this Agreement for breach of contract or for negligent or innocent misrepresentation or otherwise; and

(d)	nothing in this Section 4.1, and no other limitation in this Agreement, shall exclude or limit any liability for, or remedy in respect of, fraud or breach of confidentiality obligations.

4.2	Obligations; Remedies

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance, injunctive relief and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce compliance with the terms of this Agreement, without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at Law or in equity.

4.3	No Third-Party Beneficiaries

The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer any third party beneficiary rights (and this Agreement does not confer any such rights) upon any Person.

4.4	Notices

Any notice, direction, consent or other communications given under this Agreement must be in writing and delivered by courier, by personal delivery or by electronic transmission (including by fax or email) as follows:

(a)	to MDA at:

MDA Ltd.
9445 Airport Road,
Brampton, ON, L6S 4J3
Canada

Attention:      [***]
Email:             [***]

with a copy (which does not constitute notice to MDA) to:

Norton Rose Fulbright Canada LLP
222 Bay Street, Suite 3000
Toronto, ON, M5K 1E7
Canada

Attention:     [***]
               Email:            [***]

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(b)	to SatixFy at:

SatixFy Communications Ltd.
12 Hamada Street,
Rehovot 7670316,
Israel

Attention:     [***]
Email:            [***]
and
Attention:    [***]
Email:            [***]

with a copy (which does not constitute notice to the Seller) to:

Goldfarb, Gross, Seligman & Co.
One Azrieli Center
Tel Aviv 6701101
Israel

Attention:     [***]
Email:            [***]

Any such communication shall be deemed to have been given and received on the day on which it was so delivered or transmitted (if a Business Day, and if not, then on the next succeeding Business Day) unless received after 5:00 pm (local time in the place of receipt) in which case it shall be deemed to have been given and received on the next succeeding Business Day.

A Person may change its address for service by notice given in accordance with the foregoing and any subsequent communication must be sent to such Person at its changed address.

4.5	Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement of the Parties.

4.6	Waiver

The failure or delay by a Party in enforcing, or insisting upon strict performance of, any provision of this Agreement does not constitute a waiver of such provision or in any way affect the validity or enforceability of this Agreement (or any of its provisions) or deprive a Party of the right, at any time or from time to time, to enforce or insist upon strict performance of that provision or any other provision of this Agreement. Any waiver by a Party of any provision of this Agreement is effective only if in writing and signed by such Party.

4.7	Severability

The Parties agree that each of the covenants contained in this Agreement are separate and distinct. If any provision of this Agreement is determined by an arbitrator or a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect, without amendment.

4.8	Time of the Essence

Time is of the essence in this Agreement.

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4.9	Successors and Assigns

This Agreement shall become effective when executed by the Parties and after that time shall be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, duties or obligations under this Agreement are assignable or transferable by a Party without the prior written consent of the other Party. Any attempt to assign any of the rights, duties or obligations in this Agreement without such written consent is void.

4.10	Further Assurances

Each Party shall, at the request of the other Party, execute and deliver such additional assurances and perform or cause to be performed such further and other acts or things as may be reasonably required to give effect to, and carry out the intent of, this Agreement.

4.11	Counterparts and Electronic Delivery

This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original. All such signed counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by electronic means (including in PDF format) shall be as valid and effective as delivery of an originally or manually executed copy of this Agreement.

4.12	Language

The Parties confirm having requested that this Agreement and all notices or other communications relating to it be drawn-up in the English language only.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF the Parties have executed this Investor Rights Agreement.

MDA LTD.
By:	/s/ Martin J. Herman
Authorized Signing Officer
SATIXFY COMMUNICATIONS LTD.
By:	/s/ Yoav Leibovitch /s/ Oren Harari
Authorized Signing Officer

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Exhibit A

Form of Board Observer NDA

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“NDA”) is entered into on [●] by and between SatixFy Communications Ltd., an Israeli company, having a place of business at 12 Hamada St., Rehovot, Israel, in its own name and on behalf of its Affiliates (the “Company”), and [insert name of Observer] (the “Observer”).

WHEREAS, pursuant to that certain Investor Rights Agreement, dated [●] (the “IRA”), by and between the Company and MDA Ltd. (“MDA”), MDA designated the Observer to serve as a non-voting board observer to the board of directors of the Company (the “Board”) and any and all committees thereof (each a “Committee”, and collectively, the “Committees”) until his/her successor shall have been designated by MDA or the termination of MDA’s observer rights, in each case, subject to the terms and conditions of the IRA;

WHEREAS, the Observer shall receive and be provided access to certain confidential and proprietary information, data and know-how relating to the business and prospective business of the Company and its subsidiaries and to existing or potential products, processes and services of the Company; and

WHEREAS, the Company wishes to maintain in confidence such information and each of MDA and the Observer recognize the necessity of maintaining the strictest confidence with respect to the Company’s confidential information.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein, as well as other valuable consideration received, the parties agree as follows:

NOW, THEREFORE the parties agree as follows:

1.    Confidential Information. “Confidential Information” means all confidential materials and information (whether or not reduced to writing) that the Observer obtains or to which the Observer obtains access as a result of his/her activities as observer to the Board or any of its Committees, including the following: (a) any and all data, information, materials, systems, processes, procedures or intellectual property owned or used by the Company and its Affiliates (as defined in the IRA, collectively with the Company, the “Group”) that is competitively sensitive or not generally known to the public, including information relating to employees, customers, commercial partners, clients, vendors or suppliers of the Group; information provided to the Observer by any of the Group employees, customers, commercial partners, vendors or suppliers; customer lists; any and all financial statements, budgets, projections and related data; information, processes, procedures or systems relating to research and development, engineering, legal matters, human resources, sourcing, operations, purchasing and manufacturing; business, marketing, advertising and sales plans or estimates; internal performance results; information relating to possible partnerships, joint ventures or acquisitions of any Person; contracts; business records, corporate books and other Group-related records; (b) any creative, scientific or technical information, drawing, design, diagram, process, plan, method, or formula; and (c) all confidential or proprietary concepts (oral or written), documentation, reports, data, specifications, computer hardware or software, source code, object code, flow charts, databases, inventions, know-how, show how and trade secrets, which pertain to the Group regardless of form and whether or not patented or patentable, copyrighted or able to be copyrighted or registered as a trademark or registrable as a trademark and all modifications, derivative works, enhancements and versions thereof.

2.    Protection of Confidential Information.

2.1.
The Observer hereby acknowledges and represents that he/she has had the opportunity to consult with independent legal counsel regarding his/her rights and obligations under this NDA and that he/she fully understands the terms and conditions contained herein. The Observer agrees that he/she will not: (i) use, disclose, or reverse engineer the Confidential Information except as authorized by the Company or as permitted herein or (ii) upon the Observer’s removal, resignation or termination retain Confidential Information, including any copies existing in any form (including electronic form), that are in his/her possession or control. Notwithstanding the foregoing, the Observer may use the Confidential Information in the course of performing his/her duties as observer to the Board on behalf of MDA (the “Purpose”); provided, that such use is made in good faith.

2.2.
The Observer undertakes not to use or exploit the Confidential Information for its own benefit nor for the benefit of any third party, or for any purpose other than the Purpose. The Observer will use at least reasonable care to protect Confidential Information from any unauthorized use or disclosure. The Observer will not disclose the Confidential Information to any third party other than to the directors, officers, employees, counsel, accountants or other professionals or representatives of MDA (the “Representatives”) in the normal course of the performance of their duties for MDA, on a need-to-know basis (it being understood that such Representatives shall be informed by the Observer or MDA of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 2). The Observer will not make any copies of the Confidential Information on any type of media other than as required for the Purpose, without the prior express written permission of the Company. The Observer shall not, and shall not permit any third party to, directly or indirectly, attempt to reverse-engineer, decompile, disassemble, decipher or take other similar actions with respect to the Confidential Information.

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2.3.
Notwithstanding any of the foregoing, the obligations of confidentiality set forth above shall not extend to Confidential Information that: (i) is or becomes publicly known through no wrongful act or omission of the Observer or MDA; (ii) is, at the time of disclosure under this NDA, already known to the Observer without restriction on disclosure; or (iii) is independently developed by the Observer without use of, reliance on, or reference to the Confidential Information, and without breach of this NDA.

2.4.
Upon the termination of this NDA or upon request of the Company, the Observer shall (i) return to the Company any information disclosed in any tangible form, and all copies thereof (on whatever physical, electronic or other media such information may be stored) containing any Confidential Information; if such Confidential Information is stored in electronic form, it is to be immediately deleted, including all backup and archived copies; and (ii) provide a certification in writing that the Observer has complied with all of the terms of this NDA, that he/she has retained no copies or embodiments of the Confidential Information on any media.

3.    No Additional Rights. All Confidential Information is and shall remain the property of the Company. Nothing in this NDA shall be construed as granting to the Observer any property rights, by license or otherwise, in the Confidential Information. This NDA does not (i) obligate the Company to disclose any of its information to the Observer and the Company may, subject to the IRA, at any time cease to provide information to the Observer without liability, and request in writing the return of information previously disclosed; (ii) obligate either party to purchase any goods or services, to offer for sale any goods or services, to negotiate, or to enter into any contract or relationship of any kind; (iii) constitute or imply the formation of a partnership, joint venture or agency relationship of any kind between the parties; or (iv) preclude either party from entering into other agreements with third parties.

4.    No Warranty. All Confidential Information is provided “AS IS” and without any express or implied representations or warranties regarding accuracy, operability, use or fitness for a particular purpose. The Observer agrees that the use of or reliance on any Confidential Information is done solely and exclusively at his/her own risk.

5.    Term. This NDA will terminate upon the earlier of (i) the removal of the Observer by MDA from his/her service as observer or MDA’s designation of a successor, and (ii) the termination of MDA’s observer rights, in each case, subject to the terms and conditions of the IRA, provided that the obligations relating to the Confidential Information shall survive termination and shall continue for a period of five (5) years commencing from the last date of disclosure of Confidential Information hereunder.

6.     Public Company.  The Observer acknowledges that it is aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. As such, the Observer agrees not to use any Confidential Information or any other non-public information of SatixFy Communications Ltd. in connection with the purchase or sale of the securities of SatixFy Communications Ltd. in violation of applicable securities laws.

7.    Governing Law; Jurisdiction. This NDA shall be governed and construed solely in accordance with the laws of Israel, and the courts of Tel Aviv, shall have sole and exclusive jurisdiction in any conflict or dispute arising out of this NDA.

8.    Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this NDA were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled (without bond) to seek an injunction or injunctions to prevent breaches of this NDA and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which it may be entitled by law or equity, and the Observer expressly waives any defense that a remedy in damages would be adequate.

9.     Miscellaneous. This NDA shall not be assignable or transferable by either party without the written consent of the other party, and any purported assignment or transfer not permitted hereunder shall be void.  Notwithstanding the aforesaid, the Company may assign this NDA to any Affiliate thereof. In the event that any of the provisions of this NDA shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this NDA shall otherwise remain in full force and effect. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. This NDA constitutes the entire agreement between the parties with respect to the Purpose, and shall supersede all previous communications, representations, understandings and agreements, whether oral or written. This NDA may be executed in any number of separate counterparts, each of which shall be deemed to be an original. All such signed counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this NDA by electronic means (including in PDF format) shall be as valid and effective as delivery of an originally or manually executed copy of this NDA.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this NDA as of the date first set forth above.

SatixFy Communications Ltd. ____________________________ Name: _____________________ Title: _____________________	Observer ____________________________ Name: _____________________ Title: _____________________

Acknowledged and agreed:

MDA Ltd.

___________________

Name:        ____________________

Title:          _____________________

(Signature Page for Investor Rights Agreement)

Exhibit 4.5

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Three‐Party Escrow Service Agreement

This Three Party Escrow Service Agreement (the “Agreement”) is effective as of October 31, 2023 (“Effective Date”) by and between SatixFy UK Limited  (the “Depositor”), MacDonald Dettwiler and Associates Corporation (the “Beneficiary”), and ESOP Trust Management and Company Ltd., as the Escrow Agent (“ESOP” or “Escrow Agent”).  Depositor, Beneficiary, and ESOP may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

Recitals

A.
The Beneficiary and Depositor have entered into a master purchase agreement (the “MPA”) dated the date hereof providing for, inter alia, the supply by the Depositor to the Beneficiary of the Products (as defined in the MPA).

B.
The Depositor acknowledges that the Products form an integral part of the Beneficiary’s and its affiliates business, and the failure of the Beneficiary to receive the Products pursuant to the MPA would cause irreparable harm to the Beneficiary and its affiliates.

C.	Depositor desires to avoid disclosure and release of the Deposit Material (as defined herein) except under certain circumstances.

D.
Depositor and Beneficiary desire to establish an escrow with ESOP to provide for the retention, administration and access and release of the Deposit Material upon the occurrence of certain Release Conditions.

E.
To ensure the Beneficiary has continued and uninterrupted access to the Products following a Release Condition, (i) the Beneficiary and Depositor have entered into a license agreement attached as Exhibit E to this Agreement (the “License Agreement”) dated the date hereof regarding the present grant by Depositor of a license of, and other rights relating to, certain proprietary technology and other materials of Depositor, (ii) the Beneficiary, Depositor and certain third party licensors and suppliers to the Depositor (as more particularly described on Exhibit B) have entered or will enter into letters in favour of the Beneficiary (substantially in the form attached as Exhibit F to this Agreement) providing for certain rights to be extended by such third parties to the Beneficiary (the “Third Party Letters”) and (iii) the Depositor will place into escrow the Deposit Material. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the License Agreement.

F.
Depositor and Beneficiary desire this Agreement to be “supplementary” within the meaning of section 365(n) of the Bankruptcy Code to the License Agreement, MPA and all other related agreements and documents, and the Deposit Material (as defined below) shall be deemed “intellectual property” and/or “embodiments” of intellectual property, as the case may be, as such terms are defined and used in sections 101 and 365 of the Bankruptcy Code.

1.	Introduction

(a)
The use of the term services in this Agreement shall refer to ESOP services that facilitate the creation and management of software or other technology escrow, as described in Exhibit A attached hereto (“Services”). A Party shall request Services under this Agreement by submitting a work request to ESOP, in the form of Exhibit A, (“Work Request”).

2.	Depositor Responsibilities and Representations

(a)
Depositor shall, and shall cause its affiliates, to do all such things, and take all such action, to effect the deposit of all Deposit Material to ESOP as soon as reasonably practicable following the Effective Date, including the seeking and obtaining all of the consents and approvals as may be necessary to permit the deposit thereof. Depositor shall, within five (5) calendar days of the date that the Depositor receives all such consents and approvals required to make such deposit, make an initial deposit to ESOP that is complete and functional of all proprietary technology and other materials required to support the license granted under the License Agreement, including without limitation and for greater certainty, the materials set forth inExhibit B (as updated, supplemented from time to time, the “Deposit Material”). For the sake of clarity, no technology/materials which are comprised entirely of 3rd party technology/materials will be part of the Deposit Material.  All such Deposit Material shall be deemed within the scope of “Licensed Technology” licensed by the Depositor to the Beneficiary under the License Agreement.  The Deposit Material under this Agreement shall be solely in respect of technology and other materials related to that portion of the Products (as defined in the MPA) that are the [***] chips.

(b)
Depositor shall ensure that a minimum of one (1) complete and functional copy of the Deposit Material is deposited with ESOP at all times.  In addition, Depositor shall update and supplement the Deposit Material as soon as reasonably practical following (and in any event within fourteen (14) business days of) (i) each release of a new version or update or modification of any of the Deposit Material to the extent such update or modification relates to the Products or Improvements (as defined in the License Agreement) or (ii) the creation of any new proprietary technology or other materials covered under the License Agreement. Depositor shall advise Beneficiary when an existing Third Party Letter or the third party thereunder ceases to be related to the Products or Improvements, or a new third party becomes a licensor or supplier related to the Products or  Improvements, and in the latter case shall obtain a signed Third Party Letter substantially in the form of Exhibit F from such third party, and update the Deposit Material in accordance with this Section.  At the time of each deposit, update or supplement, Depositor will provide ESOP an accurate and complete description of all of the Deposit Material sent to ESOP using the form attached hereto as Exhibit B. All other deposits and updates shall be listed on a new Exhibit B signed by Depositor, and each Exhibit B will be held and maintained separately within the escrow account. The processing of all deposits, updates and supplements shall be in accordance with this Agreement, including, without limitation, Section 2 hereof.  All references in this Agreement to the Deposit Material shall include the initial Deposit Material and any subsequent updates, modifications or supplements that constitute Improvements under the License Agreement and deposited with ESOP hereunder.

(c)
As of the date hereof, Depositor shall and hereby does grant to ESOP all rights and licenses (including under all Licensed Patents and Licensed Technology, each as defined in the License Agreement), necessary to allow ESOP to lawfully perform its obligations under this Agreement, including the right and license to release and transfer to Beneficiary any Deposit Material in accordance with this Agreement.

(d)	Depositor represents and warrants as follows, and shall be deemed to represent and warrant upon each delivery of new, updated or supplemented Deposit Material, that:

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(i)	it lawfully possesses all of the Deposit Material deposited with ESOP under this Agreement;

(ii)
with the exception of any right, title, and interest of a third party who extends rights to the Beneficiary pursuant to a Third Party Letter or other arrangement agreed to by each of Beneficiary, Depositor and such third party (collectively, “Third Party Arrangements”), Depositor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property Rights (as defined in the License Agreement) in or to the Deposit Material (“Depositor Proprietary Deposit Material”);

(iii)
with respect to all of the Deposit Material, it has the right and authority, and has received all approvals required, to grant to ESOP and Beneficiary all rights set forth and otherwise contemplated under this Agreement and in respect of Depositor Proprietary Deposit Material all rights under the License Agreement;

(iv)
with the exception of the floating charges on Depositor's Intellectual Property Rights in respect of which Depositor has obtained applicable approvals, the Deposit Material is not subject to any liens or encumbrances that would prohibit, limit, or alter the rights and obligations of ESOP and/or Beneficiary under this Agreement, which shall be to the knowledge of the Depositor other than in respect of Depositor Proprietary Deposit Material;

(v)
with respect to all of the Deposit Material, neither this Agreement nor any Party’s rights thereunder or performance in accordance therewith, violates the law applicable to the Depositor and the Deposited Materials, the terms of any agreement, order, grant or other obligation of the Depositor, or the rights of any third parties, which shall be to the knowledge of the Depositor other than in respect of Depositor Proprietary Deposit Material;

(vi)	unless stated otherwise in the Third Party Arrangements, all of the Deposit Material have been deposited with all rights necessary for ESOP to verify such proprietary technology and materials;

(vii)
unless stated otherwise in the Third Party Arrangements, all of the Deposit Material is readable and useable in its then current form such that a programmer of reasonable skill could understand, compile, build, maintain, modify, correct, and operate the Deposit Material; if any portion of such Deposit Material is encrypted, the necessary decryption tools and keys to read such Deposit Material have also been deposited; and

(e)
Depositor agrees, upon request by ESOP, in support of Beneficiary’s request for verification Services, to promptly (but, in any case, within ten (10) business days) complete and return the Escrow Deposit Questionnaire attached hereto as Exhibit D. Depositor consents to ESOP’s performance of any level(s) of verification Services described in Exhibit A attached hereto and Depositor further consents to ESOP’s use of a subcontractor to perform verification Services. Any such subcontractor shall be bound by the same confidentiality obligations as ESOP and shall not be a direct competitor to either Depositor or Beneficiary. Depositor shall use commercially reasonable efforts to provide ESOP with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with ESOP in connection with the provision of verification Services, including by providing reasonable access to its technical personnel for verification Services whenever reasonably necessary.

(f)
Depositor confirms that the Deposit Material shall be stored by ESOP under its responsibility, with NCC Group Software Resilience (NA) LLC in the United States of America (the “USA”), subject to compliance with security and confidentiality obligations set forth herein.

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3.	Beneficiary Responsibilities and Representations

(a)
Beneficiary acknowledges that, as between ESOP and Beneficiary, ESOP’s obligation is to maintain the Deposit Material as delivered by Depositor and that, other than as expressly provided for herein, including ESOP’s (i) receipt, storage, maintenance and/or release of Deposit Material, (ii) the inspection of the Deposit Material (as described in Section 4) and (iii) the performance of any verification Services listed in Exhibit A, ESOP has no other obligation regarding the completeness, accuracy, or functionality of the Deposit Material.

(b)
Beneficiary may submit verification Work Request to ESOP for one or more of the Services defined in Exhibit A attached hereto and consents to ESOP’s use of a subcontractor (to be reasonably acceptable to Beneficiary) if needed to provide such Services. Beneficiary warrants that ESOP’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

(c)	Beneficiary confirms that the Deposit Material shall be stored in the USA.

4.	ESOP Responsibilities and Representations

(a)
ESOP shall procure any technology storage services contemplated under this Agreement from NCC Group Software Resilience (NA) LLC (assignee of Iron Mountain Intellectual Property Management, Inc.) and may procure technology verification services form from NCC Group Software Resilience (NA) LLC.

(b)
ESOP agrees to use commercially reasonable efforts to provide the Services requested by Authorized Person(s) (as identified in the “Authorized Person(s)/Notices Table” below) representing Depositor or Beneficiary in a Work Request. ESOP may reject a Work Request (in whole or in part) to the extent that it does not contain all required information at any time upon notification to the Party originating the Work Request.

(c)
ESOP will conduct a visual inspection upon receipt of any Deposit Material and will compare such Deposit Material to Exhibit B. ESOP will notify in writing the Beneficiary and Depositor promptly (but, in any case, within five (5) business days) following such inspection and advise if it determines that the Deposit Material, or any portion thereof, does not match the description provided by Depositor represented in Exhibit B.

(d)
ESOP will provide notice to Beneficiary of all of the Deposit Material that is accepted and deposited into the escrow account under this Agreement and, upon the written request of Beneficiary, ESOP will promptly (but, in any case, within five (5) business days) issue to Depositor and Beneficiary a copy of Exhibit B received with respect to the Deposit Material maintained by ESOP. The parties may request verification of the Deposit Material in Exhibit B in accordance with the terms of this Agreement.

(e)	Intentionally deleted.

(f)
ESOP will follow the provisions of Exhibit C attached hereto in administering the release of the Deposit Material, following which  Depositor hereby grants to ESOP the right to transfer the Deposit Material to Beneficiary upon any release of the Deposit Material for use by Beneficiary, subject to the terms of this Agreement.

(g)
ESOP will work with a Party who submits any verification Work Request for the Deposit Material to either fulfill any such verification Services set forth in such Work Request or, if the request is outside the scope of Exhibit A, develop a custom Statement of Work (“SOW”) to otherwise satisfy such Work Request. ESOP and the requesting Party will mutually agree in writing to an SOW on terms and conditions that include, but are not limited to:

(i)	description of the Deposit Material to be tested;

4

(ii)	description of verification testing;

(iii)	requesting Party responsibilities;

(iv)	ESOP’s responsibilities;

(v)	Service Fees;

(vi)	invoice payment instructions;

(vii)	designation of authorized SOW representatives for both the requesting Party and ESOP with name and contact information; and

(viii)	description of any final deliverables prior to the start of any fulfillment activity.

After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties. If the verification Services extend beyond those described in Exhibit A, Depositor shall be a necessary Party to the SOW governing the Services.

(h)
ESOP shall maintain the Deposit Material, and any part thereof, in confidence by using at least the same physical and other security measures as it uses for its own confidential information and related documentation, but in any event, at least reasonable care as customary in the industry and without derogating from the foregoing shall protect the safety, security and fidelity of the Deposit Material, and without limiting the generality of the foregoing, shall store and maintain all Deposit Material (i) in a segregated, secure, locked and environmentally, flood and fire-safe location controlled by the Escrow Agent or its subcontractors and which is not generally accessible other than by personnel of the Escrow Agent or its subcontractors that require access to the Deposit Material, (ii) in a manner that provides the Depositor and Beneficiary reasonable assurances that the Deposit Material will remain readily readable and accessible when called upon and (iii) in a manner that will provide the Beneficiary access to the Deposit Material immediately following the Release Condition. All servers on which any Deposit Material is stored shall, at a minimum, employ industry standard backup and redundancy to prevent data loss. ESOP shall label for identification each magnetic tape, disk, and other tangible medium or format in or on which Deposit Material are expressed or stored.

(i)
Subject to Sections 7, 8, and 10, ESOP shall maintain all types and amounts of insurance as is reasonably necessary to protect the Depositor and Beneficiary from and against any and all loss, damage, or destruction of the Deposit Material.

(j)
Except pursuant to the release of the Deposit Material in accordance with the terms of this Agreement upon the occurrence of a Release Condition, the Deposit Material may be removed and/or exchanged only on written instructions signed jointly by Depositor and Beneficiary.

(k)
In any transport of the Deposit Material under this Agreement, ESOP will use a commercially recognized overnight carrier (such as Federal Express or UPS). ESOP will not be responsible for any loss or destruction of, or damage to, such Deposit Material while in the custody of the common carrier.

(l)
For the avoidance of doubt, ESOP shall have no duties or obligations other than those specifically set forth herein or those as to which ESOP subsequently may agree in writing or as required by applicable law. Solely by execution of this Agreement, ESOP shall not be considered a party to, and is not bound by, any agreement (including the MPA and/or Third Party Letters and/or the License Agreement) other than this Agreement.

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5.	Payment

(a)
The “Paying Party” under this Agreement shall be Depositor unless Beneficiary indicates otherwise on a Beneficiary Work Request.  Unless otherwise indicated on any such Beneficiary Work Request, Depositor shall be solely responsible for and shall pay to ESOP all fees as set forth in the Work Request (“Service Fees”). All Service Fees are due within thirty (30) calendar days from the date of invoice. ESOP may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement (as defined below). VAT will be added to the Service Fees. Notwithstanding the non‐performance of any obligations of Depositor to deliver the Deposit Material under the License Agreement or this Agreement, ESOP is entitled to be paid all Service Fees that accrue during the Term of this Agreement.  The Parties agree that the Service Fees are paid on an annual basis and no refund will be provided in case of termination during each escrow year (other than termination by the Escrow Agent pursuant to Section 6(b)(iii)).

(b)
In the event of the nonpayment to ESOP by a Paying Party of an undisputed Service Fees or other amount owing hereunder, ESOP shall provide prompt notice to the Depositor and Beneficiary of such non-payment. Following such notice, any Party to this Agreement shall have the right, but not the obligation and on behalf of the defaulting Paying Party,  to make the payment to ESOP to cure the default; provided, however, that, the defaulting Paying Party shall promptly (but, in any case, within five (5) business days) reimburse the party which made the curing payment for all such amounts so paid. ESOP shall have no obligation to perform the Services under this Agreement (except those obligations that survive termination of this Agreement) so long as any undisputed Service Fees due to ESOP under this Agreement due and owing.

6.	Term and Termination

(a)	This Agreement shall commence on the Effective Date and continue until terminated in accordance with this Section 6 (such period, the “Term”).

(b)
This Agreement may be terminated  by: (i) Depositor and Beneficiary upon ninety (90) days’ prior written joint notice to ESOP; (ii) Beneficiary upon ninety (90) days’ prior written notice to ESOP and Depositor; (iii) ESOP, upon ninety (90) days’ prior written notice to Depositor and Beneficiary; or (iv) ESOP, upon written notice to Depositor and Beneficiary thirty (30) days following the notice contemplated by Section 5(b) if the default in payment contemplated by such notice remains outstanding.

(c)
In the event that (i) the “Term” of the MPA as set out in Section 18.01 thereof expires and is not renewed in accordance with the terms of the MPA or (ii) the MPA is terminated in accordance with Section 18.03(e) or Section 18.06 thereof (collectively, the "Terminating Events"), this Agreement shall terminate on the date on which all obligations of the Seller (as defined in the MPA) under all Purchase Orders that were in effect prior to such expiration or termination have been performed in full. The Depositor and the Beneficiary shall provide a joint written notice to ESOP upon the occurrence of the Terminating Events.

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(d)	This Agreement shall terminate upon the release of Deposit Material held by ESOP in accordance with the terms hereof.

(e)
Unless the express terms of this Agreement provide otherwise, upon termination of this Agreement, ESOP shall return the Deposit Material to the Depositor. If reasonable attempts to return the Deposit Material to Depositor are unsuccessful, ESOP shall destroy the Deposit Material following thirty (30) days prior written notice to Depositor.

7.	Indemnification

Depositor and Beneficiary each agree, on a several and not joint or joint and several basis,  to indemnify, defend and hold ESOP harmless from any and all claims, actions, damages, arbitration fees and expenses, costs, reasonable and documented attorney’s fees and expenses, and other liabilities (“Liabilities”) incurred by ESOP relating to this Agreement unless such Liabilities were caused solely by ESOP’s gross negligence, willful misconduct or material breach of this Agreement. When ESOP has notice of a claim or action, it shall promptly notify Depositor and Beneficiary in writing. Depositor and Beneficiary at their option and in their sole discretion, may, to the extent of their Liability hereunder, elect to control the defense of such claim or action and may elect to enter into a settlement agreement, provided that no such settlement or defense shall include any admission or implication of wrongdoing on the part of ESOP without ESOP’s prior written consent, which consent shall not be unreasonably delayed or withheld.

8.	Warranties

(a)
ESOP WARRANTS THAT ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER CONSISTENT WITH THE MEASURES ESOP TAKES TO PROTECT ITS OWN INFORMATION OF A SIMILAR NATURE, BUT IN NO CASE LESS THAN A REASONABLE LEVEL OF CARE. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

(b)
EACH PARTY MUST NOTIFY THE OTHER PARTIES PROMPTLY UPON LEARNING OF ANY CLAIMED BREACH OF ANY WARRANTY AND, TO THE EXTENT ALLOWED BY APPLICABLE LAW, SUCH PARTY’S REMEDY FOR BREACH OF THIS WARRANTY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY AND CONSEQUENTIAL DAMAGES WAIVER IN THIS AGREEMENT. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.

(c)
Depositor warrants that to its knowledge all Depositor information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor information during the Term of this Agreement.

(d)
Beneficiary warrants that all Beneficiary information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary information during the Term of this Agreement.

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9.	Confidential Information

ESOP shall have the obligation to implement and maintain safeguards designed to protect the confidentiality of the Deposit Material. Except as provided in this Agreement, ESOP shall not use or disclose the Deposit Material. ESOP shall not disclose the terms of this Agreement to any third party other than its financial, technical, or legal advisors, its administrative support service providers, or third party service providers or consultants ESOP uses in accordance with this Agreement. Any such third party shall be bound by the same confidentiality obligations as ESOP.

10.	Limitation of Liability

Except for gross negligence, willful misconduct or intentional breach, ESOP’s (including its employees, agents or sub-contractors) total liability for any loss or damage caused to either Beneficiary or Depositor with regard to all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum equal to the amount paid to ESOP hereunder. Except for negligence, willful misconduct or intentional breach, each of Beneficiary and Depositor's (including its employees, agents or sub-contractors) and liability under Section 7 (stemming from a third party claim that ESOPs permitted use of the Deposit Materials infringe upon such third party intellectual property rights) the total liability for any loss or damage caused with regard to all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum equal to the amount paid under the MPA (including any pre-paid amount, advance or deposit, regardless of whether such amounts are refunded).

11.	Consequential Damages Waiver

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

12.	General

(a)
Beneficiary Rights.  If Depositor or its estate becomes subject to any bankruptcy or similar proceeding, Beneficiary shall, without prejudice to or limitation of any other rights or remedies, have the right to exercise all rights and elections (including all licenses, privileges, remedies, and protections) under this Agreement, the US Bankruptcy Code, and all other applicable Laws with respect to this Agreement in accordance with the terms hereof (including the terms set forth in Exhibit C).

(b)	Incorporation of Work Requests. All validly accepted Depositor and Beneficiary Work Requests submitted in accordance with this Agreement are incorporated herein.

(c)
Right to Make Copies. ESOP shall have the right to make copies of all of the Deposit Material as reasonably necessary to perform the Services. ESOP shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Material onto any copies made by it. Any copying expenses incurred by ESOP as a result of a Work Request to copy will be borne by the Party requesting the copies and ESOP shall be responsible to ensure that the copying shall not cause any harm to the Deposit Material. With all of the Deposit Material submitted to ESOP, Depositor shall provide any and all reasonable instructions as may be necessary to duplicate the Deposit Material, including, but not limited to, the hardware and/or software needed, and Depositor shall cooperate with any reasonable request by ESOP in respect of any copies of the Deposit Material made in accordance with this Agreement.

8

(d)	Title to Media. Depositor hereby transfers to ESOP the title to the media upon which the Deposit Material is written or stored.

(e)
Choice of Law. This Agreement is to be governed and construed in accordance with the laws of the state of Israel. Any controversy or claim arising under, out of, or in connection with this Agreement, its validity, its interpretation, its execution or any breach or claimed breach thereof, shall be submitted to the sole jurisdiction of the competent court in Tel Aviv.

(f)
Authorized Person(s). Depositor and Beneficiary must each authorize and designate one person whose actions will legally bind such Party (“Authorized Person” who shall be identified in the Authorized Person(s) Notices Table of this Agreement or such Party’s legal representative). The Authorized Person for each the Depositor and Beneficiary will maintain the accuracy of their name and contact information provided to ESOP during the Term of this Agreement.

(g)
Right to Rely on Instructions. ESOP shall act in reliance upon any instruction, instrument, or signature reasonably believed by ESOP to be genuine and from an Authorized Person(s), officer, or other employee of a Party. ESOP may assume that such representative of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. ESOP will not be required to inquire into the truth of, or evaluate the merit of, any statement or representation contained in any notice or document reasonably believed to be from such representative.

(h)
Force Majeure. ESOP shall not be liable for any delay or failure in performance due to events outside ESOP’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control, and the obligations of ESOP shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay. ESOP shall advise Beneficiary and Depositor in writing of any event or circumstance which would constitute a “Force Majeure” under this section, and shall use all reasonable efforts to mitigate the impact of any such event or circumstance on the obligations of ESOP under this Agreement.

(i)	Notices.

(i)
All communications required or permitted hereunder shall be in writing (unless otherwise provided herein) and shall be deemed given when addressed and delivered by hand, facsimile transmission (with machine verification of receipt) or registered first-class mail, postage prepaid, or E-mail sent as follows:

To ESOP: ESOP Management and Trust Services Ltd. Efal 25 St. Petah Tikva, Israel Tel: +972-3-5757088 Fax: +972-3-7602636 Attn: [***] Email: [***]	To the Depositor: Satixfy UK Limited Spectrum Point 279 Farnborough Road, Farnborough, Hampshire, England, GU14 7LS Fax: [__] Attn: [***] Email: [***] [***]

9

To the Beneficiary:
MacDonald Dettwiler and Associates Corporation
21025 Trans-Canada Highway,
Sainte-Anne-de-Bellevue, Quebec, Canada H9X 3R2
Tel:  [***]
Attn:  [***]
Email:  [***]
with a copy to
Norton Rose Fulbright Canada LLP
222 Bay Street, Suite 3000
Toronto, Ontario M5K 1E7
Tel:  [***]
Attn:  [***]
Email: [***]
                  [***]
                  [***]

(j)	No Waiver. No waiver of any right under this Agreement by any Party shall constitute a subsequent waiver of that or any other right under this Agreement.

(k)
Assignment. No assignment of this Agreement by Depositor or Beneficiary or any rights or obligations of Depositor or Beneficiary under this Agreement is permitted without the written consent of ESOP, which shall not be unreasonably withheld or delayed, provided that this Agreement may be assigned by Depositor, without the consent of the other Parties, to any assignee or any third party that will purchase all or substantially all of Depositor’s business (or that portion of its overall business of which this Agreement is a part) or in the event of a merger, consolidation, sale of all, or substantially all of its securities or assets or involvement in a similar transaction.

(l)
Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. If this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for any Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by written notice to the other Parties.

(m)
Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that ESOP’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(n)
Attorneys’ Fees. Any costs and fees incurred by ESOP in the performance of obligations imposed upon ESOP solely by virtue of its role as escrow service provider including, without limitation, compliance with subpoenas, court orders, and discovery requests shall, unless adjudged otherwise, be paid by Depositor.

10

(o)
No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(p)
Regulations. Depositor and Beneficiary are responsible for and warrant, to the extent of their individual actions or omissions, compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re‐export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement. With respect to Deposit Material containing personal information and data, Depositor agrees to (i) procure all necessary consents in relation to personal information and data; and (ii) otherwise comply with all applicable privacy and data protection laws as they relate to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, if an applicable law or regulation exists or should be enacted which is contrary to the obligations imposed upon ESOP hereunder, and results in the activities contemplated hereunder unlawful, Depositor and/or Beneficiary will notify ESOP and ESOP will be relieved of its obligations hereunder unless and until such time as such activity is permitted. Depositor and Beneficiary further each represent and warrant that, solely in respect of itself, it will not engage ESOP to provide services for Deposit Material which originate in a country for which the Office of Foreign Assets Control (OFAC) of the US Department of the Treasury has imposed economic or trade sanctions.

(q)
No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the Parties hereto.

(r)
Resignation of Escrow Agent. ESOP, or any successor to it appointed in accordance with this Agreement, may at any time resign by giving ninety (90) days’ prior written notice of such resignation in writing to Depositor and Beneficiary.  In the event of such resignation, Depositor shall appoint a successor escrow agent reasonably acceptable to Beneficiary which appointment shall be on substantially the same terms as provided herein. Subject to Exhibit C, ESOP's sole responsibility thereafter shall be to safely keep the Deposit Materials and to deliver the same to a successor escrow agent as shall be appointed by the Depositor.

(s)
Entire Agreement. The Parties agree that this Agreement, which includes all the Exhibits attached hereto and all valid Work Requests and SOWs submitted by the Parties, is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of all the Parties.

(t)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(u)
Survival. Upon the termination of this Agreement or any Exhibit attached hereto, the following provisions of this Agreement shall survive: (i) Section 2(c) (Depositor’s representations); (ii) if a Release Condition has occurred before termination or expiration, the rights granted in respect of such release under this Agreement, including, as the case may be, any rights set forth on Exhibit C; (iii) Section 6 (Term and Termination); (iv) Section 7 (Indemnification); (v) Section 8 (Warranties); (vi) Section 9 (Confidential Information); (vii) Section 10 (Limitation of Liability); (viii) Section 11 (Consequential Damages Waiver); (ix) Section 12 (General); and (x) any provisions in this Agreement that specifically state they survive the termination or expiration of this Agreement.

[balance of this page left intentionally blank – signature page(s) follows]

11

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date by their authorized representatives:

ESOP Trust Management and Company Ltd., as Escrow Agent

By: /s/ Odelia Pollak
Name: Odelia Pollak
Title: CEO

SatixFy UK Limited., as Depositor

By: /s/ Menachem Burko
Name: Menachem Burko
Title: Director

MacDonald Dettwiler and Associates Corporation, as Beneficiary

By:  /s/ Martin J. Herman
Name: Martin J. Herman
Title: Authorized Signatory

Authorized Person(s) Notices Table
Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement.

DEPOSITOR (Required information)	BENEFICIARY (Required information)
Print Name:	Print Name:
Title:	Title:
Email Address:	Email Address:
Street Address:	Street Address:
Province/City/State:	Province/City/State:
Postal/Zip Code:	Postal/Zip Code:
Phone Number:	Phone Number:
Fax Number:	Fax Number:

[Signature page to Three-Party Escrow Service Agreement]

Exhibit A

Escrow Service Work Request

[***]

Exhibit B

Channel Partner Depositor (ESOP Trust) Exhibit B
Deposit Material Description

[***[

Exhibit C

Release of Deposit Material

ESOP will use the following procedures to process any Beneficiary Work Request to release Deposit Material. All notices under this Exhibit C shall be sent pursuant to the terms of Section 12(h) (Notices) of this Agreement.

1.	Release Conditions.

As used in this Agreement and this Exhibit, “Release Condition” shall mean the occurrence of one or more of the following:

(a)
Depositor or any of its affiliates fails to deliver any Product that is a [***] chip in accordance with any Purchase Order (as defined in the MPA) and such failure is not cured by Depositor or such affiliate within [***] following receipt of notice from Beneficiary;

(b)
Depositor or any of its affiliates having any rights or obligations in connection with the products to the Product or the license granted under the License Agreement voluntarily commences proceedings under any bankruptcy, insolvency, debtor's relief or similar law unless all such rights or obligation of the Depositor or such affiliate(s) are validly and in compliance with law assigned or transferred to an affiliate not subject to such proceedings;

(c)
If proceedings under any bankruptcy, insolvency, debtor’s relief or similar law are commenced (other than as provided in (b) above) against Depositor or any of its affiliates having any rights or obligations in connection with the products to the Product or the license granted under the License Agreement and such proceeding is not dismissed within [***] unless all such rights or obligation of the Depositor or such affiliate(s) are validly and in compliance with law assign or transferred to an affiliate not subject to such proceedings;

(d)
Depositor or any of its affiliates having any rights or obligations in connection with the products to the Product or the license granted under the License Agreement is liquidated, dissolved or wound-up unless all such rights or obligation of the Depositor or such affiliate(s) are assigned or transferred to an affiliate which has not been so liquidated, dissolved or wound-up;

(e)
If ESOP provides notice of its intent to terminate this Agreement, or this Agreement is otherwise scheduled to expire or terminate, and a replacement escrow agent acceptable to Beneficiary, acting reasonably, is not appointed pursuant to a replacement escrow agreement on substantially the terms hereof (to be executed by Depositor, Beneficiary and the replacement escrow agent) within [***]of such notice or scheduled time (as applicable); or

(f)
Any of the MPA, the License Agreement, or the Escrow Agreement is terminated, rejected, or disclaimed in any bankruptcy or insolvency proceeding (including, without limitation, pursuant to section 365 of the Bankruptcy Code), in each case to the extent not prohibited by law.

2.	Release Work Request.

(a) If a Release Condition provided in 1(b)-(f) has occurred (the “Automatic Release Conditions”), the Deposit Material shall be deemed automatically released by ESOP to Beneficiary and ESOP shall be deemed to be holding the Deposit Material for the benefit of the Beneficiary. Following the occurrence of an Automatic Release Condition, the Beneficiary may submit a Work Request to ESOP (with a copy to the Depositor) stating that an Automatic Release Condition has occurred and requiring the delivery of the Deposit Material deemed to be held for its benefit. Upon receipt of such Work Request, ESOP shall rely on such Work Request and shall on the [***] following receipt of the Work Request deliver the Deposit Material to Beneficiary in accordance with the terms herein unless during such [***] period ESOP receives a certified copy of an order of a court of competent jurisdiction  enjoining or otherwise restricting such release in which case it shall be deemed to be again holding the Deposit Material (or applicable portion thereof) for the benefit of the Depositor. “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in the State of Georgia or in the State of Israel.

(b) If (i) a Release Condition provided in 1(a) has occurred (a “Timed Release Condition”) or (ii) an event has occurred which would result in a Release Condition occurring in the next [***]given the passage of time and failure to cure such event (a “Pending Release Condition”), the Deposit Material shall be deemed automatically released by ESOP to Beneficiary and ESOP shall be deemed to be holding the Deposit Material for the benefit of the Beneficiary. Following the occurrence of Timed Release Condition or Pending Release Condition, as the case may be, the Beneficiary may submit a Work Request to ESOP (with a copy to the Depositor) stating that a Timed Release Condition or Pending Release Condition has occurred, as the case may be, and requiring delivery of the Deposit Material deemed to be held for its benefit. Upon receipt of such Work Request, ESOP shall rely on such Work Request and shall (A) in the case of a Timed Release Condition, on the [***] following receipt of the Work Request deliver the Deposit Material to Beneficiary in accordance with the terms herein and (B) in the case of a Pending Release Condition, [***] following receipt of the Work Request release Deposit Material to Beneficiary in accordance with the terms herein in each case unless during such stated period ESOP receives a copy of receives a certified copy of an order of a court of competent jurisdiction enjoining or otherwise restricting such release in which case it shall be deemed to be again holding the Deposit Material (or applicable portion thereof) for the benefit of the Depositor.

(c) ESOP is entitled to receive any undisputed, unpaid Service Fees due ESOP from the Parties before fulfilling the Work Request to release the Deposit Material.

3.	Right to Use Following Release.

Upon release of the Deposit Material in accordance with this Agreement, Beneficiary has the non-exclusive right and license under this Agreement to use the Deposit Material to develop, produce, operate, maintain, improve, modify, make, use, offer to sell, sell, commercialize, import or otherwise deal with the Product and any other benefits afforded to the Beneficiary by the License Agreement and MPA provided that in respect of any Deposit Material which is not Depositor Proprietary Deposit Material, the rights will be limited to those rights provided to the Beneficiary by the applicable third party as set forth in the Third Party Arrangements.

4.
Reservation of Depositor IP Rights. Notwithstanding anything to the contrary, except as expressly provided herein or under the License Agreement nothing herein contained shall be construed as granting any party any right  title or interest in and to the Deposit Material and/or any Intellectual Property Rights in connection therewith, including without limitation any modifications, enhancements and/or derivatives thereof (by whomever created), all of which shall at all times vest with Depositor and/or its licensors, successors and assigns.

C - 2

Exhibit D

Escrow Deposit Questionnaire

Introduction

From time to time, technology escrow beneficiaries may exercise their right to perform verification services. The services are provided for the purpose of validating relevance, completeness, currency, accuracy and functionality of Deposit Material.

Purpose of Questionnaire

In order for ESOP, or any agent on its behalf, to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.

Instructions

Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion.

General Description

1.	What is the general function of the software to be placed into escrow?

2.	On what media will the source code be delivered?

3.	If the deposit is on magnetic tape media, what tape format (e.g. DAT DDS4, DLT 8000, LTO‐3, etc.) will be used for the deposit?

4.
Again if the deposit is on tape, what operating system and version was used to create the tape and what tools (either native OS or commercial (e.g. Backup Exec, NetBackup, etc.) were used to load the data; if a third party or commercial software tool was used, please specify the vendor and exact version of the tool used.

5.
Will the deposit be in the format of a database/repository of any type of Versioning or Configuration Management Tool (e.g. Visual Source Safe, Clearcase, Perforce, etc.) or will the software in the deposit be in a clear text/native file system format? If a Versioning or CM tool will be necessary to examine any part the deposit contents, please specify the Vendor and tool and exact version used.

6.
Is the software deposit encrypted, including password protected archives, in any way? If so, what tool and version will be used to perform the encryption and will all necessary user ID’s, passwords or encryption keys be provided to support extraction of the software?

7.	What is the total uncompressed size of the deposit in megabytes?

Requirements for the Execution of the Software Protected by the Deposit

1.
What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.); please include any additional peripheral devices that may be necessary to support correct function of the software/system.

2.	What is the minimum number of machines required to completely set up the software sufficient to support functional testing?

3.	What Operating systems and version are required for each machine?

4.
Beyond the operating systems, what additional third party software and tools are required to execute the escrowed software and verify correct operation? Please provide vendor and versions of all third party tools or libraries required to completely configure a system suitable to support functional testing.

5.
If a database of any kind is required to support functional testing of the software, does the escrow deposit contain or can the depositor provide scripts and backups/imports necessary to create a database instance suitable to support functional testing.  (Note: a database containing test data is satisfactory to support functional testing so long as the data is realistic)

6.	Approximately how much time is required to setup and configure a system suitable to support functional testing?

7.	Approximately how much time would be required to perform a set of limited tests once a test system is configured?

8.	Does the escrow deposit contain or can the depositor provide test plans, scripts or procedures to facilitate testing?

9.
With the exception of any database identified above, are any connections to external data sources, feeds or sinks required in order to support the proper functioning of the software and to support testing of the software?

Requirements for the Assembly of the Deposit

1.
Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?) What types of source code make up the escrow deposit (e.g. – C++, Java, etc.).

2.	How many build processes are there?

3.	How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?

4.	What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)

5.	What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?

6.	How many separate deliverable components (executables, share libraries, etc.) are built?

7.	What compilers/linkers/other tools (brand and version) are necessary to build the application?

8.	What, if any, third‐party libraries are used to build the software? Please specify vendor, tool name and exact or minimum required version.

9.
If a database of any kind is necessary to support compilation, is a running instance of the database necessary or is a static instance consisting of the static and shared libraries and/or header files installed by the database sufficient to support compilation?

10.	How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?

11.	Does the escrow deposit contain formal build document(s) describing the necessary steps for build system configuration and compilation?

12.	Do you have an internal QA process? If so, please give a brief description of the testing process.

13.	Please list the appropriate technical person(s) ESOP may contact regarding this set of escrow Deposit Material.

Please provide your technical verification contact information below:

Company
Print Name
Title
Email Address
Street Address
Province/City/State
Postal/Zip Code
Phone Number

For additional information about Technical Verification Services, please contact
ESOP at main@esop.co.il

D - 2

Exhibit E

License Agreement

Exhibit F

Form of Third Party Letter

]

Exhibit 4.6

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Three‐Party Escrow Service Agreement

This Three Party Escrow Service Agreement (the “Agreement”) is effective as of October 31, 2023 (“Effective Date”) by and between SatixFy UK Limited  (the “Depositor”), MacDonald Dettwiler and Associates Corporation (the “Beneficiary”), and ESOP Trust Management and Company Ltd., as the Escrow Agent (“ESOP” or “Escrow Agent”).  Depositor, Beneficiary, and ESOP may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

Recitals

A.
The Beneficiary and Depositor have entered into a master purchase agreement (the “MPA”) dated the date hereof providing for, inter alia, the supply by the Depositor to the Beneficiary of the Products (as defined in the MPA).

B.
The Depositor acknowledges that the Products form an integral part of the Beneficiary’s and its affiliates business, and the failure of the Beneficiary to receive the Products pursuant to the MPA would cause irreparable harm to the Beneficiary and its affiliates.

C.	Depositor desires to avoid disclosure and release of the Deposit Material (as defined herein) except under certain circumstances.

D.
Depositor and Beneficiary desire to establish an escrow with ESOP to provide for the retention, administration and access and release of the Deposit Material upon the occurrence of certain Release Conditions.

E.
To ensure the Beneficiary has continued and uninterrupted access to the Products following a Release Condition, (i) the Beneficiary and Depositor have entered into a license agreement attached as Exhibit E to this Agreement (the “License Agreement”) dated the date hereof regarding the present grant by Depositor of a license of, and other rights relating to, certain proprietary technology and other materials of Depositor, (ii) the Beneficiary, Depositor and certain third party licensors and suppliers to the Depositor (as more particularly described on Exhibit B) have entered or will enter into letters in favour of the Beneficiary (substantially in the form attached as Exhibit F to this Agreement) providing for certain rights to be extended by such third parties to the Beneficiary (the “Third Party Letters”) and (iii) the Depositor will place into escrow the Deposit Material. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the License Agreement.

F.
Depositor and Beneficiary desire this Agreement to be “supplementary” within the meaning of section 365(n) of the Bankruptcy Code to the License Agreement, MPA and all other related agreements and documents, and the Deposit Material (as defined below) shall be deemed “intellectual property” and/or “embodiments” of intellectual property, as the case may be, as such terms are defined and used in sections 101 and 365 of the Bankruptcy Code.

1.	Introduction

(a)
The use of the term services in this Agreement shall refer to ESOP services that facilitate the creation and management of software or other technology escrow, as described in Exhibit A attached hereto (“Services”). A Party shall request Services under this Agreement by submitting a work request to ESOP, in the form of Exhibit A, (“Work Request”).

2.	Depositor Responsibilities and Representations

(a)
Depositor shall, and shall cause its affiliates, to do all such things, and take all such action, to effect the deposit of all Deposit Material to ESOP as soon as reasonably practicable following the Effective Date, including the seeking and obtaining all of the consents and approvals as may be necessary to permit the deposit thereof. Depositor shall, within five (5) calendar days of the date that the Depositor receives all such consents and approvals required to make such deposit, make an initial deposit to ESOP that is complete and functional of all proprietary technology and other materials required to support the license granted under the License Agreement, including without limitation and for greater certainty, the materials set forth inExhibit B (as updated, supplemented from time to time, the “Deposit Material”). For the sake of clarity, no technology/materials which are comprised entirely of 3rd party technology/materials will be part of the Deposit Material.  All such Deposit Material shall be deemed within the scope of “Licensed Technology” licensed by the Depositor to the Beneficiary under the License Agreement.  The Deposit Material under this Agreement shall be solely in respect of technology and other materials related to that portion of the Products (as defined in the MPA) that are the [***] chips.

(b)
Depositor shall ensure that a minimum of one (1) complete and functional copy of the Deposit Material is deposited with ESOP at all times.  In addition, Depositor shall update and supplement the Deposit Material as soon as reasonably practical following (and in any event within fourteen (14) business days of) (i) each release of a new version or update or modification of any of the Deposit Material to the extent such update or modification relates to the Products or Improvements (as defined in the License Agreement) or (ii) the creation of any new proprietary technology or other materials covered under the License Agreement. Depositor shall advise Beneficiary when an existing Third Party Letter or the third party thereunder ceases to be related to the Products or Improvements, or a new third party becomes a licensor or supplier related to the Products or  Improvements, and in the latter case shall obtain a signed Third Party Letter substantially in the form of Exhibit F from such third party, and update the Deposit Material in accordance with this Section.  At the time of each deposit, update or supplement, Depositor will provide ESOP an accurate and complete description of all of the Deposit Material sent to ESOP using the form attached hereto as Exhibit B. All other deposits and updates shall be listed on a new Exhibit B signed by Depositor, and each Exhibit B will be held and maintained separately within the escrow account. The processing of all deposits, updates and supplements shall be in accordance with this Agreement, including, without limitation, Section 2 hereof.  All references in this Agreement to the Deposit Material shall include the initial Deposit Material and any subsequent updates, modifications or supplements that constitute Improvements under the License Agreement and deposited with ESOP hereunder.

(c)
As of the date hereof, Depositor shall and hereby does grant to ESOP all rights and licenses (including under all Licensed Patents and Licensed Technology, each as defined in the License Agreement), necessary to allow ESOP to lawfully perform its obligations under this Agreement, including the right and license to release and transfer to Beneficiary any Deposit Material in accordance with this Agreement.

(d)	Depositor represents and warrants as follows, and shall be deemed to represent and warrant upon each delivery of new, updated or supplemented Deposit Material, that:

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(i)	it lawfully possesses all of the Deposit Material deposited with ESOP under this Agreement;

(ii)
with the exception of any right, title, and interest of a third party who extends rights to the Beneficiary pursuant to a Third Party Letter or other arrangement agreed to by each of Beneficiary, Depositor and such third party (collectively, “Third Party Arrangements”), Depositor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property Rights (as defined in the License Agreement) in or to the Deposit Material (“Depositor Proprietary Deposit Material”);

(iii)
with respect to all of the Deposit Material, it has the right and authority, and has received all approvals required, to grant to ESOP and Beneficiary all rights set forth and otherwise contemplated under this Agreement and in respect of Depositor Proprietary Deposit Material all rights under the License Agreement;

(iv)
with the exception of the floating charges on Depositor's Intellectual Property Rights in respect of which Depositor has obtained applicable approvals, the Deposit Material is not subject to any liens or encumbrances that would prohibit, limit, or alter the rights and obligations of ESOP and/or Beneficiary under this Agreement, which shall be to the knowledge of the Depositor other than in respect of Depositor Proprietary Deposit Material;

(v)
with respect to all of the Deposit Material, neither this Agreement nor any Party’s rights thereunder or performance in accordance therewith, violates the law applicable to the Depositor and the Deposited Materials, the terms of any agreement, order, grant or other obligation of the Depositor, or the rights of any third parties, which shall be to the knowledge of the Depositor other than in respect of Depositor Proprietary Deposit Material;

(vi)	unless stated otherwise in the Third Party Arrangements, all of the Deposit Material have been deposited with all rights necessary for ESOP to verify such proprietary technology and materials;

(vii)
unless stated otherwise in the Third Party Arrangements, all of the Deposit Material is readable and useable in its then current form such that a programmer of reasonable skill could understand, compile, build, maintain, modify, correct, and operate the Deposit Material; if any portion of such Deposit Material is encrypted, the necessary decryption tools and keys to read such Deposit Material have also been deposited; and

(e)
Depositor agrees, upon request by ESOP, in support of Beneficiary’s request for verification Services, to promptly (but, in any case, within ten (10) business days) complete and return the Escrow Deposit Questionnaire attached hereto as Exhibit D. Depositor consents to ESOP’s performance of any level(s) of verification Services described in Exhibit A attached hereto and Depositor further consents to ESOP’s use of a subcontractor to perform verification Services. Any such subcontractor shall be bound by the same confidentiality obligations as ESOP and shall not be a direct competitor to either Depositor or Beneficiary. Depositor shall use commercially reasonable efforts to provide ESOP with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with ESOP in connection with the provision of verification Services, including by providing reasonable access to its technical personnel for verification Services whenever reasonably necessary.

(f)
Depositor confirms that the Deposit Material shall be stored by ESOP under its responsibility, with NCC Group Software Resilience (NA) LLC in the United States of America (the “USA”), subject to compliance with security and confidentiality obligations set forth herein.

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3.	Beneficiary Responsibilities and Representations

(a)
Beneficiary acknowledges that, as between ESOP and Beneficiary, ESOP’s obligation is to maintain the Deposit Material as delivered by Depositor and that, other than as expressly provided for herein, including ESOP’s (i) receipt, storage, maintenance and/or release of Deposit Material, (ii) the inspection of the Deposit Material (as described in Section 4) and (iii) the performance of any verification Services listed in Exhibit A, ESOP has no other obligation regarding the completeness, accuracy, or functionality of the Deposit Material.

(b)
Beneficiary may submit verification Work Request to ESOP for one or more of the Services defined in Exhibit A attached hereto and consents to ESOP’s use of a subcontractor (to be reasonably acceptable to Beneficiary) if needed to provide such Services. Beneficiary warrants that ESOP’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

(c)	Beneficiary confirms that the Deposit Material shall be stored in the USA.

4.	ESOP Responsibilities and Representations

(a)
ESOP shall procure any technology storage services contemplated under this Agreement from NCC Group Software Resilience (NA) LLC (assignee of Iron Mountain Intellectual Property Management, Inc.) and may procure technology verification services form from NCC Group Software Resilience (NA) LLC.

(b)
ESOP agrees to use commercially reasonable efforts to provide the Services requested by Authorized Person(s) (as identified in the “Authorized Person(s)/Notices Table” below) representing Depositor or Beneficiary in a Work Request. ESOP may reject a Work Request (in whole or in part) to the extent that it does not contain all required information at any time upon notification to the Party originating the Work Request.

(c)
ESOP will conduct a visual inspection upon receipt of any Deposit Material and will compare such Deposit Material to Exhibit B. ESOP will notify in writing the Beneficiary and Depositor promptly (but, in any case, within five (5) business days) following such inspection and advise if it determines that the Deposit Material, or any portion thereof, does not match the description provided by Depositor represented in Exhibit B.

(d)
ESOP will provide notice to Beneficiary of all of the Deposit Material that is accepted and deposited into the escrow account under this Agreement and, upon the written request of Beneficiary, ESOP will promptly (but, in any case, within five (5) business days) issue to Depositor and Beneficiary a copy of Exhibit B received with respect to the Deposit Material maintained by ESOP. The parties may request verification of the Deposit Material in Exhibit B in accordance with the terms of this Agreement.

(e)	Intentionally deleted.

(f)
ESOP will follow the provisions of Exhibit C attached hereto in administering the release of the Deposit Material, following which  Depositor hereby grants to ESOP the right to transfer the Deposit Material to Beneficiary upon any release of the Deposit Material for use by Beneficiary, subject to the terms of this Agreement.

(g)
ESOP will work with a Party who submits any verification Work Request for the Deposit Material to either fulfill any such verification Services set forth in such Work Request or, if the request is outside the scope of Exhibit A, develop a custom Statement of Work (“SOW”) to otherwise satisfy such Work Request. ESOP and the requesting Party will mutually agree in writing to an SOW on terms and conditions that include, but are not limited to:

(i)	description of the Deposit Material to be tested;

4

(ii)	description of verification testing;

(iii)	requesting Party responsibilities;

(iv)	ESOP’s responsibilities;

(v)	Service Fees;

(vi)	invoice payment instructions;

(vii)	designation of authorized SOW representatives for both the requesting Party and ESOP with name and contact information; and

(viii)	description of any final deliverables prior to the start of any fulfillment activity.

After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties. If the verification Services extend beyond those described in Exhibit A, Depositor shall be a necessary Party to the SOW governing the Services.

(h)
ESOP shall maintain the Deposit Material, and any part thereof, in confidence by using at least the same physical and other security measures as it uses for its own confidential information and related documentation, but in any event, at least reasonable care as customary in the industry and without derogating from the foregoing shall protect the safety, security and fidelity of the Deposit Material, and without limiting the generality of the foregoing, shall store and maintain all Deposit Material (i) in a segregated, secure, locked and environmentally, flood and fire-safe location controlled by the Escrow Agent or its subcontractors and which is not generally accessible other than by personnel of the Escrow Agent or its subcontractors that require access to the Deposit Material, (ii) in a manner that provides the Depositor and Beneficiary reasonable assurances that the Deposit Material will remain readily readable and accessible when called upon and (iii) in a manner that will provide the Beneficiary access to the Deposit Material immediately following the Release Condition. All servers on which any Deposit Material is stored shall, at a minimum, employ industry standard backup and redundancy to prevent data loss. ESOP shall label for identification each magnetic tape, disk, and other tangible medium or format in or on which Deposit Material are expressed or stored.

(i)
Subject to Sections 7, 8, and 10, ESOP shall maintain all types and amounts of insurance as is reasonably necessary to protect the Depositor and Beneficiary from and against any and all loss, damage, or destruction of the Deposit Material.

(j)
Except pursuant to the release of the Deposit Material in accordance with the terms of this Agreement upon the occurrence of a Release Condition, the Deposit Material may be removed and/or exchanged only on written instructions signed jointly by Depositor and Beneficiary.

(k)
In any transport of the Deposit Material under this Agreement, ESOP will use a commercially recognized overnight carrier (such as Federal Express or UPS). ESOP will not be responsible for any loss or destruction of, or damage to, such Deposit Material while in the custody of the common carrier.

(l)
For the avoidance of doubt, ESOP shall have no duties or obligations other than those specifically set forth herein or those as to which ESOP subsequently may agree in writing or as required by applicable law. Solely by execution of this Agreement, ESOP shall not be considered a party to, and is not bound by, any agreement (including the MPA and/or Third Party Letters and/or the License Agreement) other than this Agreement.

5

5.	Payment

(a)
The “Paying Party” under this Agreement shall be Depositor unless Beneficiary indicates otherwise on a Beneficiary Work Request.  Unless otherwise indicated on any such Beneficiary Work Request, Depositor shall be solely responsible for and shall pay to ESOP all fees as set forth in the Work Request (“Service Fees”). All Service Fees are due within thirty (30) calendar days from the date of invoice. ESOP may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement (as defined below). VAT will be added to the Service Fees. Notwithstanding the non‐performance of any obligations of Depositor to deliver the Deposit Material under the License Agreement or this Agreement, ESOP is entitled to be paid all Service Fees that accrue during the Term of this Agreement.  The Parties agree that the Service Fees are paid on an annual basis and no refund will be provided in case of termination during each escrow year (other than termination by the Escrow Agent pursuant to Section 6(b)(iii)).

(b)
In the event of the nonpayment to ESOP by a Paying Party of an undisputed Service Fees or other amount owing hereunder, ESOP shall provide prompt notice to the Depositor and Beneficiary of such non-payment. Following such notice, any Party to this Agreement shall have the right, but not the obligation and on behalf of the defaulting Paying Party,  to make the payment to ESOP to cure the default; provided, however, that, the defaulting Paying Party shall promptly (but, in any case, within five (5) business days) reimburse the party which made the curing payment for all such amounts so paid. ESOP shall have no obligation to perform the Services under this Agreement (except those obligations that survive termination of this Agreement) so long as any undisputed Service Fees due to ESOP under this Agreement due and owing.

6.	Term and Termination

(a)	This Agreement shall commence on the Effective Date and continue until terminated in accordance with this Section 6 (such period, the “Term”).

(b)
This Agreement may be terminated  by: (i) Depositor and Beneficiary upon ninety (90) days’ prior written joint notice to ESOP; (ii) Beneficiary upon ninety (90) days’ prior written notice to ESOP and Depositor; (iii) ESOP, upon ninety (90) days’ prior written notice to Depositor and Beneficiary; or (iv) ESOP, upon written notice to Depositor and Beneficiary thirty (30) days following the notice contemplated by Section 5(b) if the default in payment contemplated by such notice remains outstanding.

(c)
In the event that (i) the “Term” of the MPA as set out in Section 18.01 thereof expires and is not renewed in accordance with the terms of the MPA or (ii) the MPA is terminated in accordance with Section 18.03(e) or Section 18.06 thereof (collectively, the "Terminating Events"), this Agreement shall terminate on the date on which all obligations of the Seller (as defined in the MPA) under all Purchase Orders that were in effect prior to such expiration or termination have been performed in full. The Depositor and the Beneficiary shall provide a joint written notice to ESOP upon the occurrence of the Terminating Events.

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(d)	This Agreement shall terminate upon the release of Deposit Material held by ESOP in accordance with the terms hereof.

(e)
Unless the express terms of this Agreement provide otherwise, upon termination of this Agreement, ESOP shall return the Deposit Material to the Depositor. If reasonable attempts to return the Deposit Material to Depositor are unsuccessful, ESOP shall destroy the Deposit Material following thirty (30) days prior written notice to Depositor.

7.	Indemnification

Depositor and Beneficiary each agree, on a several and not joint or joint and several basis,  to indemnify, defend and hold ESOP harmless from any and all claims, actions, damages, arbitration fees and expenses, costs, reasonable and documented attorney’s fees and expenses, and other liabilities (“Liabilities”) incurred by ESOP relating to this Agreement unless such Liabilities were caused solely by ESOP’s gross negligence, willful misconduct or material breach of this Agreement. When ESOP has notice of a claim or action, it shall promptly notify Depositor and Beneficiary in writing. Depositor and Beneficiary at their option and in their sole discretion, may, to the extent of their Liability hereunder, elect to control the defense of such claim or action and may elect to enter into a settlement agreement, provided that no such settlement or defense shall include any admission or implication of wrongdoing on the part of ESOP without ESOP’s prior written consent, which consent shall not be unreasonably delayed or withheld.

8.	Warranties

(a)
ESOP WARRANTS THAT ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER CONSISTENT WITH THE MEASURES ESOP TAKES TO PROTECT ITS OWN INFORMATION OF A SIMILAR NATURE, BUT IN NO CASE LESS THAN A REASONABLE LEVEL OF CARE. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

(b)
EACH PARTY MUST NOTIFY THE OTHER PARTIES PROMPTLY UPON LEARNING OF ANY CLAIMED BREACH OF ANY WARRANTY AND, TO THE EXTENT ALLOWED BY APPLICABLE LAW, SUCH PARTY’S REMEDY FOR BREACH OF THIS WARRANTY SHALL BE SUBJECT TO THE LIMITATION OF LIABILITY AND CONSEQUENTIAL DAMAGES WAIVER IN THIS AGREEMENT. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.

(c)
Depositor warrants that to its knowledge all Depositor information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor information during the Term of this Agreement.

(d)
Beneficiary warrants that all Beneficiary information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary information during the Term of this Agreement.

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9.	Confidential Information

ESOP shall have the obligation to implement and maintain safeguards designed to protect the confidentiality of the Deposit Material. Except as provided in this Agreement, ESOP shall not use or disclose the Deposit Material. ESOP shall not disclose the terms of this Agreement to any third party other than its financial, technical, or legal advisors, its administrative support service providers, or third party service providers or consultants ESOP uses in accordance with this Agreement. Any such third party shall be bound by the same confidentiality obligations as ESOP.

10.	Limitation of Liability

Except for gross negligence, willful misconduct or intentional breach, ESOP’s (including its employees, agents or sub-contractors) total liability for any loss or damage caused to either Beneficiary or Depositor with regard to all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum equal to the amount paid to ESOP hereunder. Except for negligence, willful misconduct or intentional breach, each of Beneficiary and Depositor's (including its employees, agents or sub-contractors) and liability under Section 7 (stemming from a third party claim that ESOPs permitted use of the Deposit Materials infringe upon such third party intellectual property rights) the total liability for any loss or damage caused with regard to all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum equal to the amount paid under the MPA (including any pre-paid amount, advance or deposit, regardless of whether such amounts are refunded).

11.	Consequential Damages Waiver

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

12.	General

(a)
Beneficiary Rights.  If Depositor or its estate becomes subject to any bankruptcy or similar proceeding, Beneficiary shall, without prejudice to or limitation of any other rights or remedies, have the right to exercise all rights and elections (including all licenses, privileges, remedies, and protections) under this Agreement, the US Bankruptcy Code, and all other applicable Laws with respect to this Agreement in accordance with the terms hereof (including the terms set forth in Exhibit C).

(b)	Incorporation of Work Requests. All validly accepted Depositor and Beneficiary Work Requests submitted in accordance with this Agreement are incorporated herein.

(c)
Right to Make Copies. ESOP shall have the right to make copies of all of the Deposit Material as reasonably necessary to perform the Services. ESOP shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Material onto any copies made by it. Any copying expenses incurred by ESOP as a result of a Work Request to copy will be borne by the Party requesting the copies and ESOP shall be responsible to ensure that the copying shall not cause any harm to the Deposit Material. With all of the Deposit Material submitted to ESOP, Depositor shall provide any and all reasonable instructions as may be necessary to duplicate the Deposit Material, including, but not limited to, the hardware and/or software needed, and Depositor shall cooperate with any reasonable request by ESOP in respect of any copies of the Deposit Material made in accordance with this Agreement.

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(d)	Title to Media. Depositor hereby transfers to ESOP the title to the media upon which the Deposit Material is written or stored.

(e)
Choice of Law. This Agreement is to be governed and construed in accordance with the laws of the state of Israel. Any controversy or claim arising under, out of, or in connection with this Agreement, its validity, its interpretation, its execution or any breach or claimed breach thereof, shall be submitted to the sole jurisdiction of the competent court in Tel Aviv.

(f)
Authorized Person(s). Depositor and Beneficiary must each authorize and designate one person whose actions will legally bind such Party (“Authorized Person” who shall be identified in the Authorized Person(s) Notices Table of this Agreement or such Party’s legal representative). The Authorized Person for each the Depositor and Beneficiary will maintain the accuracy of their name and contact information provided to ESOP during the Term of this Agreement.

(g)
Right to Rely on Instructions. ESOP shall act in reliance upon any instruction, instrument, or signature reasonably believed by ESOP to be genuine and from an Authorized Person(s), officer, or other employee of a Party. ESOP may assume that such representative of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. ESOP will not be required to inquire into the truth of, or evaluate the merit of, any statement or representation contained in any notice or document reasonably believed to be from such representative.

(h)
Force Majeure. ESOP shall not be liable for any delay or failure in performance due to events outside ESOP’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control, and the obligations of ESOP shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay. ESOP shall advise Beneficiary and Depositor in writing of any event or circumstance which would constitute a “Force Majeure” under this section, and shall use all reasonable efforts to mitigate the impact of any such event or circumstance on the obligations of ESOP under this Agreement.

(i)	Notices.

(i)
All communications required or permitted hereunder shall be in writing (unless otherwise provided herein) and shall be deemed given when addressed and delivered by hand, facsimile transmission (with machine verification of receipt) or registered first-class mail, postage prepaid, or E-mail sent as follows:

To ESOP: ESOP Management and Trust Services Ltd. Efal 25 St. Petah Tikva, Israel Tel: +972-3-5757088 Fax: +972-3-7602636 Attn: [***] Email: [***]	To the Depositor: Satixfy UK Limited Spectrum Point 279 Farnborough Road, Farnborough, Hampshire, England, GU14 7LS Fax: [__] Attn: [***] Email: [***] [***]

9

To the Beneficiary:
MacDonald Dettwiler and Associates Corporation
21025 Trans-Canada Highway,
Sainte-Anne-de-Bellevue, Quebec, Canada H9X 3R2
Tel:  [***]
Attn:  [***]
Email:  [***]
with a copy to
Norton Rose Fulbright Canada LLP
222 Bay Street, Suite 3000
Toronto, Ontario M5K 1E7
Tel:  [***]
Attn:  [***]
Email: [***]
                  [***]
                  [***]

(j)	No Waiver. No waiver of any right under this Agreement by any Party shall constitute a subsequent waiver of that or any other right under this Agreement.

(k)
Assignment. No assignment of this Agreement by Depositor or Beneficiary or any rights or obligations of Depositor or Beneficiary under this Agreement is permitted without the written consent of ESOP, which shall not be unreasonably withheld or delayed, provided that this Agreement may be assigned by Depositor, without the consent of the other Parties, to any assignee or any third party that will purchase all or substantially all of Depositor’s business (or that portion of its overall business of which this Agreement is a part) or in the event of a merger, consolidation, sale of all, or substantially all of its securities or assets or involvement in a similar transaction.

(l)
Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. If this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for any Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by written notice to the other Parties.

(m)
Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that ESOP’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(n)
Attorneys’ Fees. Any costs and fees incurred by ESOP in the performance of obligations imposed upon ESOP solely by virtue of its role as escrow service provider including, without limitation, compliance with subpoenas, court orders, and discovery requests shall, unless adjudged otherwise, be paid by Depositor.

10

(o)
No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(p)
Regulations. Depositor and Beneficiary are responsible for and warrant, to the extent of their individual actions or omissions, compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re‐export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement. With respect to Deposit Material containing personal information and data, Depositor agrees to (i) procure all necessary consents in relation to personal information and data; and (ii) otherwise comply with all applicable privacy and data protection laws as they relate to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, if an applicable law or regulation exists or should be enacted which is contrary to the obligations imposed upon ESOP hereunder, and results in the activities contemplated hereunder unlawful, Depositor and/or Beneficiary will notify ESOP and ESOP will be relieved of its obligations hereunder unless and until such time as such activity is permitted. Depositor and Beneficiary further each represent and warrant that, solely in respect of itself, it will not engage ESOP to provide services for Deposit Material which originate in a country for which the Office of Foreign Assets Control (OFAC) of the US Department of the Treasury has imposed economic or trade sanctions.

(q)
No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the Parties hereto.

(r)
Resignation of Escrow Agent. ESOP, or any successor to it appointed in accordance with this Agreement, may at any time resign by giving ninety (90) days’ prior written notice of such resignation in writing to Depositor and Beneficiary.  In the event of such resignation, Depositor shall appoint a successor escrow agent reasonably acceptable to Beneficiary which appointment shall be on substantially the same terms as provided herein. Subject to Exhibit C, ESOP's sole responsibility thereafter shall be to safely keep the Deposit Materials and to deliver the same to a successor escrow agent as shall be appointed by the Depositor.

(s)
Entire Agreement. The Parties agree that this Agreement, which includes all the Exhibits attached hereto and all valid Work Requests and SOWs submitted by the Parties, is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of all the Parties.

(t)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(u)
Survival. Upon the termination of this Agreement or any Exhibit attached hereto, the following provisions of this Agreement shall survive: (i) Section 2(c) (Depositor’s representations); (ii) if a Release Condition has occurred before termination or expiration, the rights granted in respect of such release under this Agreement, including, as the case may be, any rights set forth on Exhibit C; (iii) Section 6 (Term and Termination); (iv) Section 7 (Indemnification); (v) Section 8 (Warranties); (vi) Section 9 (Confidential Information); (vii) Section 10 (Limitation of Liability); (viii) Section 11 (Consequential Damages Waiver); (ix) Section 12 (General); and (x) any provisions in this Agreement that specifically state they survive the termination or expiration of this Agreement.

[balance of this page left intentionally blank – signature page(s) follows]

11

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date by their authorized representatives:

ESOP Trust Management and Company Ltd., as Escrow Agent

By: /s/ Odelia Pollak
Name: Odelia Pollak
Title: CEO

SatixFy UK Limited., as Depositor

By: /s/ Menachem Burko
Name: Menachem Burko
Title: Director

MacDonald Dettwiler and Associates Corporation, as Beneficiary

By:  /s/ Martin J. Herman
Name: Martin J. Herman
Title: Authorized Signatory

Authorized Person(s) Notices Table
Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement.

DEPOSITOR (Required information)	BENEFICIARY (Required information)
Print Name:	Print Name:
Title:	Title:
Email Address:	Email Address:
Street Address:	Street Address:
Province/City/State:	Province/City/State:
Postal/Zip Code:	Postal/Zip Code:
Phone Number:	Phone Number:
Fax Number:	Fax Number:

[Signature page to Three-Party Escrow Service Agreement]

Exhibit A

Escrow Service Work Request

[***]

Exhibit B

Channel Partner Depositor (ESOP Trust) Exhibit B
Deposit Material Description

[***[

Exhibit C

Release of Deposit Material

ESOP will use the following procedures to process any Beneficiary Work Request to release Deposit Material. All notices under this Exhibit C shall be sent pursuant to the terms of Section 12(h) (Notices) of this Agreement.

1.	Release Conditions.

As used in this Agreement and this Exhibit, “Release Condition” shall mean the occurrence of one or more of the following:

(a)
Depositor or any of its affiliates fails to deliver any Product that is a [***] chip in accordance with any Purchase Order (as defined in the MPA) and such failure is not cured by Depositor or such affiliate within [***] following receipt of notice from Beneficiary;

(b)
Depositor or any of its affiliates having any rights or obligations in connection with the products to the Product or the license granted under the License Agreement voluntarily commences proceedings under any bankruptcy, insolvency, debtor's relief or similar law unless all such rights or obligation of the Depositor or such affiliate(s) are validly and in compliance with law assigned or transferred to an affiliate not subject to such proceedings;

(c)
If proceedings under any bankruptcy, insolvency, debtor’s relief or similar law are commenced (other than as provided in (b) above) against Depositor or any of its affiliates having any rights or obligations in connection with the products to the Product or the license granted under the License Agreement and such proceeding is not dismissed within [***] unless all such rights or obligation of the Depositor or such affiliate(s) are validly and in compliance with law assign or transferred to an affiliate not subject to such proceedings;

(d)
Depositor or any of its affiliates having any rights or obligations in connection with the products to the Product or the license granted under the License Agreement is liquidated, dissolved or wound-up unless all such rights or obligation of the Depositor or such affiliate(s) are assigned or transferred to an affiliate which has not been so liquidated, dissolved or wound-up;

(e)
If ESOP provides notice of its intent to terminate this Agreement, or this Agreement is otherwise scheduled to expire or terminate, and a replacement escrow agent acceptable to Beneficiary, acting reasonably, is not appointed pursuant to a replacement escrow agreement on substantially the terms hereof (to be executed by Depositor, Beneficiary and the replacement escrow agent) within [***] of such notice or scheduled time (as applicable); or

(f)
Any of the MPA, the License Agreement, or the Escrow Agreement is terminated, rejected, or disclaimed in any bankruptcy or insolvency proceeding (including, without limitation, pursuant to section 365 of the Bankruptcy Code), in each case to the extent not prohibited by law.

2.	Release Work Request.

(a) If a Release Condition provided in 1(b)-(f) has occurred (the “Automatic Release Conditions”), the Deposit Material shall be deemed automatically released by ESOP to Beneficiary and ESOP shall be deemed to be holding the Deposit Material for the benefit of the Beneficiary. Following the occurrence of an Automatic Release Condition, the Beneficiary may submit a Work Request to ESOP (with a copy to the Depositor) stating that an Automatic Release Condition has occurred and requiring the delivery of the Deposit Material deemed to be held for its benefit. Upon receipt of such Work Request, ESOP shall rely on such Work Request and shall on the [***] following receipt of the Work Request deliver the Deposit Material to Beneficiary in accordance with the terms herein unless during such [***] period ESOP receives a certified copy of an order of a court of competent jurisdiction  enjoining or otherwise restricting such release in which case it shall be deemed to be again holding the Deposit Material (or applicable portion thereof) for the benefit of the Depositor. “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in the State of Georgia or in the State of Israel.

(b) If (i) a Release Condition provided in 1(a) has occurred (a “Timed Release Condition”) or (ii) an event has occurred which would result in a Release Condition occurring in the next [***] given the passage of time and failure to cure such event (a “Pending Release Condition”), the Deposit Material shall be deemed automatically released by ESOP to Beneficiary and ESOP shall be deemed to be holding the Deposit Material for the benefit of the Beneficiary. Following the occurrence of Timed Release Condition or Pending Release Condition, as the case may be, the Beneficiary may submit a Work Request to ESOP (with a copy to the Depositor) stating that a Timed Release Condition or Pending Release Condition has occurred, as the case may be, and requiring delivery of the Deposit Material deemed to be held for its benefit. Upon receipt of such Work Request, ESOP shall rely on such Work Request and shall (A) in the case of a Timed Release Condition, on the [***] following receipt of the Work Request deliver the Deposit Material to Beneficiary in accordance with the terms herein and (B) in the case of a Pending Release Condition, [***] following receipt of the Work Request release Deposit Material to Beneficiary in accordance with the terms herein in each case unless during such stated period ESOP receives a copy of receives a certified copy of an order of a court of competent jurisdiction enjoining or otherwise restricting such release in which case it shall be deemed to be again holding the Deposit Material (or applicable portion thereof) for the benefit of the Depositor.

(c) ESOP is entitled to receive any undisputed, unpaid Service Fees due ESOP from the Parties before fulfilling the Work Request to release the Deposit Material.

3.	Right to Use Following Release.

Upon release of the Deposit Material in accordance with this Agreement, Beneficiary has the non-exclusive right and license under this Agreement to use the Deposit Material to develop, produce, operate, maintain, improve, modify, make, use, offer to sell, sell, commercialize, import or otherwise deal with the Product and any other benefits afforded to the Beneficiary by the License Agreement and MPA provided that in respect of any Deposit Material which is not Depositor Proprietary Deposit Material, the rights will be limited to those rights provided to the Beneficiary by the applicable third party as set forth in the Third Party Arrangements.

4.
Reservation of Depositor IP Rights. Notwithstanding anything to the contrary, except as expressly provided herein or under the License Agreement nothing herein contained shall be construed as granting any party any right  title or interest in and to the Deposit Material and/or any Intellectual Property Rights in connection therewith, including without limitation any modifications, enhancements and/or derivatives thereof (by whomever created), all of which shall at all times vest with Depositor and/or its licensors, successors and assigns.

C - 2

Exhibit D

Escrow Deposit Questionnaire

Introduction

From time to time, technology escrow beneficiaries may exercise their right to perform verification services. The services are provided for the purpose of validating relevance, completeness, currency, accuracy and functionality of Deposit Material.

Purpose of Questionnaire

In order for ESOP, or any agent on its behalf, to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.

Instructions

Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion.

General Description

1.	What is the general function of the software to be placed into escrow?

2.	On what media will the source code be delivered?

3.	If the deposit is on magnetic tape media, what tape format (e.g. DAT DDS4, DLT 8000, LTO‐3, etc.) will be used for the deposit?

4.
Again if the deposit is on tape, what operating system and version was used to create the tape and what tools (either native OS or commercial (e.g. Backup Exec, NetBackup, etc.) were used to load the data; if a third party or commercial software tool was used, please specify the vendor and exact version of the tool used.

5.
Will the deposit be in the format of a database/repository of any type of Versioning or Configuration Management Tool (e.g. Visual Source Safe, Clearcase, Perforce, etc.) or will the software in the deposit be in a clear text/native file system format? If a Versioning or CM tool will be necessary to examine any part the deposit contents, please specify the Vendor and tool and exact version used.

6.
Is the software deposit encrypted, including password protected archives, in any way? If so, what tool and version will be used to perform the encryption and will all necessary user ID’s, passwords or encryption keys be provided to support extraction of the software?

7.	What is the total uncompressed size of the deposit in megabytes?

Requirements for the Execution of the Software Protected by the Deposit

1.
What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.); please include any additional peripheral devices that may be necessary to support correct function of the software/system.

2.	What is the minimum number of machines required to completely set up the software sufficient to support functional testing?

3.	What Operating systems and version are required for each machine?

4.
Beyond the operating systems, what additional third party software and tools are required to execute the escrowed software and verify correct operation? Please provide vendor and versions of all third party tools or libraries required to completely configure a system suitable to support functional testing.

5.
If a database of any kind is required to support functional testing of the software, does the escrow deposit contain or can the depositor provide scripts and backups/imports necessary to create a database instance suitable to support functional testing.  (Note: a database containing test data is satisfactory to support functional testing so long as the data is realistic)

6.	Approximately how much time is required to setup and configure a system suitable to support functional testing?

7.	Approximately how much time would be required to perform a set of limited tests once a test system is configured?

8.	Does the escrow deposit contain or can the depositor provide test plans, scripts or procedures to facilitate testing?

9.
With the exception of any database identified above, are any connections to external data sources, feeds or sinks required in order to support the proper functioning of the software and to support testing of the software?

Requirements for the Assembly of the Deposit

1.
Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?) What types of source code make up the escrow deposit (e.g. – C++, Java, etc.).

2.	How many build processes are there?

3.	How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?

4.	What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)

5.	What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?

6.	How many separate deliverable components (executables, share libraries, etc.) are built?

7.	What compilers/linkers/other tools (brand and version) are necessary to build the application?

8.	What, if any, third‐party libraries are used to build the software? Please specify vendor, tool name and exact or minimum required version.

9.
If a database of any kind is necessary to support compilation, is a running instance of the database necessary or is a static instance consisting of the static and shared libraries and/or header files installed by the database sufficient to support compilation?

10.	How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?

11.	Does the escrow deposit contain formal build document(s) describing the necessary steps for build system configuration and compilation?

12.	Do you have an internal QA process? If so, please give a brief description of the testing process.

13.	Please list the appropriate technical person(s) ESOP may contact regarding this set of escrow Deposit Material.

Please provide your technical verification contact information below:

Company
Print Name
Title
Email Address
Street Address
Province/City/State
Postal/Zip Code
Phone Number

For additional information about Technical Verification Services, please contact
ESOP at main@esop.co.il

D - 2

Exhibit E

License Agreement

Exhibit F

Form of Third Party Letter

Exhibit 4.7

CONSENT, WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This CONSENT, WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2023 (the “Amendment Effective Date”), is entered into by and among SatixFy Communications Ltd, a limited liability company organized under the laws of Israel with company registration number 51-613503-5 (the “Borrower”), the lenders party hereto (the “Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of February 1, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of September 13, 2022, as further amended by that certain Waiver and Second Amendment to Credit Agreement, dated as of April 23, 2023, as further amended by that certain Consent, Waiver and Third Amendment to Credit Agreement, dated June 2, 2023 and as further amended, restated or modified from time to time to date, the “Existing Credit Agreement”);

WHEREAS, the Borrower wishes to consummate the MDA Sale Transactions;

WHEREAS, pursuant to Section 6.14 of the Existing Credit Agreement, the Borrower is required to obtain the prior written consent of the Lenders (which consent shall not be unreasonably withheld or delayed) to enter into, amend or permit any amendments to, or terminate or waive any provision of the LOI, the Pre-Purchase Agreement, the MDA Security Documents, and the Definitive Agreements (as defined in the LOI) (the “MDA Requirement”);

WHEREAS, an Event of Default has occurred and is continuing as a result of the Borrower entering into that certain Share Purchase Agreement, dated August 30, 2023, by and between MDA Space Robotics Limited and Borrower in violation of the MDA Requirement (the “Specified Default”);

WHEREAS, the Borrower has requested that the Lenders (i) provide their consent with respect to the Definitive Agreements (as defined in the LOI), (ii) waive the Specified Default, and (iii) make certain amendments to the Existing Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders party hereto, who constitute the Required Lenders, have agreed to (i) consent to the Definitive Agreements (as defined in the LOI), (ii) waive the Specified Default, and (iii) make certain amendments to the Existing Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1          Definitions; Interpretation.

(a)          Defined Terms.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

(b)          Interpretation.  The rules of interpretation set forth in Section 1.02 and Section 1.03 of the Existing Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2          Consents and Waiver.

(a)          Subject to the conditions set forth herein (including the occurrence of the conditions in Section 4 of this Amendment), the Lenders hereby approve of the Definitive Agreements (as defined in the LOI), and the execution and delivery of this Amendment shall evidence the written approval of the Definitive Agreements by the Lenders to the Administrative Agent.

(b)          Effective upon the Amendment Effective Date, the Administrative Agent and the Lenders party hereto hereby waive the Specified Default.  The waiver in this Section 2 shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Amended Credit Agreement (as defined below) or any other Loan Document, which terms and conditions shall continue in full force and effect.

SECTION 3          Amendments to the Existing Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment:

(a)          Section 5.01(k) of the Existing Credit Agreement is amended to add the words “Prior to the consummation of the MDA Sale Transactions” prior to the words “by 5:00 pm”;

(b)          Article VII of the Existing Credit Agreement is amended by: (i) deleting the word “or” from clause (l) thereof, (ii) adding the word “or” at the end of clause (m) thereof and (iii) adding new clause (n) thereto as follows:

“(n)          (i) any material breach of, or “Event of Default” or similar event under, any Definitive Agreement (as defined in the LOI) or any MDA Security Document shall occur, or (ii) any event or condition occurs (x) that results in any of the obligations under any Definitive Agreement (as defined in the LOI) or any MDA Security Document becoming due prior to its scheduled maturity or (y) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such obligations or any trustee or agent on its or their behalf to cause such obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;” and

(c)            Section 5(b) of the Third Amendment is hereby deleted.

SECTION 4          Conditions of Effectiveness.  The effectiveness of Section 2 and Section 3 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)          Amendment.  The Administrative Agent shall have received this Amendment, executed by the Administrative Agent, the Lenders and the Borrower.

(b)         Acknowledgement and Reaffirmation and Supplemental Documents.  The Administrative Agent shall have received an Acknowledgement and Reaffirmation dated as of the Amendment Effective Date, executed by each Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.  The Administrative Agent shall have received (i) the First Supplement to Grant of Security Interest in Patent Rights, executed by the Administrative Agent, Satixfy Israel and SatixFy UK Limited, (ii) the Security Agreement Supplement, executed by the Administrative Agent and the Loan Parties, (iii) the First Amendment to SatixFy Israel Debenture (Fixed Charge), executed by Satixfy Israel and the Administrative Agent, and (iv) the First Amendment to SatixFy Israel Debenture (Floating Charge), executed by Satixfy Israel and the Administrative Agent.

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(c)          Registration Forms.  The Administrative Agent shall have received the registration forms required by the Israeli Registrar of Companies (“Forms 10”) in respect of the documents listed in Sections 4(b)(i) through (iv) and all other documents and forms required in order to register the First Amendment to SatixFy Israel Debenture (Fixed Charge) at the Israeli Registry of Patents, in each case in form and substance satisfactory to the Administrative Agent and the Required Lenders.

(d)          Closing Certificate.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated the Amendment Effective Date (i) certifying as to the matters set forth in Section 4(e) of this Amendment, (ii) attaching true and correct copies of the Definitive Agreements and the MDA Security Documents (in each case other than the LOI and the Pre-Purchase Agreement), duly executed by all parties thereto, and (iii) a copy of the resolutions of the Board of Directors of the Borrower and Satixfy Israel, in each case of this clause (iii), approving and authorizing the execution, delivery and performance of this Amendment and evidencing that the signator(ies) to the Loan Documents executed by the Borrower and Satixfy Israel in connection with this Amendment, including, without limitation, the documents described in Section 4 hereof, were authorized to do the same, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

(e)          Representations and Warranties; No Default.  Immediately after giving effect to this Amendment:

(i)          the representations and warranties contained in Article III of the Existing Credit Agreement (as amended by this Amendment, the “Amended Credit Agreement”) and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date); and

(ii)          there exists no Default or Event of Default.

(f)          Costs and Expenses.  The Borrower shall have paid in immediately available funds, all costs and expenses of the Administrative Agent and the Lenders party hereto, and the fees and disbursements of counsel to the Administrative Agent and the Lenders party hereto, in each case pursuant to Section 9.03(a) of the Amended Credit Agreement.

SECTION 5          Post-Closing.

(a)          Within one (1) Business Day of the Amendment Effective Date, the Borrower shall, or shall have caused to be delivered to the Administrative Agent that certain Notice, delivered by SatixFy UK Limited to the Administrative Agent and acknowledged by MDA Digital Communications Ltd. (f/k/a SatixFy Space Systems UK Limited), MDA Ltd., and MacDonald, Dettwiler and Associations Corporation.

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(b)          Within five (5) Business Days of the Amendment Effective Date, the Borrower shall have delivered to Herzog, Fox & Neeman original signature pages to (i) the documents listed in Section 4(b)(i) and (ii) above and (ii) the Forms 10 and the other documents described in Section 4(c) above.

(c)           By December 31, 2023, the Borrower shall have delivered to the Required Lenders a business plan for the Borrower’s fiscal year 2024 that (i) has been approved by the Borrower’s Board of Directors, (ii) is consistent with the Borrower’s focus on the core development of Products (as defined in the LOI), and (iii) is reasonably satisfactory to the Lenders.

(d)          Notwithstanding anything herein or in any other Loan Document to the contrary, the failure of the Borrower to satisfy any of the obligations in this Section 5 within the time period set forth herein shall automatically result in an Event of Default (unless such time period is extended by the Administrative Agent in its sole discretion at the request of the Required Lenders).

SECTION 6          Miscellaneous.

(a)          Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and the Administrative Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  The Borrower hereby reaffirms the grant of security under Section 3 of the Security Agreement and any other applicable Security Document and hereby reaffirms that such grants of security in the Collateral secures all Secured Obligations (as defined in the Security Agreement) under the Amended Credit Agreement and the other Loan Documents.

(b)          Conditions.  For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.  The Lenders signatory to this Amendment constitute Required Lenders for all purposes of this Amendment.

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(c)          Release.  In consideration of the agreements of Administrative Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, on behalf of itself, the other Loan Parties and its and their successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and its and their successors and assigns, and its and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, the Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower, any other Loan Party or any of its or their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Existing Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”).  The Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  The Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Without the generality of the foregoing, the Borrower hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party.  The Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims.  The Borrower acknowledges that the Release constitutes a material inducement to Administrative Agent and the Lenders to enter into this Amendment and that Administrative Agent and the Lenders would not have done so but for Administrative Agent’s and the Lenders’ expectation that the Release is valid and enforceable in all events.  Notwithstanding the foregoing Section 6(c), nothing in this Amendment is intended to, and shall not, release the Borrower’s rights and obligations under this Amendment or bar the Borrower from seeking to enforce or effectuate this Amendment.

(d)          No Reliance.  The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)          Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)          Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(g)          Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably and unconditionally agrees that Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Existing Credit Agreement are incorporated herein mutatis mutandis.

(h)          Headings and Recitals.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.  The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

(i)          Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

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(j)          Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(k)         Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(l)           Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(m)         Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SATIXFY COMMUNICATIONS LTD,
as Borrower

By:	/s/ Yoav Leibovitch
Name: Yoav Leibovitch
Title:

By:	/s/ Oren Harari
Name: Oren Harari
Title:

[Signature Page to Consent, Waiver and Fourth Amendment to Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

FP CREDIT PARTNERS II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner By: FP Credit Partners GP II Management, LLC Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

[Signature Page to Consent, Waiver and Fourth Amendment to Credit Agreement]

FP CREDIT PARTNERS PHOENIX II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner
By: FP Credit Partners GP II Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

FP CREDIT PARTNERS AIV, L.P.,
as a Lender
By: FP Credit Partners GP, L.P. Its: General Partner
By: FP Credit Partners GP Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to Consent, Waiver and Fourth Amendment to Credit Agreement]

FP CREDIT PARTNERS PHOENIX AIV, L.P.,
as a Lender
By: FP Credit Partners GP, L.P. Its: General Partner
By: FP Credit Partners GP Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to Consent, Waiver and Fourth Amendment to Credit Agreement]

ACKNOWLEDGMENT AND REAFFIRMATION

[_], 2023

By its execution hereof, each Subsidiary Guarantor hereby expressly (a) represents and warrants that (i) it has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform this Acknowledgment and Reaffirmation, (ii) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Acknowledgment and Reaffirmation, (iii) this Acknowledgment and Reaffirmation has been duly executed and delivered on behalf of such Subsidiary Guarantor, and (iv) this Acknowledgment and Reaffirmation constitutes a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (b) consents to the Consent, Waiver and Fourth Amendment to Credit Agreement dated as of the date hereof, by and among SatixFy Communications Ltd, a limited liability company organized under the laws of Israel with company registration number 51-613503-5, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent for the lenders (the “Amendment”; all capitalized undefined terms used herein shall have the meanings assigned in the Amendment and if not defined in the Amendment, shall have the meanings assigned thereto in the Amended Credit Agreement (as defined in the Amendment)) and (c) acknowledges that the covenants, representations, warranties and other obligations set forth in the Amended Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect.  In furtherance of the foregoing, each Subsidiary Guarantor (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, (ii) agrees that the Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents, (iii) reaffirms its guarantee of the Guaranteed Obligations, as set forth in that certain Guaranty dated as of February 1, 2022 and (iv) irrevocably and unconditionally agrees that Sections 6(c), (f) and (g) of the Amendment are incorporated herein mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Acknowledgement and Reaffirmation, as of the date first above written.

SATIXFY ISRAEL LTD,
as a Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

SATIXFY UK LIMITED,
as a Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

SATIXFY SPACE SYSTEMS UK LTD,
as a Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

Exhibit 99.1

SatixFy Announces Completion of Strategic $60 Million
Transaction with MDA

Rehovot, Israel, October 31, 2023. SatixFy Communications Ltd. (“SatixFy”) (NYSE AMERICAN: SATX), a leader in next-generation satellite communication systems based on in-house-developed chipsets, today announced the completion of the previously announced $60 million transaction with MDA Ltd. (“MDA”) (TSX: MDA), a leading provider of advanced technology and services to the rapidly expanding global space industry.

In line with the original agreement, MDA acquired Satixfy’s digital payload division and UK subsidiary for $40 million and paid an additional $20 million in advanced payments under new commercial agreements (which includes the previous $10 million advanced payment made in June) to be applied to future orders of space grade chips. SatixFy continues to retain all its related ASIC intellectual property and new chips’ development to support the growing market.

The strategic transaction also establishes deep cooperation between SatixFy and MDA to utilize SatixFy’s revolutionary digital payload chip-based technology for advanced digital satellite payloads and is expected to open up SatixFy’s solutions to broader markets and new customers. The strategic transaction is in line with SatixFy’s strategy to focus on being a top leading technology provider to satellite payload design companies, with its unique offering of multi-beam forming and beam-hopping, using its on-board-processing radiation-hardened chipsets.

Nir Barkan, Acting CEO of SatixFy, commented, “The closing of this landmark transaction for SatixFy with MDA, is a major achievement for us. It demonstrates our market leadership and lead in innovation for space-grade chip technology for next-generation satellites. We recently took the strategic decision to focus on being a top technology provider to satellite payload design companies, offering the development of groundbreaking radiation-hardened chipsets, supporting multi-beam digital antennas and on-board processing for the space industry. The conclusion of this transaction with MDA is a strong step forward in this strategy. MDA has been a steadfast SatixFy customer, and we look forward to deepening the collaboration between MDA and SatixFy into new areas. Furthermore, we expect the transaction will allow us to broaden and grow our chipset sales throughout the satellite digital-payload market. Since announcing the transaction, we are seeing increased interest from many industry players. This indicates to us that our new strategy is on the right track, and we believe will to lead to long-term growth in this evolving and expanding market segment.”

About SatixFy

SatixFy develops end-to-end next-generation satellite space and ground communications systems, including satellite multi beam digital antennas, user terminals and modems, based on powerful chipsets that it develops in house.

SatixFy’s products include modems that feature Software Defined Radio (SDR) and Fully Electronically Steered Multi Beam Antennas (ESMA) that support the advanced communications standard DVB-S2X. SatixFy’s innovative ASICs improve the overall performance of satellite communications systems, reduce the weight and power requirements of terminals and payloads, and save real estate for gateway equipment. SatixFy’s advanced VSATs and multi-beam fully electronically steered antenna arrays are optimized for a variety of mobile applications and services, using LEO, MEO and GEO satellite communications systems, for aero/in-flight connectivity systems, high-end communications-on-the-move applications, and more.

SatixFy is headquartered in Rehovot, Israel with additional offices in the UK, US and Bulgaria.

For more information, please refer to www.SatixFy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to a variety of factors, including, but not limited to, those identified under the section titled “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F, filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023 (the “20-F”), and SatixFy’s other filings with the SEC from time to time. These risks and uncertainties include, but are not limited to, the following: SatixFy has limited capital currently available and will need to raise additional capital in the immediate future to fund its operations and develop its technology and chips and satellite communications systems; SatixFy may be unable to raise sufficient capital on favorable or acceptable terms, if at all, and make the necessary investments in technology development; the risk that the transaction with MDA, for the sale of all of the outstanding ordinary shares of SatixFy Space Systems UK Ltd. (“SatixFy Space Systems”) will not yield some or all of the expected benefits of the transaction to SatixFy; the risks associated with the potential loss of revenue resulting from the sale of SatixFy Space Systems; the risk that SatixFy will be unable to perform its contractual commitments to MDA and its affiliates, which could result in, among other things, limitations on its ability to use or dispose of its intellectual property related to its space grade chips and/or the obligation to repay to MDA significant amounts advanced by MDA; the risk that the transaction will not give SatixFy a significant competitive advantage or open up its products to broader markets and new customers; the risk that the transaction will not to lead to increased collaboration between MDA and SatixFy;  the risk that the transaction will not represent a strong step forward in the commercialization of SatixFy’s technology, increase SatixFy’s chipset sale into satellite digital payloads or lead to SatixFy’s long-term growth in this market segment; and the risk that SatixFy will not expand its ground terminals and chipset offering to the satellite communication markets; SatixFy is an early stage company with a history of losses, has generated less revenues than its prior projections, and has not demonstrated a sustained ability to generate predictable revenues or cash flows and may not generate revenue as expected.

Contacts

Investor Contact:
Kenny Green & Ehud Helft, EK Global IR, satixfy@ekglobal.com

Media Contact:
Helena Itzhak / Aviv Sax Nahamoni, info@satixfy.com

SAT-COM

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